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2023

PROXY STATEMENT

Annual Meeting of Shareholders

May 2, 2023 at 10:00 a.m.
Eastern Daylight Time

The Westin Hotel
110 Ocean Way
Jekyll Island, GA 31527

A Letter from Omnicom’s Lead Independent Director

To My Fellow Shareholders:

On behalf of the Board of Directors, we thank you for your investment in Omnicom. This past year, the leadership team truly demonstrated its proficiency in evolving and expanding our capabilities, investing in best-in-class talent, and continuing to progress toward a more inclusive and diverse community. It is my pleasure to highlight the ways in which management and the Board continued to deliver value and provide strong oversight of key focus areas for our shareholders.

I would also like to take this opportunity to share that I will be stepping down as Omnicom’s Lead Independent Director at the end of this calendar year. It has been an honor to serve in this role, through which I have had the privilege to oversee the process that led to meaningful refreshment on the Board over several years through the onboarding of new directors, including most recently Patricia Salas Pineda and Mark D. Gerstein. I have enjoyed working closely with our CEO, John Wren, as well as the management team and my fellow directors as we took action to successfully position Omnicom as a leader in an evolving industry. I am proud of the many achievements realized during my tenure as Lead Independent Director, which are highlighted below. As I will have served as Omnicom’s Lead Independent Director for eight years by the end of 2023, I have decided that it’s time to transition the responsibilities to another member of the Board. I look forward to my continued service on the Board and to working closely with the next Lead Independent Director to facilitate a smooth succession process. I am confident that our leadership structure, including this robust Lead Independent Director role, will enable Omnicom to continue to create sustainable, long-term value for our shareholders.

Execution of Strategic and Operational Initiatives. Under the leadership of our CEO, John Wren, and oversight of our Board, Omnicom consistently executed on key initiatives in 2022 including advancing our service offerings and hiring and retaining the best talent. We continued to drive success for clients through the expansion of our capabilities in ecommerce and high-growth digital areas which included collaborations with key players in the ecommerce space such as Amazon, Instacart, Kroger and Walmart, as well as through our acquisition of multiple digital innovation agencies. We also continued to invest in talent at the C-suite, senior leadership levels, and across our enterprise, and created new positions where we identified an area that could be best served with a central oversight function. This led to the newly established roles of Chief Strategy Officer, Chief Client Officer, Chief Data Privacy Officer, and Chief Marketing Officer in 2022. Best-in-class talent is what continues to differentiate Omnicom and define our business, and the newly appointed individuals bring key skills and leadership expertise to accelerate growth.

Board Composition and Refreshment. Our current Board composition reflects a multi-year transformation to ensure that the Omnicom Board has the optimal mix of skills, experience, and diversity to align with, and provide effective oversight of, Omnicom’s strategic priorities. Six of our ten nominees this year are female, four are African American, and one is Latina. Additionally, all Board leadership positions are currently held by gender and/or ethnically diverse directors. Our two newest directors, Ms. Pineda and Mr. Gerstein, strengthen our collective Board skillset by contributing to key areas identified through our evaluation process. Their legal and regulatory expertise enhances our Board’s ability to effectively evaluate and manage risk, and their fresh perspectives have already contributed to robust dialogue in the Boardroom.

Continued Commitment to Shareholder Engagement and Responsiveness. Shareholder engagement remains an essential part of our Board’s and management’s evaluation process, and we value our shareholders’ perspectives on all topics, including governance practices and ESG policies and disclosures. Omnicom has a long-standing track record of incorporating shareholder perspectives into the Board’s discussions and decision-making process, and in 2022 we specifically sought input from shareholders on our Board leadership structure. Shareholders provided strong support for our planned transition for the Lead Independent Director role and the Board’s ability to maintain flexibility to determine the appropriate Board leadership structure. We look forward to continued engagement with our shareholders on these and other topics in the coming year.

Promoting a Diverse and Inclusive Workplace. At Omnicom, we continue to approach Diversity, Equity and Inclusion (DE&I) through leadership, accountability, and transparency. In 2022, we made progress on all fronts as part of our OPEN 2.0 Initiative: We further expanded our DE&I team, measured and tracked progress against five key performance indicators (KPIs) to advance diverse representation and development, and released our inaugural standalone DE&I Report.

Progress on Corporate Responsibility Initiatives and Disclosures. Omnicom’s corporate responsibility focus areas are at the center of our strategic and business decisions. As such, the Board’s Governance Committee oversees various corporate responsibility-related initiatives, and management is held accountable for progress on our focus areas through compensation considerations. We are continuing to explore ways to lessen our impact on the environment, including through strong commitments to reduce carbon emissions submitted to the Science Based Targets initiative this year. Our efforts to enhance transparency are reflected in our Corporate Responsibility Report, which contains information on initiatives and progress against key goals, including disclosure of Scope 1, 2 and 3 emissions.

Thank you for your continued investment in Omnicom and consideration of these important matters. I am eager to see the progress Omnicom makes in 2023 as the Board coordinates with management on its execution of strategies to create value for our shareholders.

Leonard S. Coleman, Jr.

Lead Independent Director

2 2023 Proxy Statement

NOTICE OF 2023 ANNUAL MEETING OF
SHAREHOLDERS

Subject:

1.   Elect the directors named in the Proxy Statement accompanying this notice to Omnicom Group Inc.'s (the “Company’s”) Board of Directors (the “Board”) to serve until the Company’s 2024 Annual Meeting of Shareholders or until the election and qualification of their respective successors.

2.   Vote on an advisory resolution to approve executive compensation.

3.   Vote on an advisory basis on the frequency of future advisory resolutions to approve executive compensation.

4.   Ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2023.

5.   Vote on the shareholder proposal described in the Proxy Statement, if properly presented at the 2023 Annual Meeting of Shareholders.

The Board unanimously recommends that you vote:

■    FOR each of the director nominees;

■    FOR the advisory resolution to approve executive compensation;

■    FOR a frequency of every ONE YEAR for future shareholder advisory resolutions to approve executive compensation;

■    FOR the ratification of the appointment of KPMG LLP as our independent auditors; and

■    AGAINST the shareholder proposal described in the Proxy Statement.

Shareholders will also transact any other business that is properly presented at the meeting. At this time, we know of no other matters that will be presented.

In accordance with the rules promulgated by the U.S. Securities and Exchange Commission, we sent a Notice of Internet Availability of Proxy Materials on or about March 23, 2023, and provided access to our proxy materials on the Internet, beginning on March 23, 2023, to the holders of record and beneficial owners of our common stock as of the close of business on the record date.

Please sign and return your proxy card or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented at the 2023 Annual Meeting of Shareholders, whether or not you plan to attend. If you do attend, you will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted.

Additional information about the meeting is included below in the Proxy Statement in the section entitled “Information About Voting and the Meeting.”

Meeting Date: Tuesday, May 2, 2023 Time: 10:00 a.m. Eastern Daylight Time Place: The Westin Hotel 110 Ocean Way Jekyll Island, GA 31527 Record Date: March 13, 2023

Louis F. Januzzi Secretary New York, New York March 23, 2023
www.omnicomgroup.com	3

PROXY SUMMARY

This summary highlights selected information about the items to be voted on at the 2023 Annual Meeting of Shareholders (or “2023 Annual Meeting”). This summary does not contain all of the information that you should consider in deciding how to vote. You should read the entire Proxy Statement carefully before voting.

Meeting Agenda and Voting Recommendations

ITEM 1: Election of Directors

The Board recommends a vote FOR each of the director nominees.

■    We have conducted a comprehensive evaluation of director skill sets to ensure that each director’s unique qualifications and attributes collectively support the oversight of Omnicom’s management.

■    Diversity is a core value at every level of our organization. A majority of our director nominees are female, four are African American and one is Latina. The Audit, Compensation and Finance Committees are all Chaired by female directors, and the Chair of the Governance Committee is African American.

■    Nine of Omnicom’s 10 director nominees are independent, and each of the Audit, Compensation, Governance and Finance Committees is comprised solely of independent directors.

■    Each of our directors is elected annually by a majority of votes cast.

See page 12 for further information

DIRECTOR NOMINEES

Name and Age	Principal Occupation	Director Since	Omnicom Committees	Other Current Public Company Boards
Mary C. Choksi, (I), 72	Former Founding Partner and Senior Managing Director, Strategic Investment Group	2011	A (Chair) C	■ White Mountains Insurance Group, Ltd.
Leonard S. Coleman, Jr. (I), 74 Lead Independent Director	Former President, National League of Professional Baseball Clubs	1993	C G (Chair)	■ Hess Corporation
Mark D. Gerstein, (I), 63	Former Partner, Latham & Watkins LLP	2022	F
Ronnie S. Hawkins, (I), 54	Partner, Global Infrastructure Partners	2018	F G
Deborah J. Kissire, (I), 65	Former Vice Chair and Regional Managing Partner, EY	2016	A F (Chair)	■ Cable One, Inc. ■ Axalta Coating Systems Ltd. ■ Celanese Corporation
Gracia C. Martore, (I), 71	Former President and Chief Executive Officer, TEGNA Inc.	2017	A C (Chair)	■ WestRock Company ■ United Rentals, Inc.
Patricia Salas Pineda, (I), 71	Former Group Vice President of Hispanic Business Strategy, Toyota Motor North America	2022	G	■ Levi Strauss & Company ■ Frontier Group Holdings, Inc. ■ Portland General Electric
Linda Johnson Rice, (I), 65	Chief Executive Officer, Johnson Publishing Company	2000	C G	■ Enova International, Inc.
Valerie M. Williams, (I), 66	Former Southwest Assurance Managing Partner, EY	2016	A F	■ Devon Energy Corporation ■ DTE Energy Co.
John D. Wren, 70	Chairman and Chief Executive Officer, Omnicom	1993
(I): Independent	A: Audit	C: Compensation	F: Finance	G: Governance
4 2023 Proxy Statement

PROXY SUMMARY

Board Nominees Snapshot

Independence	Gender Diversity

Committee Chair Diversity	Ethnic Diversity

Current Tenure of 2023 Nominees

2
4
1
3
0-4 Years
5-9 Years
10-15 Years
> 15 Years

Experience and Skills
Our director nominees are accomplished leaders who bring a mix of experiences and skills to the Board.

Our Board has identified skill categories fundamental to its ability to effectively oversee Omnicom’s strategy and management, and undertakes a comprehensive evaluation to ensure these skills are well represented on the Board.

Two members of the Board were appointed in 2022 as part of our continued refreshment process to bring fresh perspectives and relevant legal and regulatory expertise which strengthens our Board’s ability to effectively oversee management’s execution against business strategy.

See pages 13 and 14 for further information.
www.omnicomgroup.com	5

PROXY SUMMARY

GOVERNANCE HIGHLIGHTS

The Board has adopted, and periodically reviews, policies and procedures to guide it in its oversight responsibilities. These policies and procedures provide a framework for the proper operation of our Company and align with shareholders’ interests.

Shareholder Rights	Independent Oversight	Good Governance

  Annual election of all directors

  Majority voting standard in uncontested elections

  Proxy access rights consistent with overwhelming market practice

  Right to call a special meeting of the Board with 10% ownership threshold

  Longstanding shareholder engagement program and history of responsiveness to shareholder feedback

  Engaged Lead Independent Director with clear and robust responsibilities, which were further expanded this year

  Lead Independent Director succession process underway

  All directors are independent except the Chairman, who also serves as CEO

  Executive sessions of our independent non-management directors are conducted on a regular basis

  All Board committees are comprised solely of independent directors

  Comprehensive oversight of strategy and risk, including oversight of environmental, social and governance (“ESG”) strategy and risk

  Annual Board and committee evaluations and skill set assessment

  Director orientation and continuing education

  Strong equity ownership requirement for executives and directors (3x to 6x base salary for executives; 5x annual cash retainer for directors)

  Robust processes for confidential and anonymous submission by employees of concerns regarding accounting or auditing matters, as well as potential violations of our Code of Business Conduct or Code of Ethics for Senior Financial Officers

SHAREHOLDER ENGAGEMENT

Ongoing shareholder engagement is a priority for our Board and management team. In the fall of 2022, we reached out to shareholders holding 65% of our outstanding shares with an invitation to engage. We spoke to every shareholder that accepted our invitation, which represented an aggregate of 25% of our outstanding shares. As in prior years, Mr. Coleman, our Lead Independent Director, was an active participant in select shareholder meetings. Broad topics discussed included:

■    Company strategy and performance

■    Board composition, refreshment and leadership

■    Lead Independent Director responsibilities and succession planning

■    Management succession planning

■    Executive compensation program

■    DE&I efforts across the organization

■    Environmental sustainability initiatives

■    Human capital management initiatives

■    Governance practices

■    Lobbying and political spending policies and disclosures

6 2023 Proxy Statement

PROXY SUMMARY

We have made a number of changes in recent years in response to the feedback we have received from our ongoing shareholder engagement efforts, which management regularly reviews with the Board, including:

Topics discussed with shareholders	Board and management actions in response to feedback

Board Leadership – A large majority of our shareholders indicated they are supportive of the Board’s thoughtful approach to its leadership structure given our strong Lead Independent Director role, the critical nature of client-chairman relationships in our professional services business, and the complex nature of our rapidly changing industry.

■    The role and responsibilities of our Lead Independent Director are robust and clearly defined, and the Board further strengthened the Lead Independent Director role this year by enhancing existing responsibilities and codifying additional responsibilities.

■    Mr. Coleman has determined to step down from the Lead Independent Director role at the end of 2023, and the Board is currently conducting a Lead Independent Director succession process.

■    Our Lead Independent Director is elected by the independent directors annually.

■    The Board continues to evaluate its leadership structure on an ongoing basis to ensure its structure is in the best interest of shareholders.

Board Refreshment – Shareholders are pleased with the level of progress we have shown to meaningfully refresh and further diversify our Board.

■    The Board has implemented a thoughtful approach to refreshment, including adoption of a mandatory retirement policy, which fosters a smooth transition.

■    Six of our nine independent director nominees have been appointed since 2016, including two appointed in 2022.

■    The Board anticipates continued Board refreshment on an ongoing basis.

Director Skill Sets – Shareholders support the diverse aggregation of skills represented by the members of our Board, and appreciate the deliberate director skill set analysis undertaken by the Board to inform the director recruitment process.

■    The Board continues its search for qualified director candidates, with ongoing assistance from a third-party search firm.

■    The current mix of director skills provides effective oversight of management, with those skill categories with the highest levels of director experience, namely Talent Management, Finance & Accounting, and Risk Management & Controls, aligning with the Company’s top priorities and critical areas of oversight that shareholders expect to see represented on the Board.

■    The appointment of both Mark D. Gerstein and Patricia Salas Pineda to the Board in 2022 brings fresh perspectives and complementary skills to the Board’s overall mix, including the highest level of Legal/Regulatory experience.

■    The Board conducted a deliberate director skill set analysis and has identified and discussed with shareholders certain director skill categories that it intends to prioritize with respect to prospective director candidates.

Executive Compensation – Shareholder response to changes implemented by the Compensation Committee to our executive compensation program for 2022 (which were aimed at further strengthening pay and performance alignment and motivating executives against key focus areas) has been overwhelmingly positive.

■    For fiscal year 2022, the Compensation Committee increased the weight of internal (i.e. Omnicom-specific) performance metrics to 40% (from 25% for 2021) to increase alignment between Company financial performance and pay outcomes. For fiscal year 2022, the Compensation Committee also (i) decreased weighting of qualitative metrics to 20% (from 25% for 2021) and peer metrics to 40% (from 50% for 2021) and (ii) added qualitative factors that focus on human capital management and employee training initiatives. These actions took into account feedback received during our robust shareholder outreach process.

■    These enhancements build off the changes the Compensation Committee implemented to our executive compensation structure in fiscal year 2020 to further align pay with performance, further promote accountability for progress on our DE&I initiatives, environmental sustainability and corporate values and integrity and make our executive compensation program more consistent with our peer group companies.

www.omnicomgroup.com	7

PROXY SUMMARY

Topics discussed with shareholders	Board and management actions in response to feedback

DE&I and Corporate Responsibility – Shareholders appreciate the importance we place on DE&I and corporate responsibility, including steps taken to move towards achieving systemic equity throughout Omnicom, and enhancements made to our diversity and corporate responsibility disclosures.

■    We provided additional diversity disclosures for our U.S. workforce in 2022, publishing our first standalone DE&I Report, and are committed to continuing this level of disclosure going forward.

■    We are progressing against KPIs measuring advancement under OPEN 2.0, a plan comprised of eight Action Items that builds on the DE&I progress that we have made thus far to achieve our ultimate goal: systemic equity throughout Omnicom.

■    We published our Equal Employment Opportunity Employer Information Report (“EEO-1 Report”) on our website this year, reflecting demographic data for 2022, and are committed to continuing this level of disclosure going forward.

■    We incorporated reporting informed by the Sustainability Accounting Standards Board’s guidance for the Advertising and Marketing industry into our sustainability reporting efforts in 2022, and are committed to continuing this reporting.

■    After committing to join the Science Based Targets Initiative (SBTi) in 2021, Omnicom has submitted a near-term Scope 1, 2 and 3 emissions reduction goal for validation by the SBTi, which audits participating companies on their emissions goals and evaluates whether they are in-line with the global mandate to keep the planet’s warming below 1.5°C.

■    Omnicom does not make political contributions at the holding company level, and we disclosed that Omnicom and its agencies made no U.S. political contributions in 2020, 2021, and 2022.

■    We enhanced our trade association membership disclosures last year to include payments to U.S. trade associations that received more than $50,000 in Omnicom dues or contributions, and the amount of such dues or contributions that those trade associations used for lobbying or political activity payments.

We appreciate the insights and perspectives of our shareholders, which were discussed among the full Board.

ITEM 2: Advisory Resolution to Approve Executive Compensation

The Board recommends a vote FOR this voting item.

■    We closely tie pay to current and long-term Company performance;

■    We maintain a high degree of variable “at-risk” compensation;

■    We establish challenging quantitative performance metrics that align with our business strategy, which determine 80% of our 2022 Annual Cash Incentive Award;

■    We determine 20% of our 2022 Annual Cash Incentive Award by assessing certain qualitative performance metrics, including DE&I, corporate responsibility and integrity (which includes environmental sustainability, human capital management and employee training initiatives), and our responses to ongoing COVID-19 challenges; and

■    We sustain competitive compensation levels.

See page 40 for further information

8 2023 Proxy Statement

PROXY SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

In determining the Annual Cash Incentive Award for performance in 2022, the Compensation Committee decreased (compared to 2021) the weighting of qualitative metrics to 20% from 25%, and peer metrics to 40% from 50% (and made a corresponding increase in the weight of internal metrics to 40% from 25%), in order to increase alignment between Company (i.e. internal) financial performance and pay outcome. These changes return the weighting of our metrics to similar weightings that were in place pre-COVID-19. Finally, the Compensation Committee desired to further promote accountability for progress on our DE&I initiatives, corporate responsibility and integrity (including environmental sustainability) measures and the management of the ongoing challenges of COVID-19. In addition, the Compensation Committee added human capital management and employee training initiatives to the qualitative performance measures considered in determining the 2022 Annual Cash Incentive Award.

The chart below outlines the changes to the metrics used in determining our Annual Cash Incentive Award for 2022. The program is discussed in greater detail below in the section entitled “Calculation of Annual Cash Incentive Award” on page 54.

Metrics to calculate 2021 Annual Cash Incentive Award	Metrics to calculate 2022 Annual Cash Incentive Award

50% Peer Metrics (performance vs. peers):

■    Return on equity, organic growth, operating profit margin, organic growth plus operating profit margin

25% Performance Metrics (performance vs. internal OMC targets):

■    Diluted EPS growth, EBITA margin, organic growth

25% Qualitative Metrics:

■    Responses to COVID 19 challenges;
diversity, equity and inclusion;
environmental sustainability and
corporate values and integrity

40% Peer Metrics (performance vs. peers):

■    Return on equity, organic growth, operating profit margin, organic growth plus operating profit margin

40% Performance Metrics (performance vs. internal OMC targets):

■    Diluted EPS growth, EBITA margin, organic growth

20% Qualitative Metrics:

■    Responses to COVID 19 challenges; diversity, equity and inclusion; environmental sustainability; human capital management and employee training; and corporate values and integrity

Compensation Best Practices

  Emphasis on performance-based compensation

  Executive and director stock ownership guidelines (6x base salary for Chairman and CEO and for President and COO; 3x base salary for CFO; 5x annual cash retainer for directors)

  Policy adopting equity grant best practices

  Compensation forfeiture/clawback policy

  Policy prohibiting hedging of Company equity securities

  Policy prohibiting pledging and margin transactions

www.omnicomgroup.com	9

PROXY SUMMARY

ITEM 3: Advisory Vote on the Frequency of Future Advisory Resolutions to Approve Executive Compensation
The Board recommends a vote for a frequency of every ONE YEAR on this voting item.
See page 75 for further information

ITEM 4: Ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2023
The Board recommends a vote FOR this voting item.
See page 76 for further information

ITEM 5: Shareholder Proposal Regarding an Independent Board Chairman
The Board recommends a vote AGAINST this voting item.
See page 78 for further information

10 2023 Proxy Statement

www.omnicomgroup.com	11

PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

Omnicom Board of Directors

The Board of Directors (“Board”) of Omnicom Group Inc., a New York corporation (“Omnicom,” the “Company,” “we,” “us” or “our”), currently consists of 10 directors: nine independent directors, and John D. Wren, our Chairman and Chief Executive Officer. Each director stands for election annually and is elected by a majority of votes cast (in an uncontested election). Our Board values the views of our investors regarding board composition and, in response to investor input, has made board refreshment a priority.

■    Our Board succession planning process has resulted in six of our nine independent director nominees having been appointed since 2016, bringing important and complementary skills to the Board’s overall composition.

   Patricia Salas Pineda, the former Group Vice President of Hispanic Business Strategy for Toyota Motor North America, Inc., joined our Board and Governance Committee in February 2022.

   Mark D. Gerstein, a former Partner at Latham & Watkins LLP, was appointed to our Board and Finance Committee in May 2022.

      Four additional independent directors have joined our Board since 2016, reflecting robust Board refreshment and contributing new director skills and perspectives to our Board.

■    The Board anticipates appointing additional independent directors on an ongoing basis.

As we continue our ongoing Board refreshment, we remain focused on ensuring a smooth transition and onboarding process for new directors.

DIRECTOR TENURE

A balanced mix of fresh perspectives and institutional knowledge enables strong Board oversight of management. The 2023 director tenure chart below illustrates this balance and reflects the meaningful board refreshment that has been underway over the last several years.

Current Tenure of 2023 Nominees

12 2023 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

QUALIFICATIONS OF THE MEMBERS OF THE BOARD

In determining the nominees for the Board, our Governance Committee considers the criteria outlined in our Corporate Governance Guidelines including a nominee’s independence, his or her background and experience in relation to other members of the Board, and his or her ability to commit the time and focus required to discharge Board duties. In addition, our Governance Committee considers the composition of the Board as a whole and diversity in its broadest sense, including persons diverse in gender and ethnicity as well as diversity of viewpoints, ages, and professional and life experiences. The Governance Committee considers a broad spectrum of skills and experience to ensure a strong and effective Board and nominees are neither chosen nor excluded solely or largely based on any one factor.

Our Board seeks to align our directors’ collective expertise with those areas most important to strong oversight of management at Omnicom. Accordingly, we periodically evaluate Board composition to help inform Board succession planning efforts, maintain close alignment between Board skills and Omnicom’s long-term strategy, and promote Board effectiveness. We have implemented a rigorous skills analysis for each of our directors and have found that those skill categories with the highest aggregate level of director experience, namely Talent Management, Finance & Accounting, and Risk Management & Controls, align with the areas most critical to Board oversight at Omnicom. The chart below outlines the skill and experience categories our Board periodically evaluates, as well as the importance of each category to overall Board effectiveness.

Risk Management & Controls

Robust risk management is a foundational component of strong Board oversight, and we believe that the Board must include directors who possess a sophisticated ability to understand, measure and mitigate risk.

Finance & Accounting

Financial and accounting expertise is essential to ensuring the integrity of our internal controls, critically evaluating our performance, and providing insight and counsel with respect to our financial reporting, capital structure and approach to capital allocation.

Talent Management

Our ability to attract and retain the most talented professionals is fundamental to the success of a professional services business such as ours, and the Board’s oversight function is particularly critical with respect to succession planning for our senior leadership team, and ensuring that we continue to prioritize human capital management and DE&I.

Strategic Planning

Our Board’s ability to effectively review and assess the long-term strategic priorities developed by management, as well as management’s execution against those priorities, is fundamental to our capacity to grow, innovate and create shareholder value.

Industry Experience

Directors with experience relevant to our industry are well-suited to help guide the Company in key areas of our business such as advertising, customer relationship management, media buying, public relations and healthcare, and to assess growth opportunities, whether organic or through acquisitions.

CEO Experience

We believe that experience serving as a CEO enables directors to contribute deep insight into business strategy and operations, positioning the Board to serve as a valuable thought leader and challenge key assumptions while overseeing management.

Legal / Regulatory

Our Board must be able to effectively evaluate Omnicom’s legal risks and obligations, as well as the complex, multinational regulatory environments in which our businesses operate, to help protect Omnicom’s reputational integrity and promote long-term success.

International Business

Because of Omnicom’s global scale, it is key for our directors to bring experience in international markets and business operations, so that our Board is well-positioned to oversee global strategies and evaluate opportunities for growth outside of the U.S.

Technology

Technological experience enables our directors to provide important insight regarding cybersecurity, data privacy and other matters related to our information security and technology systems, as we navigate a time of rapid technological advancement industry-wide.

Public Company Board Experience	Through their experience serving on the boards of other large publicly traded companies, directors bring a valuable understanding of board functions and effective independent oversight.
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ITEM 1 — ELECTION OF DIRECTORS

In addition to possessing the skills discussed above, each of our directors must also demonstrate sound judgment, integrity of thought, ethical behavior, critical insight into Omnicom’s businesses, the ability to ask challenging questions of management, and a healthy respect for their fellow Board members.

2023 DIRECTOR NOMINEES: 10 TOTAL

Independence: nine of our director nominees are independent 90% Director Independence	Diversity: six of our director nominees are female, four are African American and one is Latina 80% Female & Diverse Directors
14 2023 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

2023 DIRECTOR NOMINEES

The current 10 members of the Board have been nominated to continue to serve as directors for another year. All of the director nominees have been recommended for election to the Board by our Governance Committee and approved and nominated for election by the Board. We periodically engage a third-party search firm to assist with the evaluation of director candidates.

The Board has no reason to believe that any of the nominees would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board may, prior to the meeting, select a substitute nominee or undertake to locate another director after the meeting. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the substitute nominee.

The Board UNANIMOUSLY recommends that shareholders vote FOR all nominees.
John D. Wren Age 70 Director since 1993

PROFESSIONAL EXPERIENCE:

Mr. Wren is Chairman and Chief Executive Officer of Omnicom. He was named Chief Executive Officer in 1997 and elected Chairman in 2018. Mr. Wren also served as President of Omnicom for twenty-two years, having been appointed to that role in 1996. Under his direction, Omnicom has become a premier global provider of marketing communications services and has achieved status as a world-class company with one of the best corporate and divisional management leadership teams in our industry. Mr. Wren was part of the team that created Omnicom in 1986, and was appointed Chief Executive Officer of Omnicom’s DAS Group of Companies division in 1990.

KEY SKILLS AND QUALIFICATIONS:

Through the positions he has held at Omnicom and its networks, Mr. Wren possesses a combination of broad strategic vision and extensive industry knowledge that is fundamental to the Board’s oversight role and uniquely positions him to serve as Chairman. Mr. Wren’s comprehension of Omnicom, its businesses, its clients and its people is invaluable to the Board’s mix of skills and enables him to provide critical insights to the Board. Mr. Wren has designed and implemented a significant organizational realignment of Omnicom’s businesses and management, and his leadership in the boardroom greatly enhances the Board’s ability to oversee the development of strategy and guide Omnicom’s future success in an industry that is experiencing rapid change, disruption and market-wide technological advancements. As the former Chief Executive Officer of Omnicom’s DAS Group of Companies division, Mr. Wren has tremendous advertising, marketing and corporate communications experience. Under his leadership, the DAS Group of Companies grew to become Omnicom’s largest operating group, comprised of companies in a wide array of communication disciplines ranging from public relations to branding. Mr. Wren’s deep understanding of our industry gained through his extensive experience, long-term relationships he has developed with key clients, and his relationships with key management around the world contribute to robust Board discussions on a variety of topics central to Omnicom’s success, including identifying competitive advantages, retaining top talent and navigating relationships with our most important clients. Mr. Wren is also a member of the International Business Council of the World Economic Forum, and as such, he has direct exposure to the dynamic issues facing a myriad of international companies. This exposure is a valuable asset to Omnicom and enhances the Board’s ability to judiciously oversee management of Omnicom’s own complex global businesses.

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ITEM 1 — ELECTION OF DIRECTORS

Mary C. Choksi Age 72 Director since 2011 Chair of the Audit Committee and Member of the Compensation Committee

PROFESSIONAL EXPERIENCE:

From 1987 to 2017, Ms. Choksi was a founding partner and Senior Managing Director of Strategic Investment Group, an investment management enterprise which designs and implements global investment strategies for large institutional and individual investors. In addition, Ms. Choksi is a trustee of a number of funds in the Franklin Templeton Funds family. Ms. Choksi was also a founder and, until May 2011, a Managing Director of Emerging Markets Management LLC, which manages portfolios of emerging market equity securities, primarily for institutional investors. Prior to 1987, Ms. Choksi worked in the Pension Investment Division of the World Bank.

OTHER PUBLIC COMPANY BOARDS:

Ms. Choksi is a director and Chair of the Finance Committee of White Mountains Insurance Group, Ltd., a company whose principal businesses are conducted through its insurance subsidiaries and other affiliates. Ms. Choksi also served as a director of Avis Budget Group during the last five years.

KEY SKILLS AND QUALIFICATIONS:

With her extensive investment management experience, Ms. Choksi brings to the Board a sophisticated comprehension of the financial matters inherent to running a global business enterprise. It is central to Omnicom’s growth and successful financial performance that the Board’s knowledge base includes Ms. Choksi’s understanding of the utilization of assets to generate growth. Ms. Choksi was a founding partner and Senior Managing Director of the investment management enterprise Strategic Investment Group and a founder, and, until May 2011, a Managing Director of Emerging Markets Management, which manages portfolios of emerging markets securities, primarily for institutional investors. As such, Ms. Choksi has the highest level of experience managing assets, evaluating investment risk, developing investment strategies and determining the optimal use of corporate assets. In addition, Ms. Choksi’s career includes 10 years of experience at the World Bank, primarily working in the Bank’s development arm focusing on projects in South and Southeast Asia. Through this role, Ms. Choksi acquired a keen appreciation of the many challenges facing a multinational institution as it navigates foreign markets and hones its global investment strategies. Ms. Choksi also has considerable experience as a member of the board, finance and audit committees of other public companies. Collectively, this experience and learning significantly enhances the function of Omnicom’s Audit Committee on which Ms. Choksi serves as Chair. In addition, Ms. Choksi’s breadth of experience is an extremely valuable component of the overall mix of skills necessary for the Board to effectively oversee the development of Omnicom’s diversified global businesses.

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Leonard S. Coleman, Jr. Age 74 Director since 1993 Lead Independent Director, Chair of the Governance Committee and Member of the Compensation Committee

PROFESSIONAL EXPERIENCE:

Mr. Coleman was Senior Advisor, Major League Baseball, from 1999 through 2005. Previously, he was Chairman of Arena Co., a subsidiary of Yankees/Nets, until September 2002. Before that, he was President of The National League of Professional Baseball Clubs from 1994 to 1999, having previously served since 1992 as Executive Director, Market Development of Major League Baseball. Additionally, Mr. Coleman was previously a municipal finance banker for Kidder, Peabody & Company. Prior to joining Kidder, Mr. Coleman served as Commissioner of both the New Jersey Department of Community Affairs and Department of Energy, and Chairman of the Hackensack Meadowlands Development Commission and the New Jersey Housing and Mortgage Finance Agency. Mr. Coleman was also the Vice Chairman of the State Commission on Ethical Standards and a member of the Economic Development Authority, Urban Enterprise Zone Authority, Urban Development Authority, State Planning Commission and New Jersey Public Television Commission. He has also served as President of the Greater Newark Urban Coalition and worked in a management consulting capacity throughout Africa.

OTHER PUBLIC COMPANY BOARDS:

Mr. Coleman is a director and member of the Corporate Governance and Nominating and Environmental Health and Safety Committees of Hess Corporation, an energy company engaged in the exploration and production of crude oil and natural gas. Mr. Coleman also served as a director of Electronic Arts Inc., Santander Consumer USA Holdings Inc. and Avis Budget Group during the last five years.

KEY SKILLS AND QUALIFICATIONS:

Mr. Coleman brings a diverse array of senior-level business experience to the Board, enhancing the effectiveness of its independent oversight of management. The experience acquired throughout Mr. Coleman’s career includes more than a decade of senior management experience in Major League Baseball, including as President of the National League. Mr. Coleman’s qualifications also include service on the boards of several large public companies, providing him with a sophisticated understanding of the operational and financial aspects of businesses, both domestic and international. Mr. Coleman possesses tremendous governance experience gained through various leadership roles he has held on those public company boards, a background which is valuable to his Lead Independent Director role and service as Chair of the Governance Committee, and enhances Omnicom’s shareholder engagement efforts in which Mr. Coleman directly participates each year. Further, he has extensive government and finance experience having served as Commissioner of the New Jersey Department of Community Affairs where his responsibilities included overseeing all local and county budgets. As Commissioner of New Jersey’s Department of Energy, he developed energy policy for the state. In addition, Mr. Coleman was Chairman of the Hackensack Meadowlands Development Commission developing zoning regulations for the area. Collectively, these roles have imbued Mr. Coleman with a keen sense of managing risks, which is an important skill for service as a director. Mr. Coleman also lived overseas for several years serving as a management consultant. The breadth of Mr. Coleman’s leadership experience, coupled with the extent of his public company board service, provides him with the knowledge, skills and judgment that have made him an extremely effective Lead Independent Director for Omnicom’s Board.

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ITEM 1 — ELECTION OF DIRECTORS

Mark D. Gerstein Age 63 Director since 2022 Member of the Finance Committee

PROFESSIONAL EXPERIENCE:

Mr. Gerstein served as a partner at Latham & Watkins LLP from 1996 until December 31, 2022, holding leadership positions including global chair of the Mergers & Acquisitions group, where he helped build the Latham & Watkins M&A Practice into a U.S. and global leader for public company transactions. He has counselled the directors and officers of Fortune 500 companies and other public companies on corporate governance (including ESG matters), investor relations, crisis management, domestic and cross-border mergers and acquisitions, and other strategic and capital markets matters. From 1984 to 1996, Mr. Gerstein was a corporate attorney at Katten Muchin Rosenman, an AmLaw 100 law firm, advising directors and owners of private and public companies on a variety of corporate matters. Mr. Gerstein was Chair and is currently a Board member of Youth Guidance, which works with children in urban public schools in Chicago and nationally. Mr. Gerstein also serves as Co-Chair of the University of Michigan’s Dean’s Advisory Council at the School of Literature, Science and the Arts.

KEY SKILLS AND QUALIFICATIONS:

Having served as a partner in the Mergers & Acquisitions group at Latham & Watkins, a leading global law firm, from 1996 until 2022, Mr. Gerstein brings the highest level of legal expertise and judgment to the Board. Mr. Gerstein possesses a deep understanding of the intricacies of corporate law and a tremendous knowledge of corporate governance best practices, both of which are key components of the Board’s overall mix of skill sets. Through his many years of experience advising public companies on a wide array of domestic and cross-border mergers and acquisitions, Mr. Gerstein has developed a formidable ability to support and oversee management’s execution on transactional opportunities for driving strategic growth. While serving more than a decade as a global Chair of Latham’s M&A practice, Mr. Gerstein played a key role in building the firm’s M&A practice into a U.S. and global leader, evidencing the value of his contribution to the Board’s collective oversight of management’s strategies for amplifying Omnicom’s business. In his role as a senior law firm partner, Mr. Gerstein has provided critical guidance to many company boards regarding crisis management situations, an important facet of the Board’s aggregation of skills. Mr. Gerstein also has extensive experience advising clients on investor relations and engagement, including on capital allocation and ESG matters, which contributes significantly to the Board’s support and oversight of management’s robust shareholder engagement efforts. With these many years of experience counselling the directors and officers of Fortune 500 companies and other public companies on a broad spectrum of legal and regulatory matters, Mr. Gerstein also possesses a sophisticated ability to gauge the legal and regulatory risks navigated by senior leadership of public companies such as Omnicom. Mr. Gerstein’s extensive mergers and acquisitions and capital allocation experience is not only a tremendous asset for the Board, but is also particularly valuable to his service as a member of the Corporation’s Finance Committee.

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Ronnie S. Hawkins Age 54 Director since 2018 Member of the Governance and Finance Committees

PROFESSIONAL EXPERIENCE:

Mr. Hawkins is a Partner of Global Infrastructure Partners, and has been with the company since April 2018. Global Infrastructure Partners is an infrastructure-focused private equity firm with over $87 billion of assets under management. In this role, Mr. Hawkins focuses on international investments primarily in the energy sector. Until April 2018, Mr. Hawkins was a Managing Director, Head of International Investments and member of the Investment Committee of EIG Global Energy Partners, which he joined in 2014. From 2009 to 2013, Mr. Hawkins was an Executive Vice President of General Electric where he led GE Energy’s Global Business Development activities and served as Chair of the GE Energy Investment Committee. Prior to that, Mr. Hawkins spent 19 years as a senior member of the energy investment banking departments at Citigroup and Credit Suisse, completing corporate advisory assignments in over 50 countries, including mergers, acquisitions, divestitures and restructurings. Mr. Hawkins has also led numerous corporate financings for large companies including equity, debt and structured financings.

KEY SKILLS AND QUALIFICATIONS:

Mr. Hawkins has extensive strategic planning and corporate advisory experience developed over many years as an investment banker, corporate executive and most recently as a Partner of Global Infrastructure Partners. With a focus on investments outside of the U.S., Mr. Hawkins possesses an in-depth understanding of the complex regulations governing international business operations and contributes the highest level of international experience to the Board’s mix of skill sets. Mr. Hawkins also served as a senior executive at General Electric for several years where he managed acquisitions, divestitures and joint ventures while leading GE Energy’s Global Business Development activities. Having structured and overseen a great number of business transactions encompassing varied and complex business strategies, Mr. Hawkins has honed an acute understanding of strategic planning, business operations and the role of management. This background and knowledge serves as a key component of the Board’s effective oversight of Omnicom and its management. Having held several senior positions at Citigroup and Credit Suisse leading corporate financings and advising public companies on large transactions, Mr. Hawkins brings valuable investment banking expertise to the Board and the Finance Committee on which he serves. Through his considerable experience advising corporate clients, Mr. Hawkins has developed an expert knowledge of corporate compliance best practices which is additive to his service on the Governance Committee and strengthens its oversight of related risks. The experience gained through advising clients on mergers, acquisitions and other strategic corporate transactions provides Mr. Hawkins with a sophisticated ability to evaluate businesses and discern opportunities for growth that greatly enhances the collective skills of the Board and is particularly valuable to his role as a member of the Finance Committee.

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ITEM 1 — ELECTION OF DIRECTORS

Deborah J. Kissire Age 65 Director since 2016 Chair of the Finance Committee and Member of the Audit Committee

PROFESSIONAL EXPERIENCE:

Ms. Kissire held multiple senior leadership positions at EY during her career from 1979 to 2015, serving most recently as Vice Chair and Regional Managing Partner, member of the Americas Executive Board and member of the Global Practice Group. Other positions held include the U.S. Vice Chair of Sales and Business Development and National Director of Retail and Consumer Products Tax Services. Throughout her career at EY, Ms. Kissire’s leadership skills and vision were leveraged for strategic firm initiatives and programs such as their Partner Advisory Council, Strategy Task Force, Gender Equity Task Force, Vision 2000 Sales Task Force, and global Vision 2020.

OTHER PUBLIC COMPANY BOARDS:

Ms. Kissire is a director and Chair of the Audit Committee of Cable One, Inc., a company that provides customers with cable television, high-speed Internet and telephone services, and a director, Chair of the Nominating and Corporate Governance Committee and member of the Compensation Committee of Axalta Coating Systems Ltd., a manufacturer of liquid and powder coatings. Ms. Kissire also serves as a director, Chair of the Audit Committee and member of the Environmental, Health, Safety, Quality and Public Policy Committee of Celanese Corporation, a global chemical and specialty materials company that engineers and manufactures a wide variety of products.

KEY SKILLS AND QUALIFICATIONS:

Ms. Kissire brings several key skills to the Board’s overall mix of knowledge and experience. Throughout a career of 36 years at EY, an internationally recognized accounting firm, Ms. Kissire distinguished herself in a variety of roles. She gained extensive experience serving in senior positions at EY and developed a sophisticated ability to gauge risk in financial, accounting and tax matters. Under Ms. Kissire’s leadership, the size of EY’s Mid-Atlantic practice more than doubled. Through her experience and leadership capabilities, Ms. Kissire has proven herself to possess not only an in-depth understanding of the global financial and taxation regulations facing a business such as Omnicom, but also a keen understanding of how to effectively grow a complex business. Among her leadership roles at EY, Ms. Kissire served as an executive advisor for the firm’s offering in Cyber Economic Security, giving her a unique perspective on digital vulnerabilities and methods of preventing and mitigating cyber-attacks. Taken together, these skills comprise an important component of the Board’s aggregation of skill sets and make Ms. Kissire an extremely effective member of the Board and Audit Committee and Chair of the Finance Committee. Further, Ms. Kissire also serves as a director of other public company boards, including serving as Chair of audit and nominating and corporate governance committees.

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ITEM 1 — ELECTION OF DIRECTORS

Gracia C. Martore Age 71 Director since 2017 Chair of the Compensation Committee and Member of the Audit Committee

PROFESSIONAL EXPERIENCE:

Ms. Martore is the former President and Chief Executive Officer of TEGNA Inc., one of the nation’s largest local media companies formerly known as Gannett Co., Inc., a position she held from October 2011 to June 2017. Ms. Martore held various leadership roles over her 32-year career at TEGNA, including as President and Chief Operating Officer from 2010 to 2011, Executive Vice President and Chief Financial Officer from 2005 to 2010 and Senior Vice President and Chief Financial Officer from 2003 to 2005. Prior to TEGNA, Ms. Martore worked for 12 years in the banking industry. Ms. Martore is also a member of the board of directors of FM Global and is Chair of The Associated Press.

OTHER PUBLIC COMPANY BOARDS:

Ms. Martore is a director and member of the Audit and Finance Committees of WestRock Company, a multinational provider of paper and packaging solutions for the consumer and corrugated packaging markets, and a director, Chair of the Compensation Committee and member of the Audit Committee of United Rentals, Inc., the world’s largest equipment rental company.

KEY SKILLS AND QUALIFICATIONS:

Having served as President and Chief Executive Officer of TEGNA Inc., formerly Gannett Co., one of the nation’s largest local media companies, Ms. Martore brings strong leadership skills, broad strategic vision, financial expertise and proven business acumen to the Board. Ms. Martore’s successful navigation of TEGNA’s strategy through a period of significant technological disruption within its industry strengthens the collective oversight function of Omnicom’s Board as it assesses risk and evaluates strategies regarding technological advances implemented by our agencies. Under her leadership, TEGNA doubled its broadcast portfolio and acquired full ownership of Cars.com. Ms. Martore’s experience running TEGNA adds to the Board the highest level of industry experience and a keen understanding of the media buying perspective, which is a crucial component of Omnicom’s businesses. Ms. Martore also led the separation of TEGNA into two separate publicly traded companies. The strategic vision evidenced by Ms. Martore’s successes in transforming TEGNA and generating value for shareholders is a critical skill for the Board’s overall mix of skill sets. Prior to serving as President and Chief Executive Officer, Ms. Martore served in a variety of leadership roles at TEGNA, including Treasurer, Executive Vice President, Chief Operating Officer and Chief Financial Officer. Ms. Martore’s experience in these varied roles brings invaluable financial, accounting, and risk management skills to the Board that is directly leveraged through her service as Chair of the Compensation Committee and a member of the Audit Committee. In addition, Ms. Martore’s extensive business and financial expertise enhance the Board’s overall ability to guide business development strategy and oversee management of financial and operational matters. Ms. Martore’s leadership positions at TEGNA, coupled with her service as Chair and member of other public company compensation committees, contributes significantly to her role as Chair of Omnicom’s Compensation Committee and better enables the Board to perform its function of overseeing executive compensation and retention. Ms. Martore also brings to the Board considerable experience serving on the boards and committees of other public companies.

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ITEM 1 — ELECTION OF DIRECTORS

Patricia Salas Pineda Age 71 Director since 2022 Member of the Governance Committee

PROFESSIONAL EXPERIENCE:

Ms. Pineda served as Group Vice President of Hispanic Business Strategy for Toyota Motor North America, Inc. from 2013 to October 2016. Prior to that, Ms. Pineda was Group Vice President of National Philanthropy for nine years. During her time at Toyota Motor North America, which she joined in 2004, Ms. Pineda also served as General Counsel and Group Vice President of Administration, Corporate Advertising, Corporate Communications and Diversity. Before that, Ms. Pineda was General Counsel, Vice President of Human Resources, Government and Environmental Affairs, and Corporate Secretary of New United Motor Manufacturing, Inc., where she had worked since 1984. Ms. Pineda is also currently a member of the board of directors of the Latino Corporate Directors Association and a member of the Board of Trustees of Earthjustice.

OTHER PUBLIC COMPANY BOARDS:

Ms. Pineda is a director and member of the Finance and Nominating, Governance, and Corporate Citizenship Committees of Levi Strauss & Company, an apparel maker, a director and member of the Compensation and Nominating and Governance Committees of Frontier Group Holdings, Inc., the parent company of Frontier Airlines, and a director and member of the Compensation Culture and Talent and Finance Committees of Portland General Electric, a utility company.

KEY SKILLS AND QUALIFICATIONS:

With many years of executive leadership experience working in C-Suite roles at Toyota Motor North America, including that of Group Vice President of Hispanic Business Strategy, Ms. Pineda contributes broad strategic vision, sophisticated leadership ability and strong business development acuity to the Board, strengthening its collective oversight of Omnicom’s management. During her distinguished career at Toyota Motor North America, Ms. Pineda also served as Group Vice President of Administration, Corporate Advertising, Corporate Communications and Diversity, roles through which she honed many relevant skills, including a deep understanding of operational matters, valuable industry knowledge and a keen sense of the DE&I landscape, each of which is an important aspect of the Board’s oversight mandate. In addition, Ms. Pineda served as Toyota Motor North America’s General Counsel, in which role she developed the highest level of legal and regulatory expertise. This legal and regulatory expertise is fundamental to the Board’s mix of skills, and greatly contributes to the Board’s ability to oversee management of Omnicom’s legal and regulatory risks. Prior to joining Toyota Motor North America, Ms. Pineda served as General Counsel, Vice President of Human Resources, Government and Environmental Affairs, and Corporate Secretary of New United Motor Manufacturing, experience which brings significant corporate governance, environmental sustainability and human capital management know-how to Omnicom’s Board. The strength of judgment derived from having served in her General Counsel roles, coupled with Ms. Pineda’s facility for understanding complex legal, regulatory and compliance issues, considerably adds to her service as a member of Omnicom’s Governance Committee. In the aggregate, Ms. Pineda’s professional experience enhances the Board’s ability to oversee management’s execution against strategic priorities for long-term shareholder value creation. In addition, Ms. Pineda has extensive experience serving on the boards of other public companies.

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Linda Johnson Rice Age 65 Director since 2000 Member of the Governance and Compensation Committees

PROFESSIONAL EXPERIENCE:

Ms. Rice is Chief Executive Officer of Johnson Publishing Company, formerly the parent company for EBONY and Jet magazines and Fashion Fair Cosmetics. Ms. Rice is the former Chairman Emeritus of Ebony Media Holdings, the parent company for the Ebony and Jet brands, and the former Chairman Emeritus of Ebony Media Operations, for which she also served as Chief Executive Officer from 2017 until 2019. Ms. Rice joined Johnson Publishing Company in 1980, was elected President and Chief Operating Officer in 1987 and served as Chairman and Chief Executive Officer from 2008 to 2019. Johnson Publishing Company filed a voluntary petition for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code on April 9, 2019.

OTHER PUBLIC COMPANY BOARDS:

Ms. Rice is a director and Chair of the Nominating and Corporate Governance Committee of Enova International, Inc., a provider of online financial services to non-prime consumers and small businesses. Ms. Rice also served as a director of Grubhub Inc. and Tesla, Inc. during the last five years.

KEY SKILLS AND QUALIFICATIONS:

Ms. Rice’s deep understanding of advertising and brand management and substantial knowledge of consumer businesses developed during her tenure as President and Chief Operating Officer of Johnson Publishing Company brings to the Board valuable insight into Omnicom’s businesses and the concerns of its clients, a matter of paramount importance to Omnicom’s global business growth. Ms. Rice’s industry expertise is a key Board skill that allows her to contribute a sophisticated oversight capability with respect to the complex business strategies driving Omnicom’s success and underpinning its commitment to long-term shareholder value creation. The experience and knowledge base Ms. Rice developed through her leadership role as Chief Executive Officer of Johnson Publishing Company, in which she oversaw the organization’s largest and most critical business relationships, serves as a valuable component of the Board’s overall mix of business expertise, particularly in light of the importance of client relationships to Omnicom’s continued success. Ms. Rice also has very broad experience through having served for more than 25 years on the boards, audit committees, compensation committees and nominating and governance committees of several other large public companies in a variety of industries. The breadth of this board experience adds to the strength of Omnicom’s Board and contributes to the oversight function of its Governance and Compensation Committees on which Ms. Rice serves.

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ITEM 1 — ELECTION OF DIRECTORS

Valerie M. Williams Age 66 Director since 2016 Member of the Audit and Finance Committees

PROFESSIONAL EXPERIENCE:

Ms. Williams is a former Southwest Assurance Managing Partner for EY, a position she held from 2006 to 2016. She joined EY in 1981 and has over 35 years of audit and public accounting experience, serving numerous global and multi-location companies in various industries. Ms. Williams held several senior leadership positions at EY and served on multiple strategic committees, including the firm’s Partner Advisory Council, Inclusiveness Council, Audit Innovation Taskforce and the Diversity Taskforce. In addition, Ms. Williams serves as Trustee of a number of funds in the Franklin Templeton Funds family.

OTHER PUBLIC COMPANY BOARDS:

Ms. Williams is a director, Chair of the Audit Committee and member of the Reserves Committee of Devon Energy Corporation, a leading oil and gas producer in the U.S., and a director, Chair of the Audit Committee and member of the Corporate Governance Committee of DTE Energy Co., a diversified energy company involved in the development and management of energy-related businesses and services. In addition, Ms. Williams served as a director of WPX Energy, Inc., from 2018 until its merger with Devon Energy Corporation in January 2021.

KEY SKILLS AND QUALIFICATIONS:

Ms. Williams has extensive audit practice experience gained over the course of her career and through this experience has developed risk management skills that are a key component of the Board’s oversight role. The significant financial reporting expertise developed by Ms. Williams through 35 years of audit and public accounting experience serving numerous global and multi-location companies in various industries is a valuable contribution to the Board’s overall mix of skill sets and is particularly additive to Ms. Williams’s service as a member of the Audit Committee. Ms. Williams distinguished herself in various senior roles throughout her career at EY, and successfully grew a large audit practice group through expert oversight of operations and strategy development. These achievements underscore the business expertise and leadership skills that Ms. Williams possesses and that will better enable the Board to effectively oversee the growth of Omnicom’s businesses. Ours is a global business, and through her experience representing international businesses, Ms. Williams will contribute significantly to the Board’s oversight of Omnicom’s multinational strategies for growth. Ms. Williams also served on several important committees at EY, including the Inclusiveness Council and the Diversity Taskforce, and brings to the Board additional knowledge of the strategies regarding diversity, equity and inclusion. Further, Ms. Williams has significant experience serving on other public company boards and audit committees.

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DIRECTOR INDEPENDENCE

Our non-management directors are Mary C. Choksi, Leonard S. Coleman, Jr., Mark D. Gerstein, Ronnie S. Hawkins, Deborah J. Kissire, Gracia C. Martore, Patricia Salas Pineda, Linda Johnson Rice and Valerie M. Williams. Our Board has determined that all of our non-management directors are “independent” within the meaning of the rules of the New York Stock Exchange (“NYSE”), as well as under our Corporate Governance Guidelines. Our Corporate Governance Guidelines are posted on our website at http://www.omnicomgroup.com. In determining that each of our non-management directors is independent, the Board took into consideration the answers to annual questionnaires completed by each of the directors, which covered any transactions with director-affiliated entities. The Board also considered that Omnicom and its subsidiaries occasionally and in the ordinary course of business, sell products and services to, and/or purchase products and services from, entities (including charitable foundations) with which certain directors are affiliated. The Board determined that these transactions were not material to Omnicom or the entity and that none of our directors had a material interest in the transactions with these entities. The Board therefore determined that none of these relationships impaired the independence of any non-management director. John D. Wren, our Chairman and Chief Executive Officer, is not independent due to his position as an executive officer.

SHAREHOLDER NOMINATION PROCESS

Nominations for directors at our 2024 Annual Meeting of Shareholders may be made only by the Board, or by a shareholder entitled to do so pursuant to the Amended and Restated By-laws of the Company (“By-laws”), not later than the deadlines set forth on page 88 in the section entitled “Shareholder Proposals and Director Nominations for the 2024 Annual Meeting.”

Our By-laws provide that shareholders may present director nominations directly at the annual meeting (and not for inclusion in our proxy statement) by satisfying certain advance notice requirements, and providing information as to such nominee and submitting shareholder as specified in our By-laws. Our By-laws also permit a shareholder or group of up to 20 shareholders owning 3% or more of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy statement director candidates constituting up to 20% of the Board, but no less than two, to be considered for election by the holders of the Company’s common stock; provided that the shareholder (or group) and each nominee satisfy the requirements and provide information as to such nominee and submitting shareholder as specified in our By-laws.

You can obtain a copy of the full text of the By-law provisions noted above by writing to our Corporate Secretary at our address listed below in the section entitled “Availability of Certain Documents,” or on our website at http://www.omnicomgroup.com. Our By-laws have also been filed with the U.S. Securities and Exchange Commission (“SEC”).

The Governance Committee will consider all candidates recommended by our shareholders in accordance with the procedures included in our By-laws and this Proxy Statement. We did not receive any nominee recommendations from shareholders for the 2023 Annual Meeting. Any future director candidate recommendations made by shareholders that are properly submitted will be considered by the Governance Committee in the same manner as those submitted by the Board or the Governance Committee itself.

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ITEM 1 — ELECTION OF DIRECTORS

MAJORITY VOTING STANDARD FOR ELECTION OF DIRECTORS

In accordance with our By-laws, directors are elected by a majority of the votes cast. That means the nominees will be elected if the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such nominee. For this purpose, abstentions and broker non-votes will not count as votes cast and will have no effect on the elections of directors. Our form of proxy permits you to abstain from voting “for” or “against” a particular nominee. However, shares represented by proxies so designated will count as being present for purposes of determining a quorum but will not count as a vote cast and will have no effect on the election of directors. Such proxies may also be voted on other matters, if any, that may be properly presented at the meeting.

If an incumbent nominee is not re-elected, New York law provides that the director would continue to serve on the Board as a “holdover director.” Under our By-laws and a policy adopted by the Board, such a director is required to promptly tender his or her resignation to the Board. The Governance Committee of the Board must then consider whether to accept the director’s resignation and make a recommendation to the Board. The Board will then consider the resignation, and within 90 days after the date of certification of the election results, publicly disclose its decision and the reasons for its decision.

A director whose resignation is under consideration may not participate in any deliberation regarding his or her resignation unless none of the directors received a majority of the votes cast. If the Board accepts a director’s resignation, the Board will then elect a replacement in accordance with the By-laws.

Board’s Role and Responsibilities

STRATEGIC OVERSIGHT

The Board oversees Omnicom’s strategy setting and review process, which is led by the Company’s management team and is focused on execution of a long-term strategy to deliver value to our shareholders. The Board reviews and assesses the strategic priorities developed and implemented by management under the direction of Omnicom’s Chairman and CEO, John Wren. The Board reviews Omnicom’s financial performance throughout the year and evaluates strategy in light of results, with an industry focus that includes peer comparisons and our competitive ability to attract and retain the most talented workforce. At least annually, the Board has a more detailed discussion, generally over two days, which is informed by reports from management on a variety of strategic matters and input regarding strategic goals of Omnicom’s networks and practice areas. At this meeting, the Board receives a complete analysis of the strategies with respect to the multiple business components integral to Omnicom’s comprehensive long-term strategic direction. This meeting also includes management presentations on important topics such as risk management, DE&I, information technology, cybersecurity and our data breach incident plan, human capital management, and top clients. Our Board believes this comprehensive process greatly strengthens its ability to effectively oversee management as Mr. Wren and senior leadership drive the future success of our Company.

RISK OVERSIGHT

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. The principal oversight function of the Board and its committees includes understanding the material risks the Company confronts and methods to mitigate or manage those risks. Management is responsible for identifying and assessing the related risks and establishing appropriate risk management practices. Our Board reviews management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company.

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OUR BOARD OF DIRECTORS

Administers its risk oversight function with respect to our operating risk as a whole, and the Board and its committees meet with management at least quarterly to receive updates with respect to our business operations and strategies, financial results and the monitoring of related risks. The Board also delegates oversight to the Audit, Governance, Compensation and Finance Committees to oversee selected elements of risk:

OUR AUDIT COMMITTEE

Oversees financial risk exposures, including monitoring the integrity of the financial statements, internal control over financial reporting, and the independence of the independent auditors of the Company. The Audit Committee inquires of management and the independent auditors about significant risks or exposures and assesses management’s actions in light of any such risks, and also discusses guidelines and policies governing the process by which management of the Company assesses and manages the Company’s exposure to risk. The Audit Committee receives an assessment report from the Company’s internal auditors on at least an annual basis and more frequently as appropriate. The Audit Committee oversees the Company’s cybersecurity risk management programs and receives periodic updates from management regarding cybersecurity, data privacy and other risks relevant to the Company’s information technology systems. The Audit Committee also assists the Board in fulfilling its oversight responsibility with respect to compliance with legal and regulatory matters related to the Company’s financial statements and meets at least quarterly with our financial management, independent auditors and legal advisors for updates on risks related to our financial reporting function.

OUR GOVERNANCE COMMITTEE

Oversees governance-related risk by working with management to establish Corporate Governance Guidelines and policies applicable to the Company and our management, including recommendations regarding director nominees, the determination of director independence, Board leadership structure and membership on Board committees. The Company’s Governance Committee also oversees risk by working with management to adopt codes of conduct and business ethics designed to encourage the highest standards of business conduct and ethics. The Governance Committee also oversees the Company’s climate change initiatives and processes, and receives periodic reports from management on progress against goals and targets.

OUR COMPENSATION COMMITTEE

Oversees compensation-related risk by working with management in the creation of compensation structures that create incentives to encourage a level of risk-taking behavior consistent with the Company’s business strategy.

OUR FINANCE COMMITTEE

Oversees financial, credit and liquidity risk by overseeing our Treasury function to evaluate elements of financial and credit risk and advise on our financial strategy, capital structure, capital allocation and long-term liquidity needs, and the implementation of risk mitigating strategies. The Finance Committee also oversees risk related to acquisitions and divestitures.

THE COMPANY’S MANAGEMENT

Responsible for day-to-day risk management. The CEO, CFO and General Counsel periodically report on the Company’s risk management policies and practices to relevant Board committees and to the full Board. Our Treasury, Legal, Controller, Information Technology, and Internal Audit functions work with management at the agency level, serving as the primary monitoring and testing function for company-wide policies and procedures, and managing the day-to-day oversight of risk management strategy for the ongoing business of the Company. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports our approach.

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Diversity, Equity and Inclusion

Fostering a culture that is inclusive, diverse and equitable at every level of our organization has been a longstanding priority at Omnicom. We believe that workplace diversity, inclusivity, and equity creates value for the Company, enhances the quality of work we create for clients and is a cornerstone of our positive corporate culture. Omnicom’s commitment to diversity is overseen by and reflected within the boardroom. Our 10 Board nominees include six women, four African Americans (including Leonard S. Coleman, Jr., our Lead Independent Director) and one Latina. Our Audit, Compensation and Finance Committees are Chaired by female directors, and the Chair of our Governance Committee is African American.

Over the last year, we have taken additional steps to truly embrace DE&I within our Company culture and advance the plan outlined in OPEN 2.0. Through the eight Action Items outlined in OPEN 2.0, we are building on the progress that we have made thus far to achieve our ultimate goal: systemic equity throughout Omnicom. With executive support, the involvement of every Omnicom agency, and the leadership of our expanded DE&I team, we have been able to advance our DE&I initiatives globally.

Across the Company, we are committed to recruiting and retaining the best talent from a diverse range of backgrounds, experiences and perspectives and have implemented key programs and initiatives to ensure we deliver on this commitment. These efforts include:

■    Internal focus and accountability – Omnicom has a Chief Equity and Impact Officer, reporting directly to the CEO, who oversees the broad spectrum of DE&I matters and manages DE&I initiatives throughout our Company. Our individual networks employ their own Chief Diversity & Inclusion Officers or Directors of DE&I, and throughout Omnicom and its networks, 50+ professionals are dedicated full-time to overseeing and advancing DE&I efforts at every level of our organization.

■    Omnicom People Engagement Network (OPEN) – is our umbrella group for Omnicom’s network employee engagement groups and activities. Led by the OPEN Leadership Team of senior-level Chief DE&I Champions across the Company, OPEN meets regularly to share best practices and develop tools to efficiently and effectively incorporate DE&I initiatives across Omnicom’s offices.

■    Global OPEN ERGs – Omnicom has six OPEN Employee Resource Groups (“ERGs“), which are global employee groups open to all employees created to foster an inclusive and engaging work environment and increase networking and business opportunities.

■    Black Together – is committed to fostering engagement, sponsorship, mentorship and professional development that aids in the retention and advancement of Black talent within Omnicom. Black Together will create alliances with other OPEN diversity groups and provide opportunities to enlighten and elevate Omnicom’s Black community and its allies.

■    Asian Leaders Circle – is dedicated to progressing and empowering all Asian employees. Its mission is to elevate and connect Asian employees to create a professional community to support and celebrate one another.

■    AccentO – (for our Hispanic/LatinX community) — is a network that brings together the diverse cultures of Omnicom’s Hispanic/LatinX employees to connect and support each other. By building a community and exchanging ideas, AccentO will promote an environment that supports the recruitment, retention, and professional growth and development of Hispanic/LatinX employees.

■    OPEN Pride – with multiple chapters around the globe, OPEN Pride specifically strives to identify and develop LGBTQ talent and promote awareness, acceptance and advocacy by creating opportunities for leadership, visibility, community involvement, networking and business throughout our networks.

■    OPEN DisAbility – OPEN DisAbility seeks to drive disability representation, raise awareness of those who have a visible or invisible disability, and build a community approach towards helping our agencies become truly inclusive of persons with disabilities.

■    Omniwomen – is a global initiative with multiple chapters around the world intended to serve as a catalyst to increase the influence and number of women leaders across the Omnicom networks. Leading this initiative are the most senior women executives across Omnicom and its agencies.

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■    OPEN 2.0 – is our current DE&I plan, comprised of the below eight Action Items, that builds on the progress that we have made thus far to achieve our ultimate goal: systemic equity throughout Omnicom. As we go into year three of OPEN 2.0, the focus for each Action Item will be as follows:

1.  Expand and Empower OPEN Leadership Team – Further expand, support, and empower the team (led by our Chief Equity and Impact Officer); provide training and development for our DE&I leaders.

2.  Attracting and Recruiting Talent – Together with the OPEN Leadership Team and talent leaders across the network, agencies will promote our DE&I programs and initiatives.

3.  Talent Development – Establish a program and workshops to nurture a culture of advocacy and create a path for success and advancement of individuals across Omnicom.

4.  Talent Retention – Build on the career advancement and mobility programs/platforms that help our workforce grow and thrive at Omnicom. Leverage our OPEN ERGs to create a stronger connection with and among our talent.

5.  Clients – Equip our client-facing leaders with the insights, tools and resources they need to create more inclusive work. Strengthen relationships between our OPEN Leaders and their DE&I client counterparts and incorporate best practices for integrating DE&I into the client experience.

6.  Community – We will continue to partner with organizations that support underrepresented talent in our industry and offer our professional services on a pro bono basis to advance the goals of non-profit organizations that serve the community.

7.  Mandatory Training – Building on our global foundational DE&I training, we will develop a DE&I Training Center of Excellence that will include mandatory and elective courses, as well as market-specific training as needed. We will have a consistent and compelling communication on DE&I efforts to our key stakeholders, beginning with employees.

8.  Accountability – Our progress and effectiveness will be measured by five KPIs listed below that will become part of our operations and an important factor in executive compensation.

  Hiring

  Promotion/Career Advancement

  Retention

  Training

  ERG Participation

■    Industry Programs – In 2022, we committed to strengthening our existing support of organizations and programs that are dedicated to increasing diversity and access across Omnicom’s various industries. These programs include AAF Most Promising Multicultural Students, ADCOLOR, GLAAD, Institute for Public Relations, The Valuable 500 and HBCUs. We will continue to invest in partnerships that help us advance OPEN 2.0 and provide opportunities for recruiting, talent development and platforms for thought leadership.

■    Supplier diversity – Through a strategic partnership with the National Minority Supplier Development Council (NMSDC), Omnicom is innovating and supporting supplier diversity in the advertising industry. Our collaboration is expected to lead to the certification, exposure and increased investment for more diverse suppliers within our own network and beyond.

We have been publicly recognized for our commitment to DE&I initiatives. Following our inclusion on Forbes’ 2021 Best Employers for Diversity list, we were named to its 2022 lists of Best Employers for Women and Best Employers for New Grads. Omnicom also ranked on Newsweek’s list of America’s Most Responsible Companies in 2022 and were recently named to the list for a fourth consecutive time in early 2023. We achieved a perfect score of 100 percent for the sixth consecutive year on the Corporate Equality Index (CEI) administered by the Human Rights Campaign Foundation. This index is a nationally recognized benchmarking tool for corporate inclusivity policies, benefits and practices pertinent to LGBTQ employees. Due to our high score, we were designated as a 2022 “Best Place to Work for LGBTQ Equality.”

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Omnicom’s U.S. Equal Employment Opportunity Commission (EEOC) Data

as of December 31, 2021 and November 30, 2022

	Black		Asian		Hispanic		White		Female
	2021	2022	2021	2022	2021	2022	2021	2022	2021	2022
Executive Managers	3.5%	3.6%	7.5%	8.2%	5.5%	6.4%	81.7%	79.5%	50.9%	52.6%
Mid Managers	5.5%	5.3%	9.2%	9.3%	9.6%	9.9%	72.6%	72.5%	58.5%	58.3%
Professionals	7.5%	7.6%	11.1%	12.0%	12.0%	12.8%	65.8%	63.8%	62.0%	62.3%

We believe that these statistics, and the diversity of our Board with six of 10 directors being women, four being African American and one being Latina clearly reflect the value Omnicom places on workplace diversity and the strength of its efforts to promote professional opportunities for women and diverse individuals.

Learn more at https://csr.omnicomgroup.com/wp-content/uploads/2022/06/OmnicomGroup-DEI-Report-2021.pdf

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Shareholder Engagement and Responsiveness

SHAREHOLDER ENGAGEMENT

We are strongly committed to shareholder outreach, supported and overseen by the Board, and believe regular, transparent communication with our shareholders is important to our long-term success. Mr. Coleman, our Lead Independent Director, actively participates in selected investor meetings each year. To ensure that we fully address any shareholder concerns, shareholder feedback is shared with the Governance and Compensation Committees, as appropriate, as well as with the full Board.

In the fall of 2022, we reached out to shareholders holding 65% of our outstanding shares with an invitation to engage. We spoke to every shareholder that accepted our invitation, which represented an aggregate of 25% of our outstanding shares, in a continued effort to foster a successful shareholder outreach program, establishing and deepening the relationships with the governance teams at many of our largest investors. As in prior years, Mr. Coleman was a participant in select shareholder meetings. Feedback received during all investor engagements continued to be shared with the full Board.

Based on feedback we received from shareholders, the Board has taken significant steps to be responsive to their concerns. Significant shareholder input over a number of years has informed the Board’s decision-making process with respect to its refreshment, composition and leadership, including adopting a director retirement policy described in the section entitled “Director Retirement Policy” on page 37 and resulting in nine of our Board members stepping down from the Board since May of 2016. More recently, conversations with many of our shareholders have informed the Board’s Lead Independent Director succession process, which is presently underway as our current Lead Independent Director will be stepping down from the role at the end of 2023, as well as the Board’s decision to further enhance our already robust Lead Independent Director responsibilities described below.

For a more complete summary of the feedback we heard from shareholders and actions taken by the Board, please refer to pages 7 and 8 of our Proxy Summary. We value our investors’ views regarding our Company, as well as their opinions on corporate governance best practices and have enhanced our corporate responsibility and diversity disclosure in response to input received. Our Board and management found this engagement constructive and informative, and we will continue our engagement efforts. In addition to the direct input of our shareholders, we also consider the Investor Stewardship Group’s six corporate governance principles for U.S. listed companies.

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SHAREHOLDER COMMUNICATIONS WITH BOARD MEMBERS

Interested parties, including shareholders, may communicate (if they wish on a confidential, anonymous basis) with the non-management directors, the Chairs of our Audit, Compensation, Finance and Governance Committees or any individual director (including our Lead Independent Director who presides over the executive sessions of our independent non-management directors) on board-related issues by writing to such director, the Committee Chair or to the non-management directors as a group c/o Corporate Secretary at Omnicom Group Inc., 280 Park Avenue, New York, New York 10017. The envelope should clearly indicate the person or persons to whom the Corporate Secretary should forward the communication. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

Board Leadership Structure

LEAD INDEPENDENT DIRECTOR, CHAIRMAN AND CEO ROLES

Our Governance Committee, as well as the full Board when appropriate, regularly evaluates the leadership structure of our Board to determine what arrangement is most appropriate for the Company and shareholders. The Executive Chairman structure supported an optimal leadership transition in our last CEO succession, and the Board believes that it is important to maintain flexibility to determine the appropriate leadership structure based on Company circumstances at the time, and that our directors are best positioned to lead this evaluation given their unique insight into Omnicom’s business, leadership team, culture, opportunities and challenges. Our Board is currently led by a Lead Independent Director, our Chairman and CEO, and four independent Committee Chairs. The Board believes this to be the optimal Board leadership structure for Omnicom at present, combining strong independent leadership with the benefits of having our CEO chair Board meetings in which strategic business matters are routinely discussed.

The Board strongly believes that it is critical to the success of our Company that our CEO, Mr. Wren, serve as Chairman at this time. The Board evaluates a range of factors in determining its leadership structure, including the complexity of our business, our ongoing organizational realignment, our robust Lead Independent Director role, and feedback from our shareholders regarding Omnicom’s leadership structure:

■    Business Complexity: The Board considers the complex nature of our Company and our business, and that the success of a professional services business such as ours is based on retaining the most talented individuals to best serve our clients. Ensuring executive-level continuity in the CEO and Chairman roles is integral to supporting the transition of hundreds of client relationships, which have been built on trust and support over many years.

■    Organizational Realignment: The Board also took into consideration our Company’s organizational realignment, which Mr. Wren designed and implemented to successfully guide Omnicom through a time of rapid change and disruption within our industry. Market-wide acceleration of technological advances and a shifting competitive landscape that affect Omnicom’s businesses underscore the importance of the changes to Omnicom’s networks and practice areas and the reconstituted reporting structure that Mr. Wren has spearheaded. Mr. Wren’s focus is on leveraging the Company’s existing network and client service matrix organizational structures to build a best in class leadership team and continue to position Omnicom for sustainable long-term growth in an increasingly complex global landscape. As we undergo further strategic realignment, Mr. Wren’s guidance and leadership will continue to be critical. Further, the Board believes that the combined role, balanced by a strong Lead Independent Director position, will facilitate close coordination between management and the Board and help accelerate the ongoing progress of Omnicom’s realignment initiatives.

■    Robust Lead Independent Director Role: Our Lead Independent Director role at Omnicom has evolved to include significant responsibilities, similar to those typically overseen by an independent Chairman (see page 33 for a full list of these responsibilities). The Board annually reviews the responsibilities assigned to the Lead Independent Director role, and in February 2023, the Board enhanced the already robust responsibilities assigned to this role to include:

■    leading director recruitment, mentoring and development;

■    collaborating with the Board Chairman and committee chairs to oversee coordinated coverage of responsibilities across committees and the effective functioning of committees; and

■    coordinating feedback to the CEO on behalf of independent directors.

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■    Lead Independent Director Succession Process: Mr. Coleman, who has served as our Lead Independent Director since late 2015, will be stepping down from the role at the end of 2023, and the Board is conducting a Lead Independent Director succession process. Mr. Coleman has been an active participant in our dialogue with shareholders and has engaged directly on this topic, as well as others discussed on pages 7 and 8 of our Proxy Summary in more detail.

■    Shareholder Feedback: The Board carefully considers shareholder perspectives on Omnicom’s leadership structure through extensive engagement conducted annually. Omnicom reached out to shareholders representing 65% of our outstanding shares in the fall of 2022 and engaged with every shareholder who accepted our invitation, which represented an aggregate of 25% of our outstanding shares. These engagements focused on Omnicom’s uniqueness and the complexity of our business as reasons why it is critical that Mr. Wren serve as Chairman. During discussions with our shareholders, the vast majority expressed support for our combined Chairman and CEO positions at this time – particularly in light of the critical nature of chairman-client relationships in a professional services business such as ours, and our strong Lead Independent Director role for which a succession process is underway.

While the Board is confident that this leadership structure is best suited to the current needs of the business, the Board remains committed to rigorously evaluating Omnicom’s leadership structure each year and to gathering shareholder feedback on this matter through ongoing engagement.

LEAD INDEPENDENT DIRECTOR

Our Board is committed to improving the Company’s corporate governance practices, and we have significantly enhanced the responsibilities of our Lead Independent Director’s role to strengthen the Board’s independent oversight of management, most recently enhancing and adding to the list of responsibilities in February 2023. This individual would typically also serve as a member of the Governance Committee and, as such, participate in director and CEO succession planning. Currently, our Lead Independent Director also serves as Chair of the Governance Committee. In addition to the responsibilities of all directors, our Lead Independent Director’s other duties, which the Board continues to evaluate through engagement with shareholders, include:

■	Preside at executive sessions of the independent directors;
■	Preside at all meetings of the Board at which the Chairman is not present;
■	Serve as principal liaison between the independent directors and the Chairman and CEO;
Lead director recruitment, mentoring and development;
Collaborate with the Board Chairman and committee chairs to oversee coordinated coverage of responsibilities across committees and the effective functioning of committees;
Coordinate feedback to the CEO on behalf of independent directors;
■	Oversee the annual Board and committee evaluations;
■	Participate in developing agendas for Board meetings, with the authority to add agenda items;
■	Approve the schedule of Board meetings, with the authority to call meetings of independent directors;
■	Oversee conflicts of interest process for all directors, including the Chairman and CEO;
■	Advise the Chairman, including providing input as to the quality, quantity and timeliness of information provided to the Board;
■	Engage and consult with shareholders as part of our shareholder engagement process; and
■	Perform such other duties as the Board may from time to time delegate.

We believe that this leadership structure enhances the accountability of the Chairman and CEO to the Board and strengthens the Board’s independence from management.

On the recommendation of the Governance Committee, the independent members of our Board designate the Lead Independent Director annually. In May 2022, the independent members of our Board re-elected Leonard S. Coleman, Jr. to serve as the Company’s Lead Independent Director. During his tenure as a member of the Board, Mr. Coleman has consistently demonstrated thoughtful leadership and intelligent decision making. Each year in which he has served as Lead Independent Director, Mr. Coleman has committed to being personally involved in our shareholder engagement efforts. While Mr. Coleman has determined to step down as Lead Independent Director at the end of 2023, his proven integrity and values have aligned perfectly with this important role, and his extensive public company board experience has facilitated an exceptionally smooth onboarding of new directors during a period of robust Board refreshment.

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BOARD OPERATIONS AND COMMITTEE STRUCTURE

Our Board met eight times during 2022. The Board generally conducts specific oversight tasks through committees so that the Board as a whole can focus on strategic matters and those particular tasks that by law or custom require the attention of the full Board. Our Board has established four standing committees, functioning in these areas, as explained more fully below:

■    audit and financial reporting

■    management/compensation

■    corporate governance

■    finance and acquisitions/divestitures

Each of the committees operates under a written charter recommended by the Governance Committee and approved by the Board. The Board operates pursuant to our Corporate Governance Guidelines. Each Board committee is authorized to retain its own outside advisors. Our Corporate Governance Guidelines and committee charters, which have been approved by the Board, are posted on our website at http://www.omnicomgroup.com. The table below provides current membership for each Board committee.

Director	Audit	Compensation	Governance	Finance
Mary C. Choksi
Leonard S. Coleman, Jr.
Mark D. Gerstein
Ronnie S. Hawkins
Deborah J. Kissire
Gracia C. Martore
Patricia Salas Pineda
Linda Johnson Rice
Valerie M. Williams
John D. Wren
Number of Meetings in 2022	12	10	7	7

    Member

     Chair

AUDIT COMMITTEE

The Audit Committee’s purpose is to assist the Board in carrying out its financial reporting and oversight responsibilities, including oversight of risk as described in “Risk Oversight” beginning on page 26 above. In this regard, the Audit Committee assists the Board in its oversight of (a) the integrity of our financial statements, (b) compliance with legal and regulatory requirements, (c) the qualifications and independence of our independent auditors, and (d) the performance of our internal audit function and independent auditors. Furthermore, the Audit Committee prepares the report included below in the section entitled “Audit Committee Report.” The Audit Committee also has the power to retain or dismiss our independent auditors and to approve their compensation.

The Board has determined that each member of our Audit Committee is “independent” within the meaning of both the rules of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that each member of our Audit Committee is an “audit committee financial expert,” is “financially literate” and has “accounting or related financial management expertise,” as such qualifications are defined by SEC regulations and the rules of the NYSE, respectively.

Meetings in 2022: 12

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COMPENSATION COMMITTEE

The Compensation Committee’s purpose is to (a) assist the Board in carrying out its oversight responsibilities relating to compensation matters, including oversight of risk as described in “Risk Oversight” beginning on page 26 above, (b) prepare a report on executive compensation for inclusion in our annual Proxy Statement and (c) administer and approve awards under our equity and other compensation plans. The report of the Compensation Committee is included below in the section entitled “Compensation Committee Report.”

The Board has determined that each member of our Compensation Committee is “independent” within the meaning of the rules of the NYSE and a “non-employee director” within the meaning of the rules of the SEC.

Meetings in 2022: 10

GOVERNANCE COMMITTEE

The Governance Committee’s purpose is to assist the Board in carrying out its oversight responsibilities, including oversight of risk as described in “Risk Oversight” beginning on page 26 above, relating to (a) the composition of the Board and (b) certain corporate governance matters. As part of its responsibilities, the Governance Committee considers and makes recommendations to the full Board with respect to the following matters:

Meetings in 2022: 7

■    director nominees and underlying criteria for election to the Board and its committees;

■    the structure, responsibilities and composition of the Board committees;

■    standards and procedures for review of the performance of the Board and its committees, as well as any actions to be taken in response to the performance evaluation results;

■    the election of the Chief Executive Officer and other officers required to be elected by the Board;

■    our Certificate of Incorporation and By-laws;

■    our Corporate Governance Guidelines generally, including with respect to director qualification standards, responsibilities, access to management and independent advisors, orientation and continuing education, and management succession;

■    shareholder proposals made under SEC rules;

■    the Code of Business Conduct applicable to our directors, officers and employees;

■    the Code of Ethics applicable to our senior financial officers;

■    the Political Contributions Policy;

■    the charters of the Board committees; and

■    the Governance Committee’s performance of its own responsibilities and, in coordination with the Company’s Lead Independent Director, the annual performance evaluation of the Board and its other committees.

The Governance Committee also oversees our shareholder engagement efforts and periodically receives reports from management on shareholder feedback. In addition, the Governance Committee oversees the Company’s climate change initiatives and processes, and periodically receives reports from management on progress against goals and targets. The Board has determined that each member of our Governance Committee is “independent” within the meaning of the rules of the NYSE.

FINANCE COMMITTEE

The Finance Committee’s purpose is to assist the Board in carrying out its oversight responsibilities relating to certain financial matters affecting Omnicom, including in respect of acquisitions, divestitures and financings and the oversight of risk as described in “Risk Oversight” beginning on page 26 above.

Meetings in 2022: 7
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EXECUTIVE SESSIONS

As a matter of policy, the independent, non-management directors regularly meet in executive session, without management present. The independent directors met six times in 2022. Mr. Coleman, our Lead Independent Director, presides over executive sessions of the Board.

DIRECTOR ATTENDANCE

Attendance at Board and committee meetings during 2022 was 99% for the directors as a group. With the exception of one absence, each of our directors attended every meeting of the Board and the committees of the Board on which he or she served during 2022. We encourage our directors to attend our annual meetings of shareholders, and all of our directors attended the 2022 Annual Meeting of Shareholders.

Board Policies and Processes

BOARD AND COMMITTEE EVALUATION PROCESS

Every year, the Board and its committees each conduct a self-evaluation to help promote Board and committee effectiveness. The Governance Committee leads the evaluation process, which is overseen by our Lead Independent Director. The process allows directors to evaluate the Board as a whole and the standing committees of the Board on which each director serves through questionnaires covering topics such as:

■    the effectiveness of the Board’s leadership structure and the composition and responsibilities of its committees;

■    the adequacy of the number and length of Board and committee meetings and the appropriateness of topics discussed; and

■    the dynamic between the Board and management, and the quality of management’s presentations and information provided to the Board and its committees.

Our Governance Committee recommends to the full Board a plan for any changes to the functions of our Board or its committees including on structure, responsibilities, performance and composition.

The Governance Committee reviews the composition of the Board and recommends to the full Board nominees for election. The Governance Committee identifies the skills and experience needed to replace any departing director and performs research, either itself or by engaging third parties to do so on its behalf, to identify and evaluate director candidates.

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DIRECTOR RETIREMENT POLICY

Our mandatory retirement age policy for directors provides that no director shall be nominated for election or re-election to the Board if the director has reached 75 years of age on or before December 31st of the year preceding election or re-election. The Board, upon the recommendation of the Governance Committee, may waive this limitation for any director if the Board determines that it is in the best interests of the Company and its shareholders to extend the director’s service. The Board has not previously waived the policy, and in the event of a waiver, the Board will provide shareholders with a rationale for its decision.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors served as members of our Compensation Committee during all or a portion of 2022: Susan S. Denison, Mary C. Choksi, Leonard S. Coleman, Jr., Gracia C. Martore and Linda Johnson Rice. None of the Compensation Committee members serving during 2022 is a current or former employee or officer of Omnicom or its subsidiaries. None of the Compensation Committee members serving during 2022 has ever had any relationship requiring disclosure by Omnicom under Item 404 of Regulation S-K. During 2022, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any other company that had an executive officer serving as a member of our Board or its Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

We review all relationships and transactions between Omnicom or its subsidiaries and related persons to determine whether such persons have a direct or indirect material interest. Related persons include any director, nominee for director, officer or their immediate family members. Although we do not have a written policy governing such transactions, Omnicom’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As part of this process, and pursuant to our Audit Committee’s charter, the Audit Committee reviews our policies and procedures with respect to related person transactions. These policies and procedures have been communicated to, and are periodically reviewed with, our directors and executive officers, and the Audit Committee documents in its minutes any actions that it takes with respect to such matters. Under SEC rules, transactions that are determined to be directly or indirectly material to Omnicom, its subsidiaries or a related person are required to be disclosed in Omnicom’s Proxy Statement. In the course of reviewing a related party transaction, Omnicom considers (a) the nature of the related person’s interest in the transaction, (b) the material terms of the transaction, (c) the importance of the transaction to the related person and Omnicom or its subsidiaries, (d) whether the transaction would impair the judgment of a director or officer to act in the best interest of Omnicom, and (e) any other matters deemed appropriate.

Based on the information available to us and provided to us by our directors and officers, we do not believe that there were any such material transactions in effect since January 1, 2022, or any such material transactions proposed to be entered into during 2023, with the following exception. Mr. Wren’s brother, Christopher Wren, is employed as the Financial Systems Director for RAPP, a subsidiary of Omnicom. In 2022, his total compensation was $257,932, including salary, bonus and other benefits.

ETHICAL BUSINESS CONDUCT

We have a Code of Business Conduct designed to ensure that our business is carried out in an honest and ethical way. The Code of Business Conduct applies to all of our directors, officers and employees, as well as all of the directors, officers and employees of our majority-owned subsidiaries, and requires that they avoid conflicts of interest, comply with all laws and other legal requirements and otherwise act with integrity. In addition, we have adopted a Code of Ethics for Senior Financial Officers regarding ethical action and integrity relating to financial matters applicable to our senior financial officers. Our Code of Business Conduct and Code of Ethics for Senior Financial Officers are available on our website at http://www.omnicomgroup.com, and are also available in print, without charge, to any shareholder that requests them. We will disclose any future amendments to, or waivers from, certain provisions of these ethical policies and standards for senior financial officers, executive officers and directors on our website within the time period required by the SEC and the NYSE.

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We also have procedures to receive, retain and address complaints regarding accounting, financial reporting and disclosure, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, as well as possible violations of our Code of Business Conduct or Code of Ethics for Senior Financial Officers. The procedures are posted on our website at http://www.omnicomgroup.com and the websites of our various global networks.

Directors’ Compensation for Fiscal Year 2022

Directors who are also current or former employees of Omnicom or its subsidiaries receive no compensation for serving as directors. The compensation program for directors who are not current or former employees of Omnicom or its subsidiaries is designed to compensate directors in a manner that reflects the work required for a company of Omnicom’s size and composition and to align directors’ interests with the long-term interests of shareholders. The table below includes the following compensation elements with respect to non-employee directors:

Annual Compensation. For 2022, non-employee directors were paid a cash annual retainer of $90,000 and $2,000 for attendance at each Board or Committee meeting. Non-employee directors are also paid $10,000 for attendance in person at a Board meeting held outside of the U.S. that requires international travel from his or her residence, but no such international meetings were held in 2022, and therefore this additional fee was not paid. In addition, directors receive reimbursement for customary travel expenses.

In accordance with our 2021 Incentive Award Plan (the “2021 Plan”), and our Director Compensation and Deferred Stock Program initially adopted by our Board on December 4, 2008 (as amended), non-employee directors also receive fully vested common stock each fiscal quarter. For each of the four quarters in 2022, such directors received common stock with a grant date fair value of $43,750 based on the per share closing price of our common stock on the first trading day immediately prior to grant.

Our Director Compensation and Deferred Stock Program and 2021 Plan provide that each director may elect to receive all or a portion of his or her cash annual retainer for the following year’s service in common stock. Mr. Gerstein elected to receive all of his 2022 cash annual retainer in common stock.

Directors may also elect to defer any shares of common stock payable to them, which will be credited to a bookkeeping account in the directors’ names. These elections must be made prior to the start of the calendar year for which the fees would be payable. The number of shares of common stock delivered or credited to a director’s account is based on the fair market value of our common stock on the first trading day immediately preceding the date the fees would have been paid to the director. Each director other than Ms. Rice elected to defer all of the shares of common stock payable to them in 2022, except that Ms. Pineda’s deferral election became effective on April 1, 2022.

Lead Independent Director and Committee Chair Fees. The Chairs of our committees and our Lead Independent Director receive additional annual fees in cash due to the workload and the additional responsibilities of their positions. Our Lead Independent Director receives an additional fee of $35,000. The Chairs of our Audit, Compensation, Governance and Finance Committees receive an additional fee of $20,000 each year, as long as such Chair is not also an executive officer of Omnicom.

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Name of Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Mary C. Choksi	$170,000	$175,000	$345,000
Leonard S. Coleman, Jr.	$195,000	$175,000	$370,000
Susan S. Denison(3)	$ 69,000	$ 87,500	$156,500
Mark D. Gerstein(4)	$ 80,000	$116,667	$196,667
Ronnie S. Hawkins	$134,000	$175,000	$309,000
Deborah J. Kissire	$162,000	$175,000	$337,000
Gracia C. Martore	$166,000	$175,000	$341,000
Patricia Salas Pineda(4)	$104,750	$153,125	$257,875
Linda Johnson Rice	$140,000	$175,000	$315,000
Valerie M. Williams	$144,000	$175,000	$319,000

(1)        This column reports the amount of cash compensation earned in 2022 for Board and Committee service. The amounts shown include $60,000 in cash compensation which Mr. Gerstein elected to receive in common stock.

(2)        The amount reported in the “Stock Awards” column for each director reflects the aggregate grant date fair value of the stock granted in 2022, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). For a discussion of the assumptions used to calculate the fair value of stock awards, refer to Notes 2 and 10 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 10-K”). The grant date fair market value for each quarterly stock award was $43,750 for each individual reported in the table above. All stock awards held by directors were fully vested as of December 31, 2022.

(3)        Retired from the Board on May 3, 2022, and amounts shown represent such director’s partial year of service on the Board.

(4)        Began serving on the Board during 2022 and amounts shown represent such director’s partial year of service on the Board.

No Other Compensation. Directors received no compensation in 2022 other than that described above. We do not have a retirement plan for directors and they receive no pension benefits.

Stock Ownership Requirement. The Board encourages stock ownership by directors and, in 2004, we adopted stock ownership guidelines for our directors. The director guidelines provide, in general, that our directors must own Omnicom stock equal to or greater than five times their annual cash retainer within five years of their joining the Board. As of December 31, 2022, each member of our Board that has served on the Board five years or more was in compliance with these guidelines.

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ITEM 2 — ADVISORY RESOLUTION TO
APPROVE EXECUTIVE COMPENSATION

____________________

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking shareholders to approve an advisory resolution on the compensation of the Company’s named executive officers (“NEOs”) as reported in this Proxy Statement. Six years ago, the Board recommended that this advisory vote to approve NEO compensation be conducted annually, and shareholders voted in favor of this recommendation by a substantial majority. Accordingly, the Board has determined that it will hold an advisory vote to approve NEO compensation annually until the next vote to determine the frequency of such an advisory vote. Subsequent to the advisory vote reflected in this proposal, the next advisory vote to approve NEO compensation is expected to occur at the 2024 Annual Meeting of Shareholders, subject to the outcome of Item 3, the advisory vote on the frequency of future advisory resolutions to approve executive compensation.

Our executive compensation programs are designed to support the Company’s long-term success. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

■    attract, motivate and retain the talented executives who are a critical component of Omnicom’s long-term success by providing each with a competitive total rewards package;

■    support talent development in a rapidly evolving and competitive industry;

■    maintain a balanced approach to building long-term shareholder value that does not overemphasize a single metric; and

■    ensure that executive compensation is aligned with both the short- and long-term interests of shareholders.

The majority of each NEO’s total compensation was variable and based on performance. With respect to our Chief Executive Officer, 94% of his 2022 compensation was variable and based on performance.

We urge shareholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative below, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to our success.

We are asking shareholders to approve the following advisory resolution at the 2023 Annual Meeting.

RESOLVED, that the shareholders of Omnicom Group Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for 2022 and the other related tables and narrative discussion.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

The Board UNANIMOUSLY recommends that shareholders vote FOR the advisory resolution to approve executive compensation.

Approval of this item requires the favorable vote of the holders of a majority of the shares voting on the item. Abstentions and broker non-votes will have no effect on the outcome of this item.

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____________________

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EXECUTIVE COMPENSATION

Executive Summary

OVERALL COMPENSATION OBJECTIVES AND PRINCIPLES

The Compensation Committee is responsible for establishing, implementing and monitoring Omnicom’s executive compensation policies and program. The overarching goals of our compensation program are to:

Attract, motivate and retain	Support talent development	Maintain a balanced approach	Ensure that executive compensation is aligned
the talented executives who are a critical component of Omnicom’s long-term success by providing each with a competitive total rewards package;	in a rapidly evolving and competitive industry;	to building long-term shareholder value that does not overemphasize a single metric; and	with both the short- and long-term interests of shareholders.

We accomplish this by:

■    closely tying pay to current and long-term Company performance;

■    maintaining a high degree of variable “at-risk” compensation;

■    establishing challenging quantitative performance metrics that align with our business strategy, which determine 80% of our 2022 Annual Cash Incentive Award;

■    determining 20% of our 2022 Annual Cash Incentive Award by assessing certain qualitative performance metrics, including DE&I; corporate responsibility and integrity (including environmental sustainability; human capital management and employee training initiatives); and our responses to ongoing COVID-19 challenges; and

■    sustaining competitive compensation levels.

ABOUT OUR BUSINESS

Omnicom, a strategic holding company formed in 1986, provides advertising, marketing and corporate communications services to over 5,000 clients, including many of the largest global companies, in more than 70 countries. We operate in a highly competitive industry and compete against other global, national and regional advertising and marketing services companies, as well as technology, social media and professional services companies. The proliferation of media channels, including the rapid development and integration of interactive technologies and media, has fragmented consumer audiences targeted by our clients. These developments make it more complex for marketers to reach their target audiences in a cost-effective way, causing them to turn to global service providers such as Omnicom for a customized mix of advertising and marketing services designed to optimize their total marketing expenditure.

On a global, pan-regional and local basis, our networks, practice areas and agencies provide a comprehensive range of services in the following fundamental disciplines: Advertising & Media, Precision Marketing, Commerce & Brand Consulting, Experiential, Execution & Support, Public Relations and Healthcare. Advertising & Media includes creative services across digital and traditional media, strategic media planning and buying, and performance media and data analytics services. Precision Marketing includes digital and direct marketing, digital transformation consulting and data and analytics. Commerce & Brand Consulting services include brand and product consulting, strategy and research, retail marketing and ecommerce marketing. Experiential marketing services include live and digital events and experience design and execution. Execution & Support includes field marketing, digital and physical merchandising, point-of-sale and product placement, as well as other specialized marketing and custom communications services. Public Relations services include corporate communications, crisis management, public affairs, and media and media relations services. Healthcare includes corporate communication and advertising and media services to global healthcare and pharmaceutical companies.

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Our business model was built and continues to evolve around our clients. While our networks, practice areas and agencies operate under different names and frame their ideas in different disciplines, we organize our services around our clients. Our fundamental business principle is that our clients’ specific marketing requirements are the central focus of how we structure our service offerings and allocate our resources. This client-centric business model requires that multiple agencies within Omnicom collaborate in formal and informal virtual client networks utilizing our key client matrix organization structure. This collaboration allows us to cut across our internal organizational structures to execute our clients’ marketing requirements in a consistent and comprehensive manner. We use our client-centric approach to grow our business by expanding our service offerings to existing clients, moving into new markets and obtaining new clients. In addition, we pursue selective acquisitions of complementary companies with strong entrepreneurial management teams that currently serve or could serve our existing clients. In addition to collaborating through our client service models, our agencies and networks collaborate across internally developed technology platforms. Annalect and Omni, our proprietary data and analytics platforms, serve as the strategic resource for all of our agencies and networks to share when developing client service strategies across our virtual networks. These platforms provide precision marketing and insights at scale across creative, media and other disciplines.

Certain business trends have impacted our business and industry. These trends include clients increasingly expanding the focus of their brand strategies from national markets to pan-regional and global markets and integrating traditional and non-traditional marketing channels, as well as utilizing new communications technologies and emerging digital platforms. As clients increase their demands for marketing effectiveness and efficiency, they tend to continue to consolidate their business within one or a small number of service providers in the pursuit of a single engagement covering all consumer touch points. We have structured our business around these trends. We believe that our approach to collaboration and integration of our services and solutions, through our key client matrix organization structure, have provided a competitive advantage to our business in the past and we expect this to continue over the medium and long term. Our overarching strategy is to continue to use our virtual client networks to grow our business relationships with our largest clients by serving them across our networks, disciplines and geographies.

OVERVIEW OF 2022 COMPANY PERFORMANCE

As described in greater detail below, Omnicom delivered a strong performance in 2022. Company growth metrics remained robust, and our cash flow and balance sheet remained healthy and well-directed. In 2022, the Company generated approximately $926.5 million in net cash provided by operating activities and approximately $1.8 billion in free cash flow and returned more than 65% of our free cash flow to shareholders in dividends and share repurchases. Looking ahead to 2023, our liquidity and balance sheet remain very strong and continue to support our discretionary cash uses of dividend payments to common shareholders, capital expenditures, strategic acquisitions and share repurchases.

Our strong performance highlights our ability to adapt. As change in the digital space continues to accelerate, Omnicom has kept pace by evolving our existing capabilities to meet the ever-changing needs of our clients. By investing in new offerings and innovations, we aim to capitalize on our growing role as clients increasingly turn to us for advice to navigate an increasingly complex marketing and communications environment. We are meeting this demand by deploying new processes and developing technology platforms that provide a more connected user experience. This suite of integrated services and enhanced capabilities has helped us to strengthen our clients’ businesses, brands, services and products and allowed us to reimagine their potential.

In 2022, Omnicom secured significant new business wins and deepened relationships with existing clients. These wins would not have been possible without our deep specialization and the integration of expertise, talent, and technology to deliver modern marketing outcomes. Key triumphs in this area during 2022 included the launch of our new commerce agency, Transact, as well as the success of our best-in-class analytics and insights team at Annalect and its support of the Omni operating system. These achievements demonstrate our dedication to transform client-marketing and customer relationship technology platforms through sector-leading innovations in digital, ecommerce and new media channels.

Omnicom remains committed to expanding and further strengthening our talent. To that end, we made important changes to our senior management team in 2022, which we believe will strengthen our position in the market, open up new business opportunities, and provide innovative and transformational ideas to new and existing clients. In May, we appointed Brian Clayton to the position of Chief Data Privacy Officer, a position in which he will lead Omnicom’s privacy-first approach and ensure the Company’s compliance with increasingly complex data privacy laws and regulations. We also made three other significant appointments in October: Andrea Lennon was appointed to the new role of Chief Client Officer, where she will be responsible for leading Omnicom’s multi-disciplinary client solutions team; Kathleen Saxton was appointed as Chief

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EXECUTIVE COMPENSATION

Marketing Officer, where she will be responsible for marketing Omnicom’s award-winning capabilities and its omni-channel client solutions; and Alex Hesz was appointed to the role of Executive Vice President, Chief Strategy Officer, a role in which he will collaborate closely with Omnicom’s leadership team on the Company’s strategic priorities and enterprise-level clients.

Our people are our greatest asset, and we are constantly looking to invest in them. As the competition for talent grows, Omnicom remains focused on maximizing opportunities for employees across our enterprise. We have strived to build a company our people will be proud to work for, and we have dedicated ourselves to focusing on the Company’s role in critical areas such as environmental sustainability and DE&I. We continued this initiative in 2022. Following our inclusion on Forbes’ 2021 Best Employers for Diversity list, we were named to its 2022 lists of Best Employers for Women and Best Employers for New Grads. Omnicom also ranked on Newsweek’s list of America’s Most Responsible Companies in 2022 and were recently named to the list for a fourth consecutive time in early 2023. We also achieved a perfect score of 100 percent for the sixth consecutive year on the Corporate Equality Index (CEI) administered by the Human Rights Campaign Foundation. This index is a nationally recognized benchmarking tool for corporate inclusivity policies, benefits and practices pertinent to LGBTQ employees. Due to our high score, we were designated as a 2022 “Best Place to Work for LGBTQ Equality.”

We reaffirm the Company’s commitment to these ideals and believe the strategic decisions made during 2022 have aptly positioned us for continued success.

Omnicom 2022 Financial Results

9.4% Organic Growth	$14.3 billion Revenue	$1.3 billion Net Income
$926.5 million Net Cash Provided by Operating Activities	$1.8 billion Free Cash Flow	$2.1 billion Operating Profit	40.4% Return on Equity (ROE)	27.7% Return on Invested Capital (ROIC)

Financial and geopolitical pressures impacted many industries, and ours was no exception. In order to compare 2022 and 2021 results, we have therefore made certain non-GAAP adjustments to our year-end measures to exclude the following items. Results for 2022 were negatively impacted by the $113.4 million charges arising from the effects of the war in Ukraine, and operating profit, operating margin and EBITA margin for 2021 were favorably impacted by the $50.5 million gain recorded in connection with dispositions in the Advertising & Media discipline. See Annex A for reconciliations and additional information. Revenue in 2022 decreased slightly to $14,289.1 million (compared to $14,289.4 million in 2021). Organic growth increased revenue by 9.4%, or $1,346.3 million. Changes in foreign exchange rates reduced revenue by 4.8%, or $681 million, and acquisition revenue, net of disposition revenue, reduced revenue by 4.7%, or $665.6 million, reflecting dispositions in the Advertising & Media discipline in the second quarter of 2021 and the disposition of our businesses in Russia in the first quarter of 2022.

Net income in 2022 decreased by $91.3 million to $1,316.5 million from $1,407.8 million in 2021, although net income on a non-GAAP adjusted basis increased by $57.9 million. This year-over-year decrease is due to the factors described in detail in our 2022 10-K. Diluted net income per share decreased from $6.53 in 2021 to $6.36 in 2022, again due to the factors described in our 2022 10-K. This decrease was partially offset by a reduction in the number of outstanding common shares resulting from repurchases of our common stock, net of shares issued for restricted stock awards, stock option exercises and pursuant to the employee stock purchase plan during the year. On a non-GAAP adjusted basis, diluted net income per share actually increased from $6.39 in 2021 to $6.93 in 2022. The after-tax charges resulting from the war in Ukraine reduced net income for 2022 by $118.2 million and diluted net income per share by $0.57. The combined effect of the after-tax gain on the dispositions in the Advertising & Media discipline and the loss on the early redemption of debt in 2021 increased net income for 2021 by $31.0 million and increased diluted net income per share for 2021 by $0.14.

Operating profit decreased by $114.6 million to $2,083.3 million, although on a non-GAAP adjusted basis it increased by $49.3 million. Operating margin decreased to 14.6% from 15.4%, and EBITA margin decreased to 15.1% from 15.9%. See Annex A for more information on our non-GAAP measures.

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Operating profit, operating margin and EBITA margin for 2022 were negatively impacted by the $113.4 million charges arising from the effects of the war in Ukraine. In contrast, operating profit, operating margin and EBITA margin for 2021 were favorably impacted by the $50.5 million gain recorded in connection with dispositions in the Advertising & Media discipline.

We Are Focused on Delivering Value to Our Shareholders.

As a result of our continuing efforts to prudently manage the use of cash, we generated $926.5 million of net cash from operating activities and $1.8 billion of free cash flow during 2022, and ended the year with $4.3 billion in cash and cash equivalents. See Annex A for the definition of free cash flow, which is a non-GAAP measure, and a reconciliation of free cash flow to net income. We returned $581.1 million of cash to pay dividends to common shareholders. Our return on equity (defined as reported net income for the period divided by the average shareholders’ equity for the period) was 40.4% in 2022, while our return on invested capital (defined as after-tax operating profit divided by the average of invested capital for the period) was 27.7% in 2022. See Annex A for more information on our non-GAAP measures.

We Were Recognized for Our Extraordinary Accomplishments and Creative Talents.

The ingenuity and creativity of our people resulted in our agencies and networks receiving numerous industry awards and recognitions. The following are just a few of the highlights:

Based on its 2022 performance, Omnicom was named Ad Age’s Holding Company of the Year for the publication’s 2023 A-List and Creativity Awards. Omnicom was recognized for its evolution into a data-driven business that enables marketers to transform their businesses using its rich capabilities in data, commerce, consumer experience management, CRM, and creativity.

The One Show crowned Omnicom its 2022 Holding Company of the Year, with DDB Worldwide and TBWA\Worldwide ranking #1 and #3, respectively, within the Network of the Year category.

TBWA\Worldwide was named to Fortune’s prestigious annual list of the World’s Most Innovative Companies for 2022, ranking #1 in the Advertising sector. It was also named 2022 Network of the Year by Ad Age and Global Agency of the Year by Adweek.

Omnicom agencies from more than 30 countries won over 120 Lions at the 2022 Cannes Lions Festival of Creativity. OMD won Media Network of the Year, and two of our creative networks – DDB Worldwide and BBDO Worldwide – placed in the top five of the Network of the Year competition.

Omnicom was recognized as the most effective marketing communications company in the world in the 2021 Global Effie Effectiveness Index. Four Omnicom agency networks – BBDO Worldwide, DDB Worldwide, OMD and TBWA\Worldwide – placed in the top six of the Most Effective Agency Network category. OMD was named the Most Effective Media Agency Network.

Omnicom was named a Leader in “The Forrester Wave™: Global Marketing Services, Q3 2022” by Forrester Research, Inc. With this recognition, Omnicom was named a leader in three Forrester Wave™ assessments covering the critical areas of global media management services, marketing creative and content services and global marketing services.

The WARC Creative 100 listed Omnicom as its 2022 Holding Company of the Year, with DDB Worldwide coming in the top three of networks and AMV BBDO London coming in the top two of agencies.

BBDO Worldwide was named The Clio Awards 2022 Network of the Year.

FleishmanHillard was recognized as Extra-Large Agency and Agency of the Year in PRWeek’s US Awards 2022. Ketchum was named Global Network of the Year by ICCO (International Communications Consultancy Organization).

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EXECUTIVE COMPENSATION

We Continued to Realign and Optimize Our Portfolio Agencies.

We acquired some excellent businesses in key growth areas in 2022 and continued to realign and optimize our portfolio agencies. Some of our notable acquisitions and dispositions are as follows:

Omnicom Health Group, the largest healthcare marketing and communications group in the world, acquired Propeller, a digitally-focused omnichannel engagement marketing agency that specializes in healthcare. Propeller is a fast-growing omnichannel strategy, content and delivery agency. Propeller’s already strong data capabilities will be further reinforced with resources from Omni Health — OHG’s powerful healthcare-centric data platform.

We acquired TA Digital as part of our efforts to further expand our digital transformation, content management, commerce and customer experience capabilities. TA Digital is a leading global digital experience consultancy that specializes in the design, delivery and implementation of customer experience, digital content management and digital commerce solutions for enterprise clients. TA Digital has joined OPMG, the digital transformation and customer relationship management specialist practice area within Omnicom, and its services are closely aligned with OPMG agency Credera, a global, boutique consulting firm focused on strategy, innovation, data and technology.

We further expanded our capabilities in ecommerce, which included collaborations with key players in the ecommerce space such as Amazon, Instacart, Kroger and Walmart. In addition, Omnicom established a partnership with Firework, the world’s largest livestream commerce and shoppable video platform provider. The partnership will give clients across all Omnicom agencies access to Firework’s enterprise suite of proprietary short-form video and livestreaming technology, delivering shoppable livestreaming video directly to brand websites.

TBWA\Worldwide acquired the business of innovation agency dotdotdash, adding deeper experience design and immersive technology capabilities to the top-ranked global creative collective. Headquartered in Portland, dotdotdash specializes in building future-forward brand experiences at the intersection of culture and technology, with expertise in extending brand ideas into new spaces and places. We believe dotdotdash’s strategy, experience and design and creative tech capabilities further enhance TBWA’s abilities to ideate and deliver inventive brand experiences, while TBWA provides dotdotdash a platform to elevate and scale their capabilities, at a time when clients are looking for agencies that can bridge big-brand thinking rooted in commercial growth with deep technical expertise that is tailored to emerging tech and consumer behaviors.

We Made Progress on Creating Equitable, Inclusive Workplaces for All Employees.

Over the last year, Omnicom made substantial progress on OPEN 2.0, our DE&I action plan that builds upon the progress we have made thus far to achieve our ultimate goal: systemic equity throughout Omnicom.

In addition to the four key tenets – culture, collaboration, clients and community – and the eight Action Items outlined in OPEN 2.0, our DE&I Guiding Principles express our commitment to our employees, our clients and our communities.

To our people, we commit to:

■    Creating environments that encourage diversity of thought and lived experiences

■    Building inclusive teams that reflect the diversity of our communities

■    Creating clear paths to leadership for people from diverse groups

■    Offering education and development programs to improve cultural understanding of DE&I and our priorities within OPEN 2.0

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To our clients, we commit to:

■    Building teams that reflect diverse voices

■    Providing timely communications on the DE&I landscape and implications for our work

■    Implementing DE&I best practices that lay the foundation for more inclusive work

■    Having thoughtful, sometimes challenging, conversations that will strengthen our relationship and the work we do together

■    Sharing accountability and mutual transparency on DE&I commitments and progress

To our communities, we commit to:

■    Taking time to consider, better understand and be inclusive of the diverse global communities in which we operate

■    Being intentional about how we represent people of different races, ethnicities, abilities, religions, political affiliations, sexual orientations, and more in our work

■    Working with diverse partners that help us address systemic inequities

■    Giving back to and investing in underrepresented communities

It is through the focus provided by OPEN 2.0 and these commitments that we have been able to make progress on creating equitable workplaces that foster belonging for all employees and delivering inclusive work to our clients.

To harness the power of our six global OPEN ERGs, we have established performance metrics that drive the development of programs and resources at the ERG-level that foster employee development, employee retention, community building and client engagement. Through programs like the Black Together C-Suite Conversation series and the AcentO Elevando mentorship program, we have been able to connect in meaningful ways with our employees.

In partnership with Global Client Leaders across Omnicom, we are developing a comprehensive DE&I offering that can be deployed across the network. We also prioritized strengthening relationships between our OPEN Leaders and their DE&I client counterparts in order to make progress together.

Our support of industry programs in 2022 was dedicated to increasing diversity within Omnicom’s industries of focus. These programs included AAF Most Promising Multicultural Students, ADCOLOR, Institute of Public Relations, GLAAD, The Valuable 500 and The Brotherhood/Sister SOL. We also enhanced our involvement with HBCUs to include the sponsorship of Howard University Cathy Hughes School of Communications CapComm Lab, a 12-week course that gives students practical experience working at an ad and public relations agency, and had more than 15 of our executives guest lecture in classrooms and provide real examples of how to service clients. We will continue to focus on and invest in partnerships that help us advance OPEN 2.0 and provide us with opportunities for recruiting, talent development, and platforms for thought leadership.

In 2022, we continued our internal and external efforts to support and develop our LGBTQIA+ community, which helped Omnicom achieve a perfect score for the sixth consecutive year on the Corporate Equality Index (CEI) administered by the Human Rights Campaign Foundation. This index is a nationally recognized benchmarking tool for corporate inclusive policies, benefits and practices pertinent to LGBTQ employees. Due to our high score, we were designated as a 2022 “Best Place to Work for LGBTQ Equality.”

When we speak about proper representation and inclusion within Omnicom, we know it must start at the top. That is why we continue to place a strong emphasis on the diverse composition of the Board. Currently, our Board nominees consist of nine independent directors, with six women, four African Americans (including our Lead Independent Director) and one Latina. We are proud of the diverse knowledge and experience our Board members bring as they ensure ethical standards are upheld and exemplary oversight is maintained across our networks and agencies.

Additional information on our DE&I efforts is set forth above in the section entitled “Diversity, Equity and Inclusion.”

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EXECUTIVE COMPENSATION

COMPENSATION DECISIONS REFLECT PERFORMANCE

These and other 2022 achievements were a direct result of the leadership of our NEOs and other senior executives and provide important context for the Compensation Committee’s pay-for-performance approach and key 2022 compensation decisions. Our NEOs for fiscal year 2022 were:

■    John D. Wren, Chairman and Chief Executive Officer

■    Daryl D. Simm, President and Chief Operating Officer

■    Philip J. Angelastro, Executive Vice President and Chief Financial Officer

■    Jonathan B. Nelson, Chief Executive Officer, Omnicom Digital

■    Michael J. O’Brien, former Executive Vice President, General Counsel and Secretary

Omnicom strives to closely link executive compensation to performance by making a significant portion of potential compensation variable, as well as long-term performance driven. The more senior the executive, the lower his or her base pay will be as a proportion of his or her entire compensation package and the higher the executive’s short- and long-term incentive components will be as a proportion of his or her entire compensation package. We believe this approach is aligned with shareholder interest and the long-term interests of the Company. For all NEOs, the majority of their total compensation was variable and based on performance. With respect to our CEO, 94% of his 2022 compensation was variable and based on performance.

LAST YEAR’S SAY-ON-PAY VOTE AND SHAREHOLDER ENGAGEMENT

The Compensation Committee believes that our executive compensation program aligns with performance, reflects our business philosophy and utilizes competitive practices regarding executive compensation in a highly competitive industry. At our 2022 Annual Meeting of Shareholders, over 90% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of our 2021 executive compensation program. The Compensation Committee believes this vote, in combination with direct feedback from our shareholders, affirms our shareholders’ support of the Company’s approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes and feedback received directly from our shareholders when making future compensation decisions for the NEOs.

In the fall of 2022, we reached out to shareholders holding 65% of our outstanding shares with an invitation to engage. We spoke to every shareholder that accepted our invitation, which represented an aggregate of 25% of our outstanding shares, in a continued effort to foster a successful shareholder outreach program. Executive compensation was one of many topics included in our discussion with shareholders, and shareholder feedback is shared with the Compensation Committee, as appropriate, as well as with the full Board. As a whole, our shareholders were overwhelmingly supportive of the changes to our compensation structure in 2022 that were made after taking into account shareholder feedback obtained during our robust shareholder engagement process. In particular, shareholders with whom we engaged were pleased that we increased (compared to 2021) the weight of our internal financial performance metrics in the fiscal 2022 Annual Cash Incentive Award program from 25% to 40%, and decreased the weight of our peer group and qualitative metrics to 40% and 20%, respectively, with qualitative emphasis on DE&I, corporate responsibility and integrity (including environmental sustainability, human capital management and employee training initiatives) and management’s responses to ongoing COVID-19 challenges.

Compensation Committee Report

The Compensation Committee, which is comprised solely of independent members of the Board, has reviewed the “Compensation Discussion and Analysis” and discussed the analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in Omnicom’s 2022 10-K filed with the SEC on February 8, 2023.

Members of the Compensation Committee
Gracie C. Martore, Chair
Mary C. Choksi
Leonard S. Coleman, Jr.
Linda Johnson Rice

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Compensation Discussion & Analysis

OBJECTIVES

Compensation Decision Process

The Compensation Committee annually reviews and approves the compensation of the NEOs. To aid the Compensation Committee in making its compensation determinations, the Chief Executive Officer annually reviews the performance of each other NEO by evaluating the performance factors described in this Compensation Discussion and Analysis and presents his conclusions and recommendations to the Compensation Committee. The Compensation Committee considers the Chief Executive Officer’s recommendations, but ultimately makes the final decision as to compensation determinations. With respect to 2022 compensation, the Compensation Committee did not deviate materially from our Chief Executive Officer’s recommendations.

Effective December 31, 2022, Mr. O’Brien stepped down from his role as the Company’s Executive Vice President, General Counsel and Secretary. The Compensation Committee, on the recommendation of our CEO, determined Mr. O’Brien’s Annual Cash Incentive Award based on an assessment of his individual contributions to advancing Omnicom’s business strategy and long-term performance, managing worldwide legal risk, and the overall financial performance of Omnicom Group.

Process for Determination of our Executive Compensation: Step-By-Step

STEP 1	Base Salary Compensation Committee sets base salaries. Mr. Wren’s salary last increased 20 years ago

STEP 2	Setting Performance Measures for 2022 Compensation Committee sets metrics and quantitative and qualitative performance measures for meriting an Annual Cash Incentive Award

STEP 3

Determining Multipliers Based on Performance Range
Compensation Committee ascribes a range of predetermined multipliers based on the range of Omnicom performance outcomes with respect to each quantitative performance measure

STEP 4	Setting Target and Maximum Annual Cash Incentive Award Dollar Amounts Compensation Committee sets maximum and target Annual Cash Incentive Award dollar amounts

STEP 5

Calculation of Annual Cash Incentive Award
Compensation Committee reviews the performance of Omnicom and its peer group and calculates weighted score for each metric and final earned Annual Cash Incentive Award dollar amounts

STEP 6

Adjustments Determined
Compensation Committee considers factors it deems appropriate in order to determine whether to make adjustments to the calculated Annual Cash Incentive Award dollar amounts and approves final Annual Cash Incentive Awards

STEP 7

Long-Term Incentive Compensation: Grant of Three-Year Performance Restricted Stock Unit (“PRSU”) Awards
In May 2022, the Compensation Committee granted Messrs. Wren, Simm and Angelastro an award of PRSUs that are subject to performance conditions measured over a three-year period from 2022 to 2024 and are eligible to vest in 2025

STEP 8

Long-Term Incentive Compensation: Grant of Time-Based Restricted Stock Units (“RSUs”)
In May 2022, the Compensation Committee granted Messrs. Nelson and O’Brien an award of RSUs that vest ratably over a five-year period

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EXECUTIVE COMPENSATION

ELEMENTS OF OMNICOM COMPENSATION AND FISCAL YEAR 2022 DECISIONS

For Messrs. Wren, Simm and Angelastro, our principal components of pay for performance in 2022 were a base salary, an Annual Cash Incentive Award based on 2022 performance and an award of PRSUs that is contingent upon the long-term performance of the Company.

For Messrs. Nelson and O’Brien, our principal components of pay for performance in 2022 were a base salary, an Annual Cash Incentive Award based on 2022 performance and an award of RSUs that vest ratably over a five-year period.

Although NEOs are eligible to receive an Annual Cash Incentive Award if their achievements so merit, the granting of an Annual Cash Incentive Award to any NEO is entirely at the election of the Compensation Committee. The Compensation Committee may choose not to award an Annual Cash Incentive Award to a NEO or to adjust the amount of the award that results from the application of the measures described in this Compensation Discussion & Analysis, in each case in light of all factors deemed relevant by the Compensation Committee. In addition, to the extent achievement of the performance criteria may be impacted by changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in Omnicom’s public filings, the Compensation Committee exercises its judgment whether to reflect or exclude their impact.

Each of these components and the manner in which decisions for 2022 were made for each NEO are more fully discussed in the sections that follow.

STEP 1	Base Salary Compensation Committee sets base salaries. Mr. Wren’s salary last increased 20 years ago

NEO Base Salaries:
John Wren Chairman and Chief Executive Officer	$ 1,000,000
Daryl Simm President and Chief Operating Officer	$ 1,000,000
Philip Angelastro Executive Vice President and Chief Financial Officer	$ 950,000
Jonathan Nelson Chief Executive Officer, Omnicom Digital	$ 850,000
Michael O’Brien Former Executive Vice President, General Counsel and Secretary	$ 700,000

The objective of base salary is to provide a portion of compensation to the NEO that is not “at risk” like incentive bonuses or equity awards, and is generally unaffected by fluctuations in company performance or the market in general. The base salaries for the NEOs are determined by the Compensation Committee.

Adjustments in base salary for NEOs are not automatic or formulaic, and are ultimately made by the Compensation Committee in the exercise of its business judgment. Normally, base salary adjustments are generally considered no more frequently than every 24 months. Based on an assessment of their roles and impact, review of market competitiveness and performance assessment from our CEO, in 2022, the Compensation Committee approved salary increases for Mr. Simm (from $975,000 to $1,000,000) and Mr. Angelastro (from $850,000 to $950,000).

Mr. Wren has not had an increase in base salary in 20 years. Prior to the increase he received in 2014 upon his appointment to Executive Vice President and Chief Financial Officer, Mr. Angelastro had not had an increase in base salary in 13 years.

Omnicom considers a number of factors when determining whether to make base salary adjustments, which factors may include advice from our compensation consultant, the general knowledge of our Chief Executive Officer and Compensation Committee of base salaries paid to similarly positioned executives, salaries paid historically, tax and accounting changes that may affect the Company, as well as personal performance as assessed by the Compensation Committee and the Chief Executive Officer. No formulaic base salary adjustments are provided to the NEOs.

Based on our Chief Executive Officer’s and the Compensation Committee’s general knowledge of base salaries paid to similarly positioned executives at companies of comparable size and profitability, and the Compensation Committee’s emphasis on performance-based compensation, no NEO’s base salary, other than Mr. Simm’s and Mr. Angelastro’s as described above, was adjusted in 2022.

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Performance-Based Compensation Awards

Under Omnicom’s Senior Management Incentive Plan, eligible executive officers may receive an Annual Cash Incentive Award, except as the Compensation Committee may otherwise determine in the exercise of its business judgment.

The following table summarizes the combination of quantitative and qualitative performance measures the Compensation Committee considered for the Annual Cash Incentive Awards awarded for performance in fiscal year 2022, each of which is discussed in greater detail below. As explained above, the Compensation Committee, on the recommendation of our CEO, Mr. Wren, determined Mr. O’Brien’s Annual Cash Incentive Award based on an assessment of his individual contributions to advancing Omnicom’s business strategy and long-term performance, his management of worldwide legal risk, and the overall financial performance of Omnicom Group. The assessment of his Annual Cash Incentive Award is, therefore, not included in the discussion below.

Determination of Annual Cash Incentive Award:

STEP 2	Setting Performance Measures for 2022 Compensation Committee sets metrics and quantitative and qualitative performance measures for meriting an Annual Cash Incentive Award

Component	Weighting	Performance Measures	Rationale for Selection of Performance Metric
Peer Metric (Performance Relative to Peers)	40% (Reduced from 50% for 2021)	■ Return on equity (40%) ■ Organic growth (20%) ■ Operating profit margin (20%) ■ Organic growth plus operating profit margin (20%)

■    Comprehensively evaluates various financial metrics and directly tied to the return to our common shareholders over time

■    Measures ability to drive revenue growth from existing operations, exclusive of acquisitions, dispositions and currency effects

■    Focuses the Company on operating at sustainable, profitable levels

■    Balances the contribution of each of these important metrics

Performance Metric (OMC Internal Targets)	40% (Increased from 25% for 2021)	■ Diluted EPS growth (33.3%) ■ EBITA margin (33.3%) ■ Organic growth (33.3%)

■    Measures Company’s profitability

■    Focuses the Company on operating at sustainable, profitable levels

■    Measures ability to drive revenue growth from existing operations, exclusive of acquisitions, dispositions and currency effects

Qualitative Metric	20% (Reduced from 25% for 2021)

■    Diversity, equity and inclusion

■    Corporate responsibility and integrity (which includes environmental sustainability, and lessening the impact of our operations on the environment, human capital management and employee training initiatives); and

■    Assessment of our responses to ongoing COVID-19 challenges.

■    Reflects priority focus on DE&I, environmental sustainability, commitment to our employee training and human capital management and corporate responsibility and integrity, and responses to COVID-19 challenges

We believe our goals are meaningful and challenging, the achievement of which is designed to drive shareholder value.

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STEP 3

Determining Multipliers Based on Performance Range
Compensation Committee ascribes a range of predetermined multipliers based on the range of Omnicom performance outcomes with respect to each quantitative performance measure

PEER METRIC (FINANCIAL PERFORMANCE VS. INDUSTRY PEER GROUP) – 40% OF TARGET ANNUAL CASH INCENTIVE AWARD

Performance Measure	Weight	Rank	Peer Multiplier
Return On Equity	40%	1 - 4	0.4 – 2.0
Organic Growth	20%	1 - 4	0.4 – 2.0
Operating Profit Margin	20%	1 - 4	0.4 – 2.0
Organic Growth + Operating Profit Margin	20%	1 - 4	0.4 – 2.0

The “Peer Metric” is based on Omnicom’s financial performance as compared to an industry peer group. The Compensation Committee considered the following performance measures for fiscal year 2022 as compared to that of an industry peer group, which included WPP plc, Publicis Groupe SA and The Interpublic Group of Companies, Inc. (the “Peer Metric Group”), with each measure weighted as indicated:

■    return on equity (ROE) (40%)

■    organic growth (20%)

■    operating profit margin (20%)

■    organic growth plus operating profit margin (20%)

Peer Metric
(40% of Target Incentive Award)

A predetermined multiplier of between 0.4 and 2.0 (the “Peer Multiplier”) was ascribed based on Omnicom’s ranking relative to the Peer Metric Group for each metric. The Peer Multiplier was applied to each metric’s weighting within the category based on the results achieved to arrive at a weighted score (the “Peer Weighted Score”).

PERFORMANCE METRIC (FINANCIAL PERFORMANCE VS. ANNUAL COMPANY TARGET) – 40% OF TARGET ANNUAL CASH INCENTIVE AWARD

Performance Measure	Weight	Performance Range	Performance Multiplier
Diluted EPS Growth	331/3%	4.0% - 8.0%	0.0 – 2.0
EBITA Margin	331/3%	15.3% - 15.7%	0.0 – 2.0
Organic Growth	331/3%	3.0% - 6.0%	0.0 – 2.0
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The “Performance Metric” is based on Omnicom’s financial performance as compared to annual Company targets. The Compensation Committee considered the following performance measures for fiscal year 2022, with each measure weighted as indicated:

■    Fully diluted earnings per share growth (Diluted EPS Growth) (33.3%)

■    Earnings before interest, taxes and amortization (EBITA) margin (33.3%)

■    Organic growth (33.3%)

Performance Metric
(40% of Target Incentive Award)

Organic growth is total revenue growth less the change in revenue attributable to changes in foreign exchange rates and the revenue from businesses acquired net of the revenue from businesses that were disposed. A predetermined multiplier of between 0.0 and 2.0 (the “Performance Multiplier”) was ascribed based on the range of Omnicom performance with respect to each performance measure as shown above. The Performance Multiplier was applied to each metric’s weighting within the category based on the results achieved to arrive at a weighted score (the “Performance Weighted Score”).

STEP 4	Setting Target and Maximum Annual Cash Incentive Award Dollar Amounts Compensation Committee sets maximum and target Annual Cash Incentive Award dollar amounts

Name of Executive	Threshold	Target	Maximum
John Wren	$ 0	$7,900,000	$15,800,000
Daryl Simm	$ 0	$3,500,000	$ 7,000,000
Philip Angelastro	$ 0	$3,250,000	$ 6,500,000
Jonathan Nelson	$ 0	$1,500,000	$ 3,000,000

For performance in fiscal year 2022, we established a maximum incentive compensation level and a target incentive compensation level set at a percentage of the maximum incentive compensation level, which are shown above and in the “Grants of Plan-Based Awards in 2022” table. As described below, the Compensation Committee periodically consults with its compensation consultant to determine the range of total compensation for similarly positioned executives at our peer group companies. The Compensation Committee takes the information provided by its compensation consultant into consideration when determining the Incentive Award target for our NEOs. For 2022, based on an assessment of his roles and impact, review of market competitiveness and performance assessment from our CEO, the Compensation Committee increased Mr. Angelastro’s target annual cash incentive award from 2021.

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STEP 5

Calculation of Annual Cash Incentive Award
Compensation Committee reviews the performance of Omnicom and its peer group and calculates weighted score for each metric and final earned Annual Cash Incentive Award dollar amounts

CALCULATION OF METRICS RESULTS – COMPANY PERFORMANCE VS. INDUSTRY PEER GROUP

When calculating the Operating Profit Margin Peer Metric, we made adjustments to Operating Profit to add back charges arising from the effects of the war in Ukraine. The tables in Annex A show the adjustments made to Omnicom Group Inc.’s Operating Profit.

	2022 Performance	Peer Metric Group Rank	Weight	Peer Multiplier	Weighted Score
Return On Equity	40.4%	1	40%	2.00	0.800
Organic Growth	9.4%	2	20%	1.50	0.300
Adjusted Operating Profit Margin	15.4%	1	20%	2.00	0.400
Organic Growth + Adjusted Operating Profit Margin	24.8%	1	20%	2.00	0.400
Total					1.900
Peer Weighted Score of 1.900 x metric weighting of 40%					76.0%

CALCULATION OF METRICS RESULTS – COMPANY TARGETS

When calculating our EBITA Margin, we made adjustments to EBITA to add back charges arising from the effects of the war in Ukraine. When calculating our Diluted EPS Growth, we made adjustments to (i) exclude the after-tax charge on the early redemption of debt in 2021, (ii) exclude the gain on the dispositions in the Advertising & Media discipline in the second quarter of 2021 and (iii) add back charges arising from the effects of the war in Ukraine and additional increase in income tax expense related to the disposition of our businesses in Russia. The tables in Annex A show these adjustments to EBITA Margin and Diluted EPS Growth.

	Target Range and 2022 Performance	Performance Multiplier	Relative Weight	Weighted Score
Diluted EPS growth		2.00	33.3%	0.667
EBITA margin		2.00	33.3%	0.667
Organic growth		2.00	33.3%	0.667
Total				2.00
Performance Weighted Score of 2.00 x metric weighting of 40%				80.0%

CALCULATION OF METRICS RESULTS – QUALITATIVE METRIC DETERMINATIONS

The Qualitative Metric, the outline of which is provided below, was implemented to further align pay with the achievement of criteria relating to further promotion of accountability for progress on our DE&I initiatives, corporate responsibility and integrity measures (including environmental sustainability, human capital management and employee training initiatives), and management’s continued response to COVID-19.

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Diversity, Equity and Inclusion

■    Implementation of and progress under the Action Items in OPEN 2.0 - Omnicom’s action plan for Diversity, Equity and Inclusion initiatives, including Omnicom’s progress with respect to key performance indicators established with respect to the compensation period.

Corporate Responsibility and Integrity

■    Implementation of and progress under programs and initiatives in the area of environmental sustainability, and lessening the impact of our operations on the environment;

■    Implementation of and progress under human capital management and employee training initiatives; and

■    Maintaining the highest standards of corporate values and integrity.

Management’s Response to Ongoing COVID-19 Challenges

■    Providing for and prioritizing the safety and well-being of employees;

■    Effectiveness of business continuity;

■    Safely reopening offices; and

■    Implementation of strategic initiatives in response to current economic conditions.

Qualitative Metric Fiscal Year 2022 Determinations

DIVERSITY, EQUITY AND INCLUSION

Omnicom is a people business, and it has long been our mission to foster diverse and inclusive workplaces where all our people feel comfortable, confident and supported. Over the last year, we have demonstrated our commitment to DE&I by advancing the “Action Items” outlined in OPEN 2.0, our framework for achieving systemic equity.

Our mission is to attain equal representation, development, support and retention of historically underrepresented groups, and, in particular in the United States, for our Black, Hispanic, Asian and Indigenous professionals.

OPEN 2.0 specifies eight Action Items that will help us move toward achieving systemic equity faster and more effectively. These Action Items drive our DE&I efforts, and their highlights are provided below:

Action Items	Commentary
Expand & Empower OPEN Leadership Team	Further expand, support, and empower the leadership team (led by our Chief Equity and Impact Officer)
Attracting and Recruiting Talent	Together with the OPEN Leadership Team, our agencies will promote our DE&I programs and initiatives
Development	Establish an advocacy program to nurture talent and create a path for success and advancement of individuals across the Company
Retention	Establish a networking system that will allow talent to be sourced from across the firm globally to more efficiently and effectively provide career advancement
Clients	Establish a program to regularly update clients on our DE&I initiatives, and expand our current supplier diversity programs
Community	On an annual basis, identify additional organizations that our agencies enthusiastically support and offer our professional services on a pro bono basis to advance their goals
Mandatory Training	Further expand our training programs designed to create awareness and sensitivity to issues regarding DE&I, including global, mandatory unconscious bias training
Accountability	Establish Omnicom-wide key performance indicators (KPIs) that will become part of our operations and an important factor in executive compensation

We made substantial progress under OPEN 2.0 in 2022. As shown in our chart on page 30, we achieved significant progress in increasing our workforce diversity during the year. We also harnessed the power of our ERGs and collaborated with cross-disciplinary stakeholders to propel the momentum and progress towards systemic equity at Omnicom.

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CORPORATE RESPONSIBILITY AND INTEGRITY

Omnicom continues its deep commitment to corporate responsibility and integrity. The four pillars for our efforts include: (i) supporting our communities, (ii) creating a dynamic and diverse workforce, (iii) managing our environment footprint and (iv) ensuring a strong governance structure. Key actions taken with respect to each pillar are further described below:

Community

■    Continued to support the UN SDGs through client, pro bono and volunteer work by our agencies across the globe.

■    Helped promote inclusive and quality education for children around the world (SDG No. 4) through our continued pro bono work with Theirworld.

People

■    Perfect score on the Corporate Equality Index conducted by Human Rights Campaign for six consecutive years.

■    Grew the number of dedicated DE&I leaders throughout Omnicom to more than 50, with all of our networks and practice areas now having a dedicated DE&I leader reporting to their CEO.

■    Strengthened our six global ERGs to serve communities within the Omnicom workforce.

■    Following the launch of our global, online unconscious bias training course in 2021, continued to develop a DE&I Training Center of Excellence in 2022 that includes mandatory and elective courses, as well as market-specific training as needed.

Environment

■    In 2021, Omnicom appointed Karen van Bergen to Chief Environmental Sustainability Officer, reporting to Mr. Wren. In this role, Ms. van Bergen is responsible for overseeing Omnicom’s climate change initiatives and processes, which include setting measurable goals, policies and partnerships that will reduce its carbon footprint.

■    Omnicom has achieved its environmental goals of reducing energy use by 20% per employee using a 2015 baseline and increasing our use of electricity generated from renewable sources ahead of the 2023 target date. Omnicom will continue to report against these goals through 2023.

■    Omnicom remains a signatory to the United Nations (UN) Global Compact, which commits to undertaking initiatives to promote greater environmental responsibility and encourage the implementation of environmentally friendly technologies.

■    In September 2022, Omnicom formally submitted a near-term Scope 1, 2 and 3 emission reduction goal to the SBTi, which audits participating companies on their emissions goals and evaluates whether they are in-line with the global mandate to keep the planet’s warming below 1.5 degrees. Omnicom’s validation process is underway, delayed due to backlog at SBTi, with final approval tentatively expected in mid-April.

■    Omnicom is a founding member of the Global AdNetZero initiative to reduce carbon emissions from advertising operations to net zero by 2030. Omnicom sits on various working groups to rapidly establish plans for roll-out in major advertising markets beyond its initial launch in the UK, with which Omnicom has been involved since its inception.

Governance

■    Our Code of Business Conduct, which spells out what we value, what we believe and the policies that all employees at every level around the world must uphold, underscores our commitment to upholding the highest ethical standards.

■    As a signatory to the UN Global Compact, we maintain a Human Rights Policy for our customers and clients.

■    Our Supplier Code of Conduct was put into effect in 2020, outlining our expectations for the businesses with which we work.

■    Continued offering mandatory business ethics, security awareness and cybersecurity training to all Omnicom employees.

■    Maintained diverse representation through our 10 board of director nominees, which include six women, four African Americans and one Latina.

■    Omnicom is committed to providing oversight and accountability regarding our participation in the U.S. political process, and disclosure of U.S. political contributions, of which there were $0 in 2020, 2021 and 2022. Please see our Political Contributions Policy, which is available on our website at https://www.omnicomgroup.com/about/corporate-governance. We also disclose payments to U.S. trade associations that receive more than $50,000 in annual Omnicom dues, and the amount of such dues or contributions that those trade associations use for lobbying or political activity payments.

■    Omnicom published its EEO-1 Report on our website this year reflecting demographic data for 2022, and we are committed to continuing this level of disclosure going forward.

■    Omnicom’s sustainability efforts are informed by various standards, including the Sustainability Accounting Standards Board’s guidance for the Advertising and Marketing Industry.

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Due in part to this work, we were ranked on Newsweek’s list of America’s Most Responsible Companies in 2022, and were recently named to the list for a fourth consecutive time in early 2023.

Response to Continued and Evolving COVID-19 Challenges

While the impact of the COVID-19 pandemic on the global economy was reduced compared to 2021, it posed challenges that necessitated a continued focus on executing strategic decisions quickly and effectively. Mr. Wren continued to lead the Company in response to the ongoing challenges. As has been the case since the pandemic began, Mr. Wren’s primary focus remained on the safety and well-being of our employees. Other imperative concerns included the ability of the Company to effectively service our clients and preserve the strength of Omnicom’s business for the long term. The following table briefly summarizes the key focus areas for actions that mitigated the impact of the COVID-19 pandemic for our Company, each of which is discussed in greater detail below.

Key focus areas for actions that mitigated the continued impacts of COVID-19 for our Company

Prioritizing Safety and Well-Being of Our Employees	Effectively Serving Our Clients

■    Safely reopening offices and implementing return to work policies

■    Continued effectiveness of business continuity

■    Continued improvement on the success of our virtual work environment

■    Continued new programs that allow for agile and flexible work arrangements

■    Continued commitment to employee health and safety

■    Continued heightened workplace hygiene policies and office cleaning procedures

■    Omnicom’s agencies continued to institute developed insights and creative ideas to support clients and their customers

■    New investment in areas most important to our clients in a quickly evolving digital environment

■    Implementation of strategic initiatives in response to current economic conditions

Prioritizing The Safety And Well-Being Of Our Employees

As explained above, Omnicom’s first priority continued to be the safety and well-being of our employees. Many of Omnicom’s employees worldwide returned to the office in 2022 and, while some employees continued to work remotely, we developed and instituted new programs that allowed for a safe return to our offices while maintaining agile and flexible work arrangements to meet the changing needs of employees. Omnicom’s agencies continued to follow relevant health authority guidelines, such as those from the Centers for Disease Control and Prevention in the United States and the National Health Service in the United Kingdom. In addition, Omnicom’s agencies were instructed on the steps to take if an employee tests positive for COVID-19 or has been in close contact with another person who has tested positive in light of new variants and evolving advice from relevant health authorities. We continued more heightened workplace hygiene policies and office cleaning procedures. We followed recommended travel restrictions and meeting guidelines.

Omnicom’s information technology task force and teams continued to leverage various information technology methods for remote working to ensure that employees were able to effectively work remotely and receive at-home technology support. In addition, our information technology teams prepared our offices for returning to work, making sure that our employees were able to use video calls and other tools that they have come to rely on when working in the offices to ensure a seamless hybrid working environment.

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Effectively Serving Our Clients

The post-pandemic economic environment continued to challenge many of our clients’ businesses. As a result, clients continue to face the need to cut costs, creatively meet strategic priorities and address the changing needs of their employees. Our agencies continued to develop insights and creative ideas to support clients and their customers. They worked extensively to provide clients with services and solutions needed during these challenging times.

For these reasons and the many others listed above, the Compensation Committee determined that the Qualitative Metric Score for 2022 performance was 100% of target.

Fiscal Year 2022 Calculation of Annual Cash Incentive Award

Name	Target Incentive Compensation	Peer Weighted Score	Performance Weighted Score	Qualitative Score	Combined Score	Total Annual Cash Incentive Award Earned
John Wren	$7,900,000	76.0%	80.0%	20.0%	176.0%	$13,904,000
Daryl Simm	$3,500,000	76.0%	80.0%	20.0%	176.0%	$ 6,160,000
Philip Angelastro	$3,250,000	76.0%	80.0%	20.0%	176.0%	$ 5,720,000
Jonathan Nelson	$1,500,000	76.0%	80.0%	20.0%	176.0%	$ 2,640,000
STEP 6

Adjustments Determined
The Compensation Committee considers factors it deems appropriate in order to determine whether to make adjustments to the calculated Annual Cash Incentive Award dollar amounts and approves final Annual Cash Incentive Awards

Adjustments to Calculated Annual Cash Incentive Award

While the Compensation Committee recognizes the contribution of each eligible NEO, the Committee, pursuant to Mr. Wren’s recommendation, agreed that it was prudent to reduce the amount of the Incentive Awards as shown below in order to reallocate the funds to the general incentive compensation pool to be reallocated to other employees.

Name	Total Annual Cash Incentive Award Earned	Adjustment	Total Final Annual Cash Incentive Award
John Wren	$13,904,000	$(1,904,000)	$12,000,000
Daryl Simm	$ 6,160,000	$(1,160,000)	$ 5,000,000
Philip Angelastro	$ 5,720,000	$(1,220,000)	$ 4,500,000
Jonathan Nelson	$ 2,640,000	$ (240,000)	$ 2,400,000
STEP 7

Long-Term Incentive Compensation: Grant of Three-Year Performance Restricted Stock Unit Awards
In May 2022, the Compensation Committee granted to Messrs. Wren, Simm and Angelastro an award of PRSUs that are subject to further performance conditions over a three-year period from 2022 to 2024 and are eligible to vest in 2025

On May 2, 2022, the Compensation Committee awarded Messrs. Wren, Simm and Angelastro PRSUs designed to reward individual contributions to the Company’s performance as well as motivate future contributions and decisions aimed at increasing shareholder value over time. The PRSUs awarded are subject to performance conditions over a three-year period that fit within the Compensation Committee’s “pay for performance” philosophy by closely tying pay to long-term performance. These awards are presented below in both the Summary Compensation Table for 2022 on page 64 and the Grants of Plan-Based Awards in 2022 table on page 65.

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The vesting of these PRSUs depends on the results of a performance test performed three years after the year of the grant, which establishes the percentage of the award that the executive will ultimately realize. This test compares the Company’s return on equity for a three-year period (2022 to 2024) to that of our Peer Metric Group. The Compensation Committee believes return on equity provides a consistent and comprehensive measure to assess Omnicom’s relative performance. The Compensation Committee believes using return on equity as the single performance measure achieves clear and simple peer group comparison, and comprehensively evaluates various financial metrics. In addition, return on equity is a measure directly tied to the return to our common shareholders over the long term.

In 2025, our average return on equity over calendar years 2022, 2023 and 2024 will be compared to the average return on equity for each member of the Peer Metric Group for the same three-year period, and Omnicom’s rank amongst these competitors will be determined. The ultimate value received by the NEO will depend on the vesting of the awards and the value of our common stock.

Messrs. Wren, Simm and Angelastro are required to retain a certain amount of Omnicom’s equity/stock as described in “Executive Compensation Related Practices, Policies and Guidelines – Executive Stock Ownership Guidelines.”

STEP 8

Long-Term Incentive Compensation: Grant of Time-Based Restricted Stock Units
In May 2022, the Compensation Committee granted to Messrs. Nelson and O’Brien an award of RSUs that vest ratably over a five-year period.

The Compensation Committee typically grants RSU awards annually to a relatively broad group of key executives based upon the executive’s level of responsibility and judgment of the executive’s current and future contribution to Omnicom’s performance. In general, the Compensation Committee’s judgment is based on an analysis of the executive’s past contribution to the Company and also motivated by the need to retain the talented executives who are a critical component of Omnicom’s long-term success. The Compensation Committee believes that service-based vesting of the RSUs is an important motivator to reward continued performance. Messrs. Nelson and O’Brien received an award of RSUs on May 2, 2022. Information related to these awards is presented below in the Summary Compensation Table for 2022 on page 64 and the Grants of Plan-Based Awards in 2022 table on page 65. Each award of RSUs will be eligible to vest ratably over five years and each RSU represents the right to receive one share of our common stock upon vesting.

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OTHER EXECUTIVE COMPENSATION ARRANGEMENTS

SERCR Plan and Executive Salary Continuation Plan Agreements. Omnicom has entered into Award Agreements with Messrs. Wren, Simm and Angelastro pursuant to the Senior Executive Restrictive Covenant and Retention Plan, which was adopted in December 2006 (the “SERCR Plan”) and Executive Salary Continuation Plan Agreements with Messrs. Nelson and O’Brien. These arrangements are discussed in greater detail in the section below entitled “Potential Payments Upon Termination of Employment or Change in Control.”

Participation in the SERCR Plan was offered by the Compensation Committee based on the value of the benefit provided to Omnicom through the restrictive covenants contained in the SERCR Plan, as a retention mechanism to secure the services of the participants by providing post-employment benefits, subject to a minimum period of employment and based on the Compensation Committee’s analysis of the future financial impact of various termination payout scenarios on each of these recipients and on Omnicom. In making the decision to extend these benefits, the Compensation Committee relied on the advice of its independent compensation consultant, FW Cook, that the program is representative of market practice, both in terms of design and cost.

Amounts payable to each of Messrs. Nelson and O’Brien under his Executive Salary Continuation Plan Agreement are based on past Company practice and are in consideration for the covenants to consult and not to compete during the service period of the agreement. The Compensation Committee believes that these benefits are essential in helping Omnicom fulfill its objectives of attracting and retaining key executive talent.

Deferred Restricted Stock and Restricted Stock Unit Plans. Each of our NEOs was previously eligible to defer, at his election, some or all of the shares of restricted stock and restricted stock units that otherwise would have vested in a given year. No NEO made such an election in 2022. Balance and payment information with respect to prior elections is reflected in the Nonqualified Deferred Compensation in 2022 table on page 67. Omnicom pays participants an amount equal to the cash dividends that would have been paid on the shares or units in the absence of a deferral election, subject to the participant’s employment with Omnicom on the record date of such dividends.

Retirement Savings Plan. Omnicom sponsors the Omnicom Group Retirement Savings Plan, which is a tax-qualified defined contribution plan. Employees who meet the Plan’s eligibility requirements may elect to participate in the 401(k) feature of the Plan and may also receive a discretionary company profit sharing contribution and/or a discretionary company matching contribution after the end of the Plan year based on the Plan’s provisions.

Insurance. In 2022, Omnicom paid employer premiums for life insurance for Messrs. Wren, Simm and O’Brien.

Other perquisites. We procure aircraft usage from an unrelated third-party vendor. In some instances, Omnicom makes available to the NEOs personal use of corporate aircraft hours. The dollar amount reported in the Summary Compensation Table for personal use of aircraft hours reflects the aggregate incremental cost to Omnicom, based on payments we make which are equal to the vendor’s hourly charge for such use and landing fees, minus the amount Omnicom is reimbursed by the executive for his use on the aircraft. Each executive reimburses Omnicom for at least the amount calculated based on the Standard Industry Fare Level (SIFL) tables prescribed under IRS regulations promptly after the cost of the flight is incurred. Additional perquisites and benefits are set forth in the notes to the Summary Compensation Table for 2022 on page 64.

Employment Agreement. In July 2021, Omnicom Management Inc. entered into an employment agreement with Mr. Wren pursuant to which he continues to serve as the Chairman and Chief Executive Officer of the Company. The initial term of Mr. Wren’s employment agreement is through December 31, 2024 and is subject to annual automatic renewal for successive one-year terms unless either party provides timely written notice of an intent not to renew. Except for termination at the end of the then-current term, Mr. Wren’s employment agreement may only be earlier terminated by the Company for “cause” (as defined in the SERCR Plan), due to Mr. Wren’s death or pursuant to Mr. Wren’s resignation for any reason. Otherwise, the Board has the ability to relieve Mr. Wren of his duties and responsibilities for the remainder of the term while placing him on a paid leave-of-absence. Additionally, if Mr. Wren steps down as the Chief Executive Officer of the Company, he will continue to serve as Executive Chairman while he is a member of the Board. Mr. Wren’s employment agreement also provides that with respect to any PRSU award agreement entered into with Mr. Wren, in the event that he no longer serves as Chief Executive Officer of the Company, then the “Average Return on Equity” for purposes of the PRSU award agreement will be calculated based on one or more full calendar years of service while Mr. Wren served as Chief Executive Officer.

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EXECUTIVE COMPENSATION RELATED PRACTICES, POLICIES AND GUIDELINES

Role of the Independent Compensation Consultant. Because of the competitive nature of our business, the loss of key executives to competitors is a significant risk and Omnicom’s paramount concern is to attract and retain the highest-caliber executive team to ensure that Omnicom is managed in the most effective possible manner. The Compensation Committee directly retains the services of FW Cook, an independent third-party compensation consulting firm, for input on a range of external market factors, including evolving compensation trends, and market-standard compensation levels and elements. FW Cook reports directly and exclusively to the Compensation Committee. FW Cook only provides compensation consulting services to the Compensation Committee, and works with Omnicom’s management only on matters for which the Compensation Committee is responsible. Moreover, FW Cook does not perform any other services for, or receive any other fees from, the Company or any of its subsidiaries other than in connection with its work for the Compensation Committee. FW Cook stated that it holds no Omnicom stock and the Compensation Committee believes the services FW Cook provides for the Company do not raise any conflicts of interest.

Market-Competitive Compensation. The Compensation Committee periodically consults with FW Cook to obtain general observations on the Company’s compensation programs from which the Compensation Committee determines the target range of total compensation for executives. Though FW Cook provides general observations on the Company’s compensation programs, it does not determine or recommend specific amounts or forms of compensation for the NEOs. Although the data provided by FW Cook influenced the Compensation Committee’s review and analysis, such data did not have a material impact on the Compensation Committee’s determination of the levels and elements of our executive compensation. The peer group the Compensation Committee reviewed consisted of companies of comparable size and operational complexity. The group was unchanged from last year, which was comprised of the following companies for 2022:

■ Accenture plc	■ DXC Technology Company	■ Thomson Reuters Corporation
■ Automatic Data Processing, Inc.	■ Interpublic Group of Companies	■ Paramount Global
■ Cognizant Technology Solutions Corporation	■ Nielsen Holdings plc	■ WPP plc
■ DISH Network Corporation

Accounting and Tax Considerations

IRC SECTION 162(m)

The Internal Revenue Service (“IRS”), pursuant to Section 162(m) of the Internal Revenue Code (the “Code”), generally disallows a tax deduction for all compensation in excess of $1,000,000 paid to our NEOs. The Compensation Committee believes that shareholder interests are best served by not restricting the Compensation Committee’s flexibility in structuring compensation for our NEOs and reserves the right to pay compensation that will not be deductible as a result of Section 162(m) of the Code.

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EXECUTIVE COMPENSATION

ACCOUNTING FOR SHARE-BASED COMPENSATION

Omnicom accounts for share-based compensation including its PRSUs and RSUs in accordance with ASC Topic 718, Compensation — Stock Compensation.

Risk Assessment in Compensation Programs

We have assessed the Company’s compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. FW Cook was previously retained by the Compensation Committee to assist Omnicom’s management in reviewing our executive and broad-based compensation and benefits programs on a worldwide basis to determine if the programs’ provisions and operations are likely to create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; analysis to identify risk and risk control related to the programs; determinations as to the sufficiency of risk identification; and the balance of potential risk to potential reward. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

Based on the foregoing and the fact that, since FW Cook assisted the Company in its review, no subsequent change in the Company’s compensation programs has created risks reasonably likely to have a material adverse effect on the Company, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Policies

The following table briefly summarizes the policies and guidelines Omnicom has adopted over the years to strengthen our pay practices, each of which is discussed in detail below:

Policy/Guidelines	Summary
Executive Stock Ownership Guidelines

The guidelines that require our Chairman and Chief Executive Officer, our President and Chief Operating Officer and our Chief Financial Officer to hold shares of Omnicom common stock with a value equal to the specified multiples of base salary indicated below.

Compensation Forfeiture/Clawback Policy

Policy provides that in the event a material restatement of our financial statements is caused by a fraudulent or intentionally illegal act of one of our officers, a committee of non-management members of our Board (the “Clawback Committee”) may recover a portion of the annual performance-based cash bonus paid and any performance-based equity awards granted to such officer with respect to the period covered by the restatement.

Equity Compensation Policy	Policy regarding the grant of equity awards covering topics such as approval requirements, grant date and establishing exercise price.
Policy Regarding Death Benefits

Policy provides that shareholder approval is required for any future compensation arrangements, with certain exceptions, that would require the Company to make payments or awards following the death of a NEO in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, awards of ungranted equity or perquisites.

Policy Statement Regarding Hedging

Policy statement regarding hedging, which provides, in general, that no director, NEO or network CEO may purchase any financial instrument designed to hedge or offset any decrease in the market value of equity securities of the Company.

Policy Statement Prohibiting Pledging and Margin Transactions

Policy statement regarding pledging and margin transactions, which provides, in general, that no director or executive officer may engage in margin transactions with Omnicom equity securities, borrow against any account in which Omnicom equity securities are held, or pledge Omnicom equity securities as collateral for a loan.

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Executive Stock Ownership Guidelines. We have adopted Executive Stock Ownership Guidelines that require our Chairman and Chief Executive Officer, our President and Chief Operating Officer and our Chief Financial Officer to hold shares of Omnicom common stock with a value equal to the specified multiples of base salary indicated below. These guidelines ensure that they build and maintain a long-term ownership stake in Omnicom’s stock that will align their financial interests with the interests of the Company’s shareholders. The applicable guidelines for Messrs. Wren (Chairman and Chief Executive Officer), Simm (President and Chief Operating Officer) and Angelastro (Chief Financial Officer) are as follows:

Position of Executive Officer	Ownership Target
Chairman and Chief Executive Officer of Omnicom		6 x Annual Base Salary
President and Chief Operating Officer of Omnicom		6 x Annual Base Salary
Chief Financial Officer of Omnicom		3 x Annual Base Salary

The guidelines were adopted in the first quarter of 2010 and the executives have five years from the date of the adoption of the guidelines or from the date of their appointment to attain the ownership levels. For purposes of the guidelines, the value of an executive’s stock ownership includes all shares of the Company’s common stock owned by the executive outright (inclusive of unvested equity awards such as restricted shares or units and PRSUs) or held in trust for the executive and his immediate family, plus the executive’s vested deferred stock and allocated shares of the Company’s common stock in employee plans. As of December 31, 2022, each of Messrs. Wren, Simm and Angelastro was in compliance with the guidelines.

Compensation Forfeiture/Clawback Policy. Our Board has adopted an Executive Compensation Clawback Policy covering compensation paid with respect to any period beginning on or after January 1, 2010, to certain of our officers, including our NEOs. Under this policy, in the event a material restatement of our financial statements is caused by a fraudulent or intentionally illegal act of one of our officers, the non-management members of the Clawback Committee will review the annual performance-based cash bonus paid and any performance-based equity awards granted to such officer with respect to the period covered by the restatement. If the Clawback Committee determines that the amount of such awards would have been lower had they been determined based on such restated financial statements, it may seek to recover the after-tax portion of the difference, including, with respect to equity awards, any gain realized on the sale of any such shares.

Equity Compensation Policy. Omnicom has adopted a policy regarding grants of equity awards, which provides, among other things, that grants of equity awards to non-employee members of the Board shall be approved by the full Board and any other grants must be approved by the Compensation Committee. With limited exception, the grant date of any equity award will be the date of the Board or Committee meeting at which the award is approved and the exercise price, if applicable, will be no less than the closing price of Omnicom’s common stock on such date.

Policy Regarding Death Benefits. On February 10, 2011, our Board adopted a policy regarding death benefits, which provides, among other things, that shareholder approval is required for any future compensation arrangements that would require the Company to make payments, grants or awards following the death of a NEO in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, awards of ungranted equity or perquisites. The policy would not apply to payments, grants or awards of the sort offered to other Company employees and does not apply to arrangements existing at the time the policy was adopted.

Policy Statement Regarding Hedging. In February 2013, our Board adopted a policy statement regarding hedging, which provides that no director, NEO or network chief executive officer may purchase any security whose value derives from an Omnicom equity security (including any prepaid variable forward contracts, equity swaps, collars or direct or indirect interests in any exchange fund with 10% or greater exposure to Omnicom) or any similar financial instrument that is designed to hedge or offset any decrease in the market value of Omnicom equity securities.

Policy Statement Regarding Pledging and Margin Transactions. In October, 2019, our Board adopted a policy statement regarding pledging and margin transactions. The policy provides that no director or executive officer may purchase an Omnicom equity security on margin or hold Omnicom equity securities in a margin account. In addition, the policy prohibits directors and executive officers from borrowing against any account in which Omnicom equity securities are held, or pledging Omnicom equity securities as collateral for a margin loan or any other loan. The policy does not prohibit the cashless exercise of stock options under our 2021 Plan. Any transaction that may violate this policy must be pre-cleared with Omnicom’s General Counsel.

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Summary Compensation Table for 2022

Name and Principal Position of Executive	Year	Salary ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
John D. Wren	2022	$1,000,000		$7,500,003	(3)	$12,000,000	$179,165	$20,679,168
Chairman and Chief	2021	$1,000,000		$8,075,014		$10,860,000	$46,701	$19,981,715
Executive Officer	2020	$450,000		—		$10,625,000	$72,799	$11,147,799
Daryl D. Simm	2022	$992,708	(4)	$4,749,999	(3)	$5,000,000	$24,412	$10,767,119
President and Chief	2021	$975,000		$3,000,025		$4,750,000	$28,755	$8,753,780
Operating Officer
Philip J. Angelastro	2022	$920,835	(5)	$4,499,971	(3)	$4,500,000	$21,350	$9,942,156
Executive VP	2021	$850,000		$4,350,061		$4,500,000	$15,900	$9,715,961
and Chief	2020	$687,098		—		$3,350,000	$15,450	$4,052,548
Financial Officer
Jonathan B. Nelson	2022	$850,000		$2,499,898	(6)	$2,400,000	$9,150	$5,759,048
Chief Executive	2021	$850,000		$2,599,871		$2,500,000	$8,700	$5,958,571
Officer, Omnicom	2020	$779,167		—		$2,050,000	$8,550	$2,837,717
Digital
Michael J. O’Brien	2022	$700,000		$1,999,996	(6)	$1,900,000	$15,859	$4,615,855
Former Executive VP,	2021	$700,000		$2,035,208		$2,000,000	$14,637	$4,749,845
General Counsel	2020	$641,667		—		$1,550,000	$13,761	$2,205,428
and Secretary

(1)        All amounts reported are amounts paid or payable pursuant to Omnicom’s Senior Management Incentive Plan.

(2)        All Other Compensation consists of each of the following:

■    With respect to each NEO, All Other Compensation includes perquisites and other personal benefits, which are valued based on the aggregate incremental cost to Omnicom.

■    The total perquisites and other personal benefits include: for Mr. Wren, personal use of aircraft hours ($142,787), an auto allowance ($9,120) and a medical allowance ($4,000); for Mr. Simm, an auto allowance ($9,120); and for Mr. Angelastro, an auto allowance ($7,200) and an award pursuant to Company policy for long-term service ($5,000).

■    Employer contributions to one or more retirement savings plans: for Mr. Wren ($9,150), Mr. Simm ($9,150), Mr. Angelastro ($9,150), Mr. Nelson ($9,150) and Mr. O’Brien ($9,150).

■    Employer premium payments for life insurance: for Mr. Wren ($14,108), Mr. Simm ($6,142) and Mr. O’Brien ($6,709).

(3)        Represents the grant date fair value of a one-time award of performance restricted stock units, the vesting of which is subject to the attainment of relative return on equity goals for a three-year period (2022 to 2024) compared to that of our Peer Metric Group, and subject further to continued employment. See the section entitled “Compensation Discussion and Analysis,” for further details. This amount has been computed in accordance with ASC Topic 718 based on the closing price on the grant date, excluding the effect of estimated forfeitures. The ultimate value received by the NEO will depend on the number of PRSUs that are ultimately earned and vested and the share price of the underlying common stock on the date of vesting.

(4)        On March 30, 2022, the Compensation Committee determined, on the recommendation of our CEO, that Mr. Simm’s base salary be increased to $1,000,000 per annum. The increase was effective 4/16/2022. See the section entitled “Compensation Discussion and Analysis” for further details.

(5)        On May 2, 2022, the Compensation Committee determined, on the recommendation of our CEO, that Mr. Angelastro’s base salary be increased to $950,000 per annum. The increase was effective 4/16/2022. See the section entitled “Compensation Discussion and Analysis” for further details.

(6)        Represents the grant date fair value of a one-time award of restricted stock units that vest pro-rata over five years, subject generally to continued employment. This amount has been computed in accordance with ASC Topic 718 based on the closing price on the grant date. For a discussion of the assumptions used to calculate the fair value of stock awards, refer to Notes 2 and 10 to the consolidated financial statements contained in our 2022 10-K.

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Grants of Plan-Based Awards in 2022

The below table provides information about equity and non-equity awards granted to the NEOs with respect to 2022.

Name of Executive	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Wren	05/02/2022	$ 0	$7,900,000	$15,800,000	32,556	65,113	97,669	0	$7,500,003
Daryl Simm	05/02/2022	$ 0	$3,500,000	$ 7,000,000	20,619	41,238	61,857	0	$4,749,999
Philip Angelastro	05/02/2022	$ 0	$3,250,000	$ 6,500,000	19,534	39,067	58,601	0	$4,499,971
Jonathan Nelson	05/02/2022	$ 0	$1,500,000	$ 3,000,000	0	0	0	32,555	$2,499,898
Michael O’Brien	05/02/2022	$ 0	$1,250,000	$ 2,500,000	0	0	0	26,045	$1,999,996

(1)    These columns show the potential value of the payout for each NEO under our Senior Management Incentive Plan at threshold, target and maximum levels. The potential payouts were performance-driven and therefore entirely at risk. The business measurements and performance criteria for determining the payout are described in the section entitled “Compensation Discussion and Analysis” on page 49. Awards paid or payable for performance in 2022 are reflected in the Summary Compensation Table for 2022 on page 64.

(2)    The reported dollar value of the PRSUs granted to Messrs. Wren, Simm and Angelastro was calculated by multiplying the maximum number of shares subject to the award by the closing price on the grant date ($76.79). The PRSUs vest based on performance as described in greater detail on pages 58 and 59. The reported dollar value of the RSUs granted to Messrs. Nelson and O’ Brien was calculated by multiplying the number of shares subject to the award by the closing price on the grant date ($76.79). The RSUs vest ratably over a five-year period.

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Outstanding Equity Awards at 2022 Year-End

The following table provides information on the holdings of unvested stock awards by the NEOs as of December 31, 2022. No stock options were held by any of the NEOs as of December 31, 2022. For additional information about the stock awards, see the description of equity incentive compensation in the section entitled “Compensation Discussion and Analysis” on page 49.

Name of Executive	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
John Wren	—	—	337,095	$27,496,839
Daryl Simm	79,643	$ 6,496,480	61,857	$ 5,045,675
Philip Angelastro	—	—	171,283	$13,971,554
Jonathan Nelson	97,326	$ 7,938,882	—	—
Michael O’Brien	75,431	$ 6,152,907	—	—

(1)        The vesting dates of stock awards disclosed in this column are as follows:

■    Mr. Nelson: 5,073 restricted stock units are scheduled to vest on August 15, 2023. 5,420 restricted stock units are scheduled to vest on each of May 15, 2023 and 2024. 7,986 restricted stock units are scheduled to vest on each of May 15, 2023, 2024 and 2025. 6,225 restricted stock units are scheduled to vest on each of May 15, 2023, 2024, 2025 and 2026. 6,511 restricted stock units are scheduled to vest on each of May 15, 2023, 2024, 2025, 2026 and 2027.

■    Mr. Simm: 5,900 restricted stock units are scheduled to vest on August 15, 2023. 5,386 restricted stock units are scheduled to vest on each of August 15, 2023 and 2024. 10,989 restricted stock units are scheduled to vest on each of August 15, 2023, 2024 and 2025. 7,501 restricted stock units are scheduled to vest on each of August 15, 2023, 2024, 2025 and 2026.

■    Mr. O’Brien: 3,608 restricted stock units are scheduled to vest on August 15, 2023. 4,098 restricted stock units are scheduled to vest on each of May 15, 2023 and 2024. 6,030 restricted stock units are scheduled to vest on each of May 15, 2023, 2024 and 2025. 4,873 restricted stock units are scheduled to vest on each of May 15, 2023, 2024, 2025 and 2026. 5,209 restricted stock units are scheduled to vest on each of May 15, 2023, 2024, 2025, 2026 and 2027.

(2)        The market value of stock awards was determined by multiplying the number of unvested shares by $81.57, the closing price of Omnicom common stock on December 30, 2022, the last trading day of the 2022 fiscal year.

(3)        The PRSUs are eligible to vest at the times indicated below. The actual number of PRSUs that will vest depends on our relative average return on equity for the applicable three-year periods ending December 31, 2022, December 31, 2023, and December 31, 2024, compared to a pre-established peer group.

■    Mr. Wren: A maximum of 131,601 performance restricted stock units are scheduled to vest based on performance through December 31, 2022. A maximum of 107,825 performance restricted stock units are scheduled to vest based on performance through December 31, 2023. A maximum of 97,669 performance restricted stock units are scheduled to vest based on performance through December 31, 2024.

■    Mr. Simm: A maximum of 61,857 performance restricted stock units are scheduled to vest based on performance through December 31, 2024.

■    Mr. Angelastro: A maximum of 54,596 performance restricted stock units are scheduled to vest based on performance through December 31, 2022. A maximum of 58,086 performance restricted stock units are scheduled to vest based on performance through December 31, 2023. A maximum of 58,601 performance restricted stock units are scheduled to vest based on performance through December 31, 2024.

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Option Exercises and Stock Vested in 2022

The following table provides information for the NEOs on the number of shares acquired upon the vesting of stock awards in the form of restricted stock, RSUs or PRSUs, and the value realized, each before payment of any applicable withholding tax and broker commissions. No stock options were exercised by any of the NEOs during 2022.

Name of Executive	Stock Awards
	Number of Shares Acquired on PRSU Vesting (#)	Value Realized on PRSU Vesting ($)(1)	Number of Shares Acquired on RS/RSU Vesting (#)	Value Realized on RS/RSU Vesting ($)(1)
John Wren	136,171	$ 8,661,837	—	—
Daryl Simm	—	—	35,204	$2,543,489
Philip Angelastro	45,611	$ 2,901,316	—	—
Jonathan Nelson	—	—	28,165	$2,157,714
Michael O’Brien	—	—	21,978	$1,687,884

(1)    The reported dollar values are calculated by multiplying the number of shares subject to vesting by the closing price of Omnicom common stock on the vesting date.

Nonqualified Deferred Compensation in 2022

Certain of Omnicom’s employees were, in prior years, eligible to defer some or all of the shares of their restricted stock and RSUs that may vest in a given year. For additional information about the deferral plans pursuant to which these elections were made, see the description of deferred compensation on page 49 in the section entitled “Compensation Discussion and Analysis.”

The table below provides information on the non-qualified deferred compensation of the NEOs in 2022, which consisted only of the deferral of shares of restricted stock or RSUs under Omnicom’s Restricted Stock and Restricted Stock Unit Deferred Compensation Plans.

Name of Executive	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals Distribution in Last FY ($)	Aggregate Balance at Last FYE ($)
John Wren	—	$1,128,717	—	$11,092,704
Daryl Simm	—	—	—	—
Philip Angelastro	—	—	—	—
Jonathan Nelson	—	—	—	—
Michael O’Brien	—	—	—	—

(1)    Reflects earnings or (losses) on deferred shares. Earnings on deferred shares are calculated based on the total number of deferred shares in the account as of December 30, 2022, the last trading day of the 2022 fiscal year, multiplied by the Omnicom closing stock price as of December 30, 2022, less the total number of such deferred shares multiplied by the Omnicom closing stock price as of December 31, 2021.

Potential Payments upon Termination of Employment or Change in Control

The NEOs may be entitled to payments upon termination of employment or in connection with a change in control of Omnicom. The table below sets forth the potential payments that each NEO may receive upon termination of employment or change in control of Omnicom under various scenarios as of December 31, 2022. Except for the arrangements described below, none of the NEOs have entered into any plans, arrangements or agreements with Omnicom providing for payments upon termination of employment or change in control of Omnicom, other than payments generally available to all salaried employees that do not discriminate in scope, terms or operation in favor of the executive officers of Omnicom.

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THE SERCR PLAN

Omnicom adopted the SERCR Plan in 2006, and Messrs. Wren, Simm and Angelastro participate. The SERCR Plan is unique in its structure and objectives. It is intended to provide security to Omnicom through the restrictive covenants described below while delivering a valuable benefit to executives in the form of post-termination compensation.

Restrictive Covenants

In consideration for annual benefits under the SERCR Plan, participating executives are subject to restrictions on competition, solicitation, disparagement, and other willful actions that may materially harm Omnicom, from the date of termination of employment through the end of the calendar year in which they receive their last annual benefits payment.

Annual Benefits

The SERCR Plan provides annual benefits to participating executives upon their termination of employment after they render seven years of service to Omnicom or its subsidiaries, unless termination is for “Cause.” “Cause” is generally defined for this purpose as the executive having been convicted of (or having entered a plea bargain or settlement admitting guilt for) any felony committed in the execution of and while performing his duties as an executive officer, an act of fraud or embezzlement against Omnicom, as a result of which continued employment would have a material adverse impact on Omnicom, or having been the subject of any order, judicial or administrative, obtained or issued by the SEC, for any securities violation involving a material and willful act of fraud. Subject to compliance with the SERCR Plan’s restrictive covenants, the annual benefit is payable for 15 years following termination, and is equal to the lesser of (a) the product of (i) the average of the executive’s three highest years of total pay (base salary plus bonus and other incentive compensation), and (ii) a percentage equal to 5% plus 2% for every year of the executive’s service as an executive officer to Omnicom, not to exceed 35% and (b) $1.5 million, subject to an annual cost-of-living adjustment of up to 2.5% per year beginning with the second annual payment. Payment of this annual benefit begins in the year following the calendar year in which the termination of employment occurred. In the event of death subsequent to satisfaction of the seven-year service requirement, beneficiaries of the executive are entitled to the annual benefit payments. No annual benefit is payable if the executive is terminated by Omnicom for Cause. Any future compensation arrangement under the SERCR Plan that would oblige Omnicom to make payments in the event of a NEO’s death would require shareholder approval.

THE EXECUTIVE SALARY CONTINUATION AGREEMENT

Omnicom has entered into an Executive Salary Continuation Agreement with each of Messrs. Nelson and O’Brien pursuant to which Omnicom agreed to make annual payments for up to a maximum of 10 years after termination of full time employment, unless termination is for “Cause,” in consideration for each agreeing to consult and subject to restrictions on competition, solicitation, disparagement, and other willful actions that may be harmful to Omnicom during the payment period. “Cause” is generally defined for this purpose as misconduct involving willful malfeasance, such as breach of trust, fraud or dishonesty. Based on Messrs. Nelson’s and O’Brien’s ages and years of service with Omnicom or its subsidiaries, as of December 31, 2022, their payment periods were 10 years.

Consulting Obligation and Certain Restrictive Covenants

Messrs. Nelson and O’Brien have agreed to serve as advisor or consultant to Omnicom during the payment period, subject to certain limitations. In addition, they will be subject to restrictions on competition, solicitation, disparagement, and other willful actions that may be harmful to Omnicom, from the date of termination through the end of the payment period.

Annual Benefits

Following termination and subject to compliance with the consulting obligation and restrictions on competition, solicitation, disparagement, and other willful actions that may be harmful to Omnicom, Messrs. Nelson and O’Brien are entitled to receive annual payments, beginning in the year described below, for the duration of the payment period. Annual payments are equal to 50% of the highest annual base salary paid to Messrs. Nelson and O’Brien within five years prior to termination. Annual payments are subject to there being sufficient pre-tax profits of Omnicom for the calendar year immediately prior to the year in which Messrs. Nelson and O’Brien are entitled to payment.

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Messrs. Nelson and O’Brien are entitled to 100% of the annual payment amount in the event of disability. For a voluntary termination, including retirement, or a termination by Omnicom without Cause, Mr. Nelson is entitled to 100% of the annual payment amount; and Mr. O’Brien, since he has completed fewer than 20 years of service, is entitled to 95% of the annual payment amount. Mr. O’Brien’s reduced entitlement is calculated by dividing the 19 years of service he completed as of December 31, 2022 by 20. In the event of death, Mr. Nelson’s beneficiary or beneficiaries are entitled to 75% of the annual payment amount, and Mr. O’Brien’s beneficiary or beneficiaries are not entitled to payments. No annual benefits are payable if Messrs. Nelson or O’Brien are terminated by Omnicom for Cause. Any future compensation arrangement under an Executive Salary Continuation Agreement that would oblige Omnicom to make payments in the event of a NEO’s death would require shareholder approval.

THE SENIOR MANAGEMENT INCENTIVE PLAN

Each of the NEOs participated in our Senior Management Incentive Plan in fiscal year 2022. The Senior Management Incentive Plan provides performance-based bonuses to participants, based upon specific performance criteria, discussed above in the section entitled “Compensation Discussion and Analysis” on page 49, during each performance period. If a participant in the Senior Management Incentive Plan experiences a termination of employment for any reason prior to the end of a performance period or the bonus payment date for such performance period, he is not entitled to any payment, but the Compensation Committee has the ability (a) to determine whether the participant will receive any bonus, (b) to determine whether the participant will receive a pro-rated bonus reflecting that portion of the performance period in which the participant had been employed by Omnicom, and (c) to make such other arrangements as the Compensation Committee deems appropriate in connection with the participant’s termination of employment.

EXECUTIVE LIFE INSURANCE COVERAGE

Omnicom provides life insurance coverage to its employees. Certain of the NEOs participate in a company-sponsored executive life insurance program that provides them with a higher coverage amount than they would otherwise be eligible for as employees. This coverage is in lieu of the coverage provided to employees generally. Specifically, Messrs. Wren, Simm and O’Brien are provided with executive life insurance policies for which Omnicom paid the premiums. As of December 31, 2022, in the event of termination of employment due to death, the beneficiaries of these three NEOs would be entitled to life insurance benefits in the amount of $1,000,000 paid by MassMutual. This amount is $250,000 higher than each would be eligible for under the program covering employees generally.

ACCELERATION OF EQUITY AWARDS

Messrs. Wren, Simm and Angelastro hold unvested PRSUs. Messrs. Simm, Nelson and O’Brien hold unvested RSUs that generally vest based on continued employment and the passage of time. As specified below, such NEOs are entitled to accelerated vesting (a) on a pro rata basis upon termination of employment due to disability and (b) upon death.

No equity awards held by our NEOs have single trigger or double trigger acceleration in connection with a change in control. However, if RSUs and PRSUs held by our NEOs or other employees are not assumed or substituted by an acquirer in connection with a change in control of Omnicom, they fully vest.

If a NEO retires, voluntarily terminates or is terminated by Omnicom, with or without cause, all RSUs and PRSUs that have not yet vested are generally forfeited or, to the extent PRSUs are partially vested based on the passage of time, they may remain subject to vesting based on the ultimate achievement of the performance goals.

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EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL TABLE

The following table provides the potential payments that each NEO may receive upon termination of employment or change in control of Omnicom, assuming that (a) such termination or change in control of Omnicom occurred on December 31, 2022; and (b) the price per share of Omnicom common stock equals $81.57, the closing price of Omnicom common stock on December 30, 2022, the last trading day of the 2022 fiscal year.

Name of Executive	Death	Disability	For Cause Termination	Termination without Cause	Retirement	Voluntary Termination	Change in Control(1)
John Wren
■ SERCR Plan(2)	$ 1,500,000	$ 1,500,000	—	$ 1,500,000	$ 1,500,000	$ 1,500,000	—
■ PRSU Awards(3)	$ 8,242,893	$ 5,587,463	—	—	—	—	—
Daryl Simm
■ SERCR Plan(2)	$ 1,500,000	$ 1,500,000	—	$ 1,500,000	$ 1,500,000	$ 1,500,000	—
■ PRSU/RSU Awards(3)(8)	$ 9,860,263	$ 5,818,143	—	—	—	—	—
Philip Angelastro
■ SERCR Plan(2)	$ 1,500,000	$ 1,500,000	—	$ 1,500,000	$ 1,500,000	$ 1,500,000	—
■ PRSU Awards(3)	$ 4,766,054	$ 3,172,665	—	—	—	—	—
Jonathan Nelson
■ Executive Salary Continuation Agreement	$ 318,750(4)	$ 425,000(5)	—	$ 425,000(5)	$ 425,000(5)	$ 425,000(5)	—
■ RSU Awards(8)	$ 7,938,882	$ 3,209,861	—	—	—	—	—
Michael O’Brien
■ Executive Salary Continuation Agreement	—	$ 350,000(6)	—	$ 332,500(7)	$ 332,500(7)	$ 332,500(7)	—
■ RSU Awards(8)	$ 6,152,907	$ 3,849,533	—	—	—	—	—

(1)    The change in control value of equity awards assumes that all equity awards are assumed or substituted in connection with a change in control. There are not currently any outstanding equity awards that have single trigger or double trigger acceleration in connection with a change in control. If, however, an unvested equity award is not assumed or substituted in connection with a change in control, such unvested equity award vests in full.

(2)    Except in the event of a termination for Cause, the NEO or his beneficiary, as the case may be, would be entitled to receive 15 annual payments in this amount, the first of which would be payable in 2023. In the event of termination for Cause, no payments would be made. The amount reported is the payment cap set forth in the SERCR Plan as in effect on December 31, 2022, such amount being subject to an annual cost-of-living adjustment of up to 2.5% per year beginning with the second annual payment. All payment obligations are conditioned upon compliance with the restrictive covenants described above.

(3)    The value of PRSUs was determined by taking the aggregate fair market value of the shares underlying PRSUs subject to accelerated vesting as of December 31, 2022. The value of PRSUs assumes achievement of the highest performance target, and therefore, the actual value could be lower than the amount disclosed. Amounts shown do not include unvested PRSUs which are considered earned and non-forfeitable as of December 31, 2022 because the service requirement was met, but which are eligible to vest following the end of the applicable performance period and based on the applicable level of actual performance during such period. For additional information, please read the discussion above in our “Compensation Discussion and Analysis.”

(4)    This reflects 75% of Mr. Nelson’s $425,000 annual payment, payable to his designated beneficiary. 10 annual payments in this amount would be paid to such beneficiary, with the first payment being made in 2023.

(5)    This reflects 50% of the highest annual rate of salary paid to Mr. Nelson in the five years preceding December 31, 2022. 10 annual payments would be made in this amount, with the first payment being made in 2024. All payment obligations are conditioned upon compliance with the restrictive covenants and, if not disabled, the consulting obligation described above.

(6)    This reflects 50% of the highest annual rate of salary paid to Mr. O’Brien in the five years preceding December 31, 2022. 10 annual payments would be made in this amount, with the first payment being made in 2024. All payment obligations are conditioned upon compliance with the restrictive covenants described above.

(7)    This reflects 95% of Mr. O’Brien’s $350,000 annual payment and has been reduced as described above because Mr. O’Brien has not yet completed 20 years of service. 10 annual payments would be made in this amount, with the first payment being made in 2024. All payment obligations are conditioned upon compliance with the restrictive covenants and, if not disabled, the consulting obligation described above.

(8)    The value of RSUs was determined by taking the aggregate fair market value of the shares underlying RSUs subject to accelerated vesting as of December 30, 2022, the last trading day of the 2022 fiscal year. For additional information, please read the discussion above in our “Compensation Discussion and Analysis.”

70 2023 Proxy Statement

EXECUTIVE COMPENSATION

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

We identified the median employee by considering all individuals who were employed by us on October 31, 2022, whether employed on a full-time or part-time basis, excluding our CEO and employees located in jurisdictions with a de minimis number of employees. Our global workforce was 6.3% less on October 31, 2022, than on October 31, 2021, due primarily to the disposition of our businesses in Russia in the first quarter of 2022. As of October 31, 2022, we determined that our employee population consisted of a total of 78,297 U.S. and non-U.S. individuals, whether employed on a full-time or part-time basis. Pursuant to the de minimis exception allowed under Item 402(u), we excluded all 3,893 individuals who provided services to us in Argentina, China, Columbia and Indonesia.

We identified the median employee by examining all gross base salaries during the month of October 2022 for the remaining employee population, as of October 31, 2022, of 74,404 individuals. Unlike our 2022 10-K, the size of our total employee population for purposes of this pay ratio calculation includes part-time employees (who, as required by Item 402(u) of Regulation S-K, have not been converted to full-time equivalent employees), and is based on a count of individuals employed as of October 31, 2022. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect on October 31, 2022. Using this methodology, we determined that our median employee was an employee in the United States. We believe our methodology represents a consistently applied compensation measure that appropriately identifies our median employee.

After identifying the median employee for 2022, we calculated the annual total compensation for 2022 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table for 2022 earlier in this section. For 2022, the value of the annual total compensation of the median employee was $50,002.08.

For 2022, the annual total compensation of our CEO was $20,679,168. The resulting pay ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees (other than our CEO) for 2022 was approximately 414 to 1.

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EXECUTIVE COMPENSATION

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021 and 2022, and our financial performance for each such fiscal year:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Return on Equity(3)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(2)
2022	20,679,168	24,500,414	7,771,045	8,841,167	113.42	127.21	1,316,500,000	40.4%
2021	19,981,715	28,011,719	7,294,539	8,650,622	98.01	139.44	1,407,800,000	44.3%
2020	11,147,799	14,522,809	2,569,825	3,475,738	80.42	91.93	945,400,000	31.8%

(1)        Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:
Year	PEO	Non-PEO NEOs
2022	John Wren	Daryl Simm, Philip Angelastro, Jonathan Nelson and Michael O’Brien
2021	John Wren	Daryl Simm, Philip Angelastro, Jonathan Nelson and Michael O’Brien
2020	John Wren	Philip Angelastro, Jonathan Nelson, Michael O’Brien and Rochelle Tarlowe

       Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as set forth in the table below, and determined in accordance with SEC rules. The dollar amounts shown do not reflect the value of vested compensation actually received by our NEOs during the applicable year. Instead, the dollar amounts also include the values of unvested and vested equity awards during the applicable year based on year-end stock prices, various accounting valuation assumptions and projected performance related to our PRSUs. “Compensation actually paid,” determined in accordance with SEC rules, will generally fluctuate due to stock price achievement and varying levels of projected and actual achievement of performance goals applicable to our PRSUs. For a discussion of how our Compensation Committee assesses performance and our NEOs’ pay each year, please see the Compensation Discussion & Analysis section of the proxy statements reporting pay for the applicable fiscal years.

Adjustments	2020		2021		2022
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$ 0	$ (87,515)	$ (8,075,014)	$ (2,996,291)	$ (7,500,003)	$ (3,437,466)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$ 8,207,954	$ 2,032,966	$ 7,900,338	$ 2,767,426	$ 7,966,860	$ 3,651,440

Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End

	$ (5,135,203)	$ (823,561)	$ 2,918,715	$ 780,328	$ 1,987,236	$ 635,950
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$ (2,249,345)	$ (424,979)	$ 2,624,841	$ 569,625	$ (1,315,412)	$ (76,222)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$ 2,551,604	$ 209,002	$ 2,661,124	$ 234,995	$ 2,682,565	$ 296,420
TOTAL ADJUSTMENTS	$ 3,375,010	$ 905,913	$ 8,030,004	$ 1,356,083	$ 3,821,246	$ 1,070,122

(2)        Represents the cumulative TSR (the “Peer Group TSR”) for the following peer companies for each fiscal year: The Interpublic Group of Companies, Inc., WPP plc and Publicis Groupe SA.
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EXECUTIVE COMPENSATION

(3)        Return on Equity is a non-GAAP measure and is calculated by dividing our total net income for the applicable fiscal year, as reported in our consolidated financial statements contained in our Annual Report on Form 10-K for the applicable fiscal year, by our average shareholders’ equity for such fiscal year. Average shareholders’ equity for a fiscal year is determined by averaging our fiscal year-end shareholders’ equity and our prior fiscal year-end shareholders’ equity, as reported in our consolidated financial statements contained in our Annual Report on Form 10-K for the applicable fiscal year.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income and (iv) our return on equity, in each case, for the fiscal years ended December 31, 2020, 2021 and 2022.

Pay vs. Total Shareholder Return (TSR)
Compensation (in millions)
$30
25
20
15
10
5
0
$150
100
50
0
TSR Value
2020
2021
2022
PEO Compensation Actually Paid
Non-PEO Compensation Actually Paid
TSR
Peer TSR

Pay vs. Reported Net Income(1)
Compensation (in millions)
$30
25
20
15
10
5
0
Net Income (in millions)
$1,500
1,000
500
0
2020
2021
2022
PEO Compensation Actually Paid
Non-PEO Compensation Actually Paid
Reported Net Income

(1)        Net income for 2021 includes $50.5 million related to a gain on the disposition of a subsidiary in the second quarter of the year. Net income for 2022 includes a pre-tax charge of $113.4 million in operating expenses related to the effects of the war in Ukraine, resulting in an additional $4.8 million of income tax expense.

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EXECUTIVE COMPENSATION

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to determine compensation actually paid to our NEOs for the fiscal year ended December 31, 2022:

■        Return on Equity;

■        Organic Growth;

■        Operating Profit Margin;

■        Diluted EPS Growth; and

■        EBITA Margin.

For additional details regarding our most important financial performance measures, please see the section titled “Performance-Based Compensation Awards” in our Compensation Discussion and Analysis elsewhere in this Proxy Statement.
74 2023 Proxy Statement

ITEM 3 — ADVISORY VOTE ON THE
FREQUENCY OF FUTURE ADVISORY
RESOLUTIONS TO APPROVE EXECUTIVE
COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking shareholders to vote on whether future advisory resolutions to approve executive compensation should occur every year, every two years or every three years. Six years ago, the Board recommended that the advisory resolution to approve executive compensation be conducted annually, and shareholders voted in favor of this recommendation by a substantial majority. Subsequent to the advisory vote reflected in this item, the next such advisory vote is expected to occur at our 2029 Annual Meeting of Shareholders.

After careful consideration, the Board recommends that future advisory resolutions to approve executive compensation be included in the Company’s Proxy Statement for, and voted on by shareholders at, each Annual Meeting of Shareholders. We believe that having such an advisory vote on the ballot at each Annual Meeting of Shareholders provides the highest level of accountability and the greatest and most useful shareholder input for the Company, the Board and the Compensation Committee.

Shareholders are not voting to approve or disapprove of the Board’s recommendation. Instead, shareholders will be able to specify one of four choices for this item on the proxy card: “One Year,” “Two Years,” “Three Years” or “Abstain.”

Under our By-laws, approval of this item requires the vote of the holders of a majority of the shares voting on the item. However, since this item has multiple options, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, we will consider the frequency that receives the highest number of votes to be the frequency that has been selected by our shareholders.

While we intend to carefully consider the voting results of this item, the vote on the frequency of future advisory resolutions to approve executive compensation is advisory in nature and therefore non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct such advisory votes on a different frequency and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The Board UNANIMOUSLY recommends that shareholders vote for ONE YEAR as the selected frequency of future advisory resolutions to approve executive compensation.

Approval of this proposal requires the favorable vote of the holders of a majority of the shares voting on the item. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

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ITEM 4 — RATIFICATION OF THE
APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. In accordance with the Audit Committee’s charter, the Audit Committee has appointed KPMG LLP as our independent auditors for our fiscal year ending December 31, 2023. We are submitting the appointment of our independent auditors for shareholder ratification at the 2023 Annual Meeting. KPMG LLP has been retained as our independent auditor continuously since June 2002. The members of the Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as our independent registered public accounting firm is in the best interests of the Company and its shareholders.

Representatives of KPMG LLP are expected to be present at the 2023 Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Audit Committee is not bound by the results of the vote regarding ratification of the independent auditors. If our shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Omnicom and its shareholders.

The Board UNANIMOUSLY recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as our independent auditors.

Approval of this item requires the favorable vote of the holders of a majority of the shares voting on the item. Abstentions will have no effect on the outcome of this item. Broker non-votes are not expected for proposal 4 as NYSE rules allow brokers, banks or other nominees to exercise discretionary voting authority on this “routine” proposal.

Fees Paid to Independent Auditors

The following table shows information about fees billed by KPMG LLP and affiliates for professional services rendered for the last two fiscal years:

	2022	Approved by Audit Committee	2021	Approved by Audit Committee
Audit Fees(1)	$ 20,012,501	100%	$ 23,417,807	100%
Audit-Related Fees(2)	$ 421,059	100%	$ 578,150	100%
Tax Fees(3)	$ 385,775	100%	$ 436,050	100%
All Other Fees(4)	—		—
Total Fees	$ 20,819,335		$ 24,432,007

(1)        Audit Fees consist of fees for professional services for the audit and interim reviews of our consolidated financial statements and for the audit of our internal control over financial reporting. Audit fees also include audit services that are normally provided by independent auditors in connection with statutory audit and regulatory filings, as well as consents rendered in connection with registration statement filings and comfort letters rendered in connection with debt offerings. The amounts noted above include reimbursement for direct out-of-pocket travel and other sundry expenses.

(2)       Audit-Related Fees consist of fees for assurance and audit-related services performed for the Company or its subsidiaries but not directly related to the audits. Audit-Related fees include due diligence services and attestation or agreed upon procedures related to certain statutory requirements or local reporting requirements.

(3)       Tax Fees consist primarily of fees for routine international tax compliance and advisory services, including the review and preparation of statutory tax returns, related compliance services, and routine tax advice.

(4)       All Other Fees consist of fees for permitted services other than those that meet the criteria above. There were no such services performed in 2022 or 2021.

76 2023 Proxy Statement

ITEM 4 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

In deciding to reappoint KPMG LLP to be our independent auditors for 2023, the Audit Committee considered KPMG LLP’s provision of services to assure that it was compatible with maintaining KPMG LLP’s independence. The Audit Committee determined that these fees were compatible with the independence of KPMG LLP as our independent auditors.

The Audit Committee has adopted a policy that requires it to pre-approve each audit and permissible non-audit service rendered by KPMG LLP except for items exempt from pre-approval requirements by applicable law. On a quarterly basis, the Audit Committee reviews and generally pre-approves specific types of services and the range of fees that may be provided by KPMG LLP without first obtaining specific pre-approval from the Audit Committee. The policy requires the specific pre-approval of all other permitted services and all other permitted services were pre-approved in 2022.

Audit Committee Report

The Audit Committee’s primary purpose is to assist the Board in carrying out its oversight responsibilities relating to Omnicom’s financial reporting. Management is responsible for the preparation, presentation and integrity of Omnicom’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States and auditing the operating effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has reviewed and discussed with management Omnicom’s audited 2022 financial statements as of December 31, 2022. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed under all relevant professional and regulatory standards, which included discussion of the quality of Omnicom’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required under all relevant professional and regulatory standards, and has discussed with KPMG LLP its independence.

Based on the review and discussions referred to in this Report, the Audit Committee recommended to the Board that the audited financial statements of Omnicom for the year ended December 31, 2022 be included in its 2022 10-K.

Members of the Audit Committee
Mary C. Choksi, Chair
Deborah J. Kissire
Gracia C. Martore
Valerie M. Williams

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ITEM 5 — SHAREHOLDER
PROPOSAL REGARDING AN INDEPENDENT
BOARD CHAIRMAN

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has advised that he is the beneficial owner of no less than 100 shares of Omnicom common stock and that he intends to introduce a proposal for the consideration of shareholders at the 2023 Annual Meeting, the text of which reads as follows.

Proposal 5 — Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an expedited basis.

Although it is a best practice to adopt this policy soon this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

A Lead Director is no substitute for an independent Board Chairman. According to the Omnicom annual meeting proxy the OMC Lead Directors has hardly any exclusive powers:

■    Presides at executive sessions, if any, of the independent directors.

■    Presides at meetings of the Board when the Board Chairman is absent, if ever.

■    Serve as a principal liaison, but not the only liaison, between the independent directors and the Board Chairman and CEO.

■    Oversees the annual Board and committee evaluations.

■    Is one of the persons who participates in developing agendas for Board meetings.

■    Okays, but does not initiate, the schedule of Board meetings.

■    Is one of the persons who can advise the Board Chairman.

■    Is one of the persons who can call meetings of some of the directors.

■    Is one of the persons who can participate in the recruitment of directors.

When the Lead Director shares roles with others it means that the Lead Director may need to do little or nothing in those roles in a given year.

Plus management fails to give shareholders enough information on this topic to make a more informed decision. There is no comparison of the exclusive powers of the Office of the Chairman and the exclusive powers of the Lead Director.

78 2023 Proxy Statement

ITEM 5 — SHAREHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN

Mr. Leonard Coleman, Omnicom Lead Director, violates the most important attribute of a Lead Director — independence. As director tenure goes up director independence goes down. Mr. Coleman, at age 74, has 30-years director tenure at Omnicom. And it appears that Mr. Coleman has not had a day job for 20-years. Again in 2022 Mr. Coleman received the highest number of against votes of any Omnicom director.

The ascending complexities of a company with $13 Billion in market capitalization, like Omnicom, increasingly demand that 2 persons fill the 2 most important jobs at OMC on an enduring basis — Chairman and CEO.

Please vote yes:
Independent Board Chairman — Proposal 5

THE BOARD’S STATEMENT IN OPPOSITION

The Board leadership structure at Omnicom has been informed by robust Board discussion, a thoughtful Board evaluation process, and ongoing shareholder feedback. After careful consideration, the Board unanimously recommends a vote AGAINST this proposal for the following reasons:

■    Omnicom has engaged extensively with shareholders on our Board leadership structure, and we continue to receive strong support for our flexible approach, our current leadership structure, and the strength of our Lead Independent Director role.

■    The Board continues to take action to support effective independent oversight, including by commencing a succession planning process in connection with our current Lead Independent Director stepping down at the end of 2023, enhancing our Lead Independent Director’s responsibilities to further strengthen the role and incorporate recent shareholder feedback, and significantly refreshing our diverse slate of independent directors.

■    It is critical to our business to maintain the flexibility to appoint an Executive Chair at the next CEO transition if the Board deems it appropriate, given the importance to our business of ensuring the continuity of trusted client and top talent relationships fostered over many years by our CEO John Wren. Losing the flexibility to evaluate circumstances specific to the Company and the broader industry in determining the appropriate Board leadership structure would be detrimental to Omnicom and its shareholders.

Omnicom has an extensive history of engaging with shareholders on our Board leadership structure, and shareholders have largely indicated support for the current structure and business need to maintain flexibility.

Our Board leadership structure has been a topic of discussion with shareholders as part of our annual engagement program each year since 2015. We have focused on ensuring that feedback from our shareholders is considered in the Board’s regular evaluation of its leadership structure, and such feedback has been a key factor driving the robust Board refreshment and leadership changes discussed below.

Most recently, we reached out to more than 65% of our shareholders in the fall of 2022 and engaged with every shareholder that accepted our invitation, which represented an aggregate of 25% of our outstanding shares to specifically seek feedback on both our current leadership structure and the Board’s approach to maintaining flexibility during the next CEO transition. During these discussions, our shareholders reaffirmed their support for our Board’s current leadership structure and evaluation process. We also engaged with the proponent of this proposal to understand his concerns and provide to him the Board’s perspective.

Omnicom will be electing a new Lead Independent Director at the end of 2023, and has taken action to further strengthen the Lead Independent Director role.

During his time as our Lead Independent Director, Mr. Coleman has consistently demonstrated thoughtful leadership and intelligent decision making during a time of significant Board refreshment. In this role, he functions similar to a Chairman, fostering an open dialogue among directors and providing independent oversight, while ensuring the smooth onboarding of new directors. Mr. Coleman has determined to step down from the Lead Independent Director role at the end of 2023, and the Board has commenced a succession process to ensure that the next Lead Independent Director continues to provide strong independent oversight through a deep understanding of Omnicom’s business and strategy.

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ITEM 5 — SHAREHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN

Our Lead Independent Director is empowered with a robust set of responsibilities, similar to those typically associated with a Chairman. In February 2019, our Board bolstered the Lead Independent Director role by formally adding to and enhancing the role’s already robust set of responsibilities. As part of its annual review and evaluation process, and in response to recent feedback from shareholders, the Board further strengthened the Lead Independent Director role this year by providing the Lead Independent Director with the responsibility of leading director recruitment, mentoring and development, and by codifying additional responsibilities, including: collaborating with the Board Chairman and committee chairs to oversee coordinated coverage of responsibilities across committees and the effective functioning of committees; and coordinating feedback to the CEO on behalf of independent directors. The full list of Lead Independent Director responsibilities can be found on page 33 of the Proxy Statement and in our Corporate Governance Guidelines, available on our website www.omnicomgroup.com/about/corporate-governance.

Omnicom has demonstrated our commitment to Board refreshment, diversity, new perspectives, and strong independent oversight.

Omnicom has a strong history of Board refreshment, and a demonstrated commitment to Board diversity. Since May of 2016, nine directors have stepped down and we have added six new independent directors who bring relevant and complementary skills and diverse perspectives to the Board’s overall composition, including two new directors appointed in 2022. Six of Omnicom’s 10 directors are female, four are African American and one is Latina, resulting in our Board being recognized as one of the most diverse in the Fortune 500. We have also refreshed our Board committee leadership roles, including by appointing all new female or diverse committee chairs since May of 2016. In line with positive investor feedback that we have received through our annual shareholder engagement process, we will continue to prioritize Board refreshment and diversity going forward in an effort to enhance our Board’s independent perspectives and oversight.

It is critical to our business and our ability to create value for shareholders that the Board maintains the flexibility to evaluate the circumstances specific to our Company to determine the optimal leadership structure, particularly in light of our business complexity and rapidly changing industry.

Our Board conducts an evaluation of its leadership structure on at least an annual basis, considering business strategy and complexity, organizational alignment and leadership team, culture, dynamics of the Lead Independent Director role, and feedback from shareholders. Our Board continues to strongly believe that it should maintain flexibility to determine the appropriate leadership structure for Omnicom based on the current Company and industry circumstances, including the flexibility to appoint an Executive Chair when appropriate.

We believe it is critical to our business that we maintain the flexibility to appoint an Executive Chair at the next CEO transition if the Board deems it appropriate at that time. This structure has supported an optimal leadership transition for us in the past. Our current Chairman and CEO, John Wren, has positioned Omnicom for long-term growth in an increasingly complex and competitive global landscape, built hundreds of long-standing, trust-based client relationships, and developed relationships with talented executives over many years whose retention is crucial to Omnicom’s continued success. Mr. Wren has led Omnicom through a strategic evolution, including an organizational realignment and management reporting reconstitution, to stay ahead of market-wide technological disruptions. In this shifting competitive landscape, Mr. Wren’s experience and strong leadership is fundamental to Omnicom’s success and the shareholder value creation he drives as CEO and Chairman.

In light of the supportive feedback we received from shareholders, actions our Board has taken to enhance an already robust Lead Independent Director role, the Board’s succession process underway for the Lead Independent Director role, the thoughtful Board refreshment process that has ensured the presence of fresh and independent perspectives on the Board, and the complexity of our business and rapidly evolving industry, the Board believes it is in the best interest of Omnicom and its shareholders to maintain the flexibility to determine the appropriate Board structure.

The Board UNANIMOUSLY recommends that shareholders vote AGAINST this proposal.

Approval of this proposal requires the favorable vote of the holders of a majority of the shares voting on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

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STOCK OWNERSHIP INFORMATION
___________________
Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the close of business on March 1, 2023 (except as otherwise noted), with respect to the beneficial ownership of our common stock by:

■    each person known by Omnicom to own beneficially more than 5% of our outstanding common stock;

■    each current director or nominee;

■    each NEO; and

■    all directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, the address for each individual listed below is c/o Omnicom Group Inc., 280 Park Avenue, New York, New York 10017.

Name	Number of Shares Owned(1)	Options Exercisable within 60 Days	Total Beneficial Ownership	Percent of Shares Outstanding(2)
The Vanguard Group(3)	24,054,076	—	24,054,076	11.9%
BlackRock, Inc.(4)	19,159,432	—	19,159,432	9.5%
State Street Corporation(5)	11,063,378	—	11,063,378	5.5%
Philip J. Angelastro(6)	522,953	—	522,953	*
Mary C. Choksi	35,438	—	35,438	*
Leonard S. Coleman, Jr.	39,304	—	39,304	*
Mark D. Gerstein	3,640	—	3,640	*
Ronnie S. Hawkins	12,979	—	12,979	*
Deborah J. Kissire	17,351	—	17,351	*
Gracia C. Martore	18,242	—	18,242	*
Jonathan B. Nelson(7)	128,038	—	128,038	*
Michael J. O’Brien(8)	75,431	—	75,431	*
Patricia Salas Pineda	2,725	—	2,725	*
Linda Johnson Rice	10,763	—	10,763	*
Daryl D. Simm(9)	183,370	—	183,370	*
Valerie M. Williams	16,150	—	16,150	*
John D. Wren(10)	1,579,907	—	1,579,907	*
All directors and executive officers as a group (16 persons)	2,628,541	—	2,628,541	1.3%

*     less than 1%.

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STOCK OWNERSHIP INFORMATION

(1)        This column lists voting securities, and securities the payout of which has been deferred at the election of the holder, including restricted stock held by executive officers. Except to the extent noted below, each director or executive officer has sole voting and investment power with respect to the shares reported. The amounts in the column include:

■    shares held pursuant to the outside director equity plan, the payout of which has been deferred at the election of the holder, namely, Ms. Choksi — 35,438 shares, Mr. Coleman — 23,004 shares, Mr. Gerstein — 3,640 shares, Mr. Hawkins — 5,686 shares, Ms. Kissire — 17,351 shares, Ms. Martore — 15,644 shares, Ms. Pineda — 2,467 shares, Ms. Rice — 9,520 shares and Ms. Williams — 16,150 shares;

■    shares previously held under restricted stock awards, the payout of which has been deferred at the election of the holder, namely, Mr. Wren — 135,990 shares; and

■    shares credited under the Omnicom Group Retirement Savings Plan, namely, Mr. Angelastro — 1,600 shares and Mr. Wren — 33,051 shares.

(2)        The number of shares of common stock outstanding on March 1, 2023 was 202,319,511. The percent of common stock is based on such number of shares and is rounded off to the nearest one-tenth of a percent.

(3)        Stock ownership is as of December 31, 2022 and is based solely on a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group (“Vanguard”). In the filing, Vanguard reported having shared voting power over 290,380 shares, sole dispositive power over 23,182,800 shares and shared dispositive power over 871,276 shares. Vanguard has certified in its Schedule 13G/A that our stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of Omnicom. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)        Stock ownership is as of December 31, 2022 and is based solely on a Schedule 13G filed with the SEC on January 24, 2023, by BlackRock, Inc. (“BlackRock”). In the filing, BlackRock reported having sole voting power over 17,615,523 shares and sole dispositive power over 19,159,432 shares. BlackRock has certified in its Schedule 13G that our stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of Omnicom. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)        Stock ownership is as of December 31, 2022 and is based solely on a Schedule 13G/A filed with the SEC on February 7, 2023, by State Street Corporation (“State Street”). In the filing, State Street reported having shared voting power over 10,051,737 shares and shared dispositive power over 11,013,250 shares. State Street has certified in its Schedule 13G/A that our stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of Omnicom. The address of State Street is Sate Street Financial Center, One Lincoln Street, Boston, MA 02111.

(6)        Includes 171,283 PRSUs granted to Mr. Angelastro pursuant to our equity plans.

(7)        Includes 97,326 RSUs granted to Mr. Nelson pursuant to our equity plans.

(8)        Includes 75,431 RSUs granted to Mr. O’Brien pursuant to our equity plans.

(9)        Includes 61,857 PRSUs and 79,643 RSUs granted to Mr. Simm pursuant to our equity plans.

(10)      Includes 337,095 PRSUs granted to Mr. Wren pursuant to our equity plans and 130,360 shares that are held in a joint account shared by Mr. Wren and his wife.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file reports of ownership and changes in ownership with the SEC and to provide us with copies of all such reports. To our knowledge, based solely on a review of applicable reports filed with the SEC and written representations that no other reports were required, all Section 16(a) filing requirements were complied with during the year ended December 31, 2022, except for two late Forms 4 filed on July 22, 2022, relating to grants of restricted stock units to Rochelle Tarlowe and Andrew Castellaneta, respectively.

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STOCK OWNERSHIP INFORMATION

Equity Compensation Plans

Our principal equity plan for employees is the 2021 Plan, which was approved by shareholders at our 2021 Annual Meeting of Shareholders and replaced all of our prior equity incentive plans. The Compensation Committee’s independent compensation consultant, FW Cook, provided analysis and input on the 2021 Plan. As a result of the adoption of the 2021 Plan, no new awards may be made under any of Omnicom’s prior equity plans. Outstanding equity awards under prior plans, however, were not affected by the adoption of our 2021 Plan.

The purpose of the 2021 Plan is to promote the success and enhance the value of Omnicom by continuing to link the personal interest of participants to those of Omnicom shareholders and by providing participants with an incentive for outstanding performance to generate superior returns to Omnicom shareholders. The 2021 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, and restricted stock units.

Persons eligible to participate in the 2021 Plan include all employees and consultants of Omnicom and its subsidiaries, members of our Board or, as applicable, members of the board of directors of a subsidiary, as determined by the committee administering the 2021 Plan (the “IAP Committee”). The IAP Committee is appointed by our Board, and currently is comprised of the members of our Compensation Committee. With respect to awards to independent directors, Omnicom’s Board administers the 2021 Plan.

All of our current equity compensation plans have been approved by shareholders. The following table provides information about our current equity compensation plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($/shr)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders: 2021 Incentive Award Plan and previously adopted equity incentive plans (other than our ESPP)	5,127,625	$72.90	8,899,375(1)
Equity compensation plans approved by security holders: ESPP Shares	—	—	8,361,784(2)
Equity compensation plans not approved by security holders	—	—	—
Total	5,127,625	$72.90	17,261,159

(1)        The maximum number of shares that may be issued under our 2021 Plan is 14,700,000, less one share for each share subject to an award granted under a previously adopted plan (“Prior Plan”) after December 31, 2020. This number is subject to upward adjustment since awards granted under Prior Plans that are forfeited or expire after December 31, 2020, may be used again under the 2021 Plan. Furthermore, shares tendered for payment of or withheld after December 31, 2020 in satisfaction of the tax withholding amounts due upon vesting or settlement of any award that is not an option or stock appreciation right that is granted under the Plan or a Prior Plan may be used under the 2021 Plan. The figure above includes 8,899,375 shares that may be issued under our 2021 Plan. Our 2021 Plan provides that we may no longer grant any awards under our Prior Plans. As of December 31, 2022, there were 5,127,625 stock options outstanding under our equity compensation plans (other than our Employee Stock Purchase Plan (the “ESPP”)) with a weighted-average exercise price of $72.90 and a weighted-average term of 8.3 years and 3,580,578 shares of restricted stock or RSUs outstanding under our equity compensation plans (other than our ESPP).

(2)        The ESPP is a tax-qualified plan in which all eligible full-time and part-time domestic employees may participate.

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INFORMATION ABOUT VOTING AND THE MEETING
___________________

Record Date Shares Outstanding

Holders of our common stock, par value $0.15 per share, as of the close of business on March 13, 2023, will be entitled to vote their shares at the 2023 Annual Meeting. On that date, there were 201,409,151 shares of our common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the 2023 Annual Meeting.

Quorum; Required Vote; Effect of Abstentions and Broker Non-Votes

More than 50% of the shares entitled to vote will constitute a quorum for the transaction of business at the 2023 Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists. Broker non-votes are proxies returned by brokers, banks or other nominees who do not vote on one or more “non-routine” proposals (as determined by NYSE rules) because they did not receive instructions from the beneficial owner and were not permitted to exercise discretionary voting authority on such “non-routine” proposals. If a quorum is not present, the shareholders who are present or represented may adjourn the meeting until a quorum exists. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. We will, however, publish a press release if the meeting is adjourned to another date. An adjournment will have no effect on business that may have already been conducted at the meeting.

In order to obtain approval of the election of any nominee as a director when the number of nominees equals the number of directors to be elected, assuming a quorum exists, a director nominee must receive a majority of the votes cast with respect to such nominee, meaning the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will not be considered as votes cast and will have no effect on the election of directors. In order to approve the advisory resolution to approve the Company’s executive compensation, the advisory vote on the frequency of future advisory resolutions to approve the Company’s executive compensation, the ratification of the appointment of KPMG LLP as our independent auditors and the shareholder proposal described in the Proxy Statement, assuming a quorum exists, the affirmative vote of the holders of a majority of the shares represented at the meeting and actually voting on the proposal is required. Abstentions and broker non-votes will not be considered as voting on Proposals 2, 3, 4 and 5, and thus, will have no effect on the outcome of those proposals.

Voting Prior to the Meeting

Whether or not you plan to attend the 2023 Annual Meeting, we encourage you to vote your shares as soon as possible to ensure that your shares will be represented at the 2023 Annual Meeting. Prior to the meeting, you can vote your shares by proxy card, through the Internet or by telephone. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on Monday, May 1, 2023. We have adopted the Internet and telephone voting procedures to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions and to confirm that their instructions have been recorded properly. By submitting your proxy through the Internet, by telephone or by using the proxy card, you will authorize two of our officers or their designees to represent you and vote your shares at the meeting in accordance with your instructions or, if no instructions are given, your shares will be voted as described below in the section entitled “Default Voting.”

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or other nominee, as the record holder of the shares, is required to vote those shares according to your instructions. Your broker, bank or other nominee should have sent you a voting instruction card for you to use in directing it on how to vote your shares.

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INFORMATION ABOUT VOTING AND THE MEETING

Under existing rules, if your broker, bank or other nominee holds your shares in its name and you have not given voting instructions, your broker, bank or other nominee nonetheless has the discretion to authorize the designated proxies to act, except on the “non-routine” matters. As such, they could vote in respect of the ratification of the appointment of KPMG LLP as our independent auditors, but not on the election of directors, the advisory resolution to approve executive compensation, the advisory vote on the frequency of future advisory resolutions to approve executive compensation or the shareholder proposal.

Fidelity Management Trust Company, as trustee under our retirement savings plan, and Computershare Trust Company, Inc., as administrator of our ESPP, will vote common stock held in the plans as indicated by participants in whose accounts the shares are held, whether or not vested, on their proxies. Please note that your shares held in either plan will be voted as you instruct if your proxy card, telephone or Internet voting instructions are received on or before 11:59 p.m. Eastern Daylight Time on Thursday, April 27, 2023. In accordance with the terms of the retirement savings plan, Fidelity Management Trust Company will vote all shares for which it does not receive voting instructions by the deadline provided above in the same proportion on each issue as it votes the shares for which it does receive instructions. In accordance with the terms of the ESPP, Computershare Trust Company, Inc. will not vote shares for which it does not receive voting instructions by the deadline provided above.

Voting at the Meeting

You may also vote your shares by attending the 2023 Annual Meeting. To attend in person, you must bring a valid photo identification, such as a driver’s license or passport, for verification against our record date shareholder list. If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee and you plan to attend the 2023 Annual Meeting, you should bring a brokerage statement showing your ownership of the shares as of the record date or a letter from the broker, bank or other nominee confirming such ownership, and a valid photo identification. If you wish to vote your shares that are held by a broker, bank or other nominee in person at the meeting, you must obtain a proxy from your broker, bank or other nominee and bring such proxy to the meeting.

“Default” Voting

If you submit a proxy, whether through the Internet, by telephone or by using the proxy card, but do not indicate any voting instructions, your shares will be voted “for” the election of all nominees for director, “for” the advisory resolution to approve the Company’s executive compensation, for “one year” as the frequency of future advisory resolutions to approve the Company’s executive compensation, “for” the ratification of the appointment of KPMG LLP, and “against” the shareholder proposal. If any other business properly comes before shareholders for a vote at the meeting, your shares will be voted according to the discretion of the holders of the proxy. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

Right to Revoke

If you submit your proxy, you may change your voting instructions at any time prior to the vote at the 2023 Annual Meeting. For shares held directly in your name, you may change your vote by granting a new proxy, through the Internet, by telephone or in writing, which bears a later date (thereby automatically revoking the earlier proxy) or by attending the 2023 Annual Meeting and voting. For shares beneficially owned by you, but held in “street name” by a broker, bank or other nominee, please refer to the information forwarded to you by your broker, bank or other nominee for instructions on revoking or changing your proxy.

Tabulation of Votes

Equiniti Trust Company will act as inspectors at the 2023 Annual Meeting. They will determine the presence of a quorum and will tabulate and certify the votes.

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ADDITIONAL INFORMATION
____________________

Expense of Solicitation

We are making and will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile or electronic transmission by our officers, directors, and regular employees. We may reimburse brokerage firms, banks, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners. We have retained D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005 to assist in the solicitation of proxies. For these services, we will pay D.F. King & Co. a fee of approximately $9,000 and reimburse it for certain out-of-pocket disbursements and expenses.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by Omnicom under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. Separately, while we may reference certain documents or information on our website, including but not limited to various ESG reporting or disclosures, such information is expressly not incorporated by reference into this Proxy Statement.

Availability of Certain Documents

In accordance with the rules promulgated by the SEC, we have elected to provide access to our proxy materials on the Internet. This Proxy Statement and our 2022 Annual Report to Shareholders are available, beginning March 23, 2023, on our website at http://investor.omnicomgroup.com. You may also access our Proxy Statement and our 2022 Annual Report to Shareholders at https://materials.proxyvote.com/681919. You also may obtain a copy of this document, our 2022 Annual Report to Shareholders, our Corporate Governance Guidelines, our Code of Business Conduct, our Code of Ethics for Senior Financial Officers and the charters for our Audit, Compensation, Governance and Finance Committees, without charge, by writing to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attn: Corporate Secretary. All of these documents also are available after being approved by the Board through our website at http://www.omnicomgroup.com. Please note that the information contained on our website is not incorporated by reference in, or considered to be part of, this Proxy Statement.

Delivery of Documents to Shareholders Sharing an Address

If you are the beneficial owner of shares of our common stock held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee may only deliver one copy of this Proxy Statement and our 2022 Annual Report to Shareholders to multiple shareholders who share an address unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders at a shared address. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2022 Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report to Shareholders, now or in the future, should submit this request by writing to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attn: Corporate Secretary or by calling our Corporate Secretary at (212) 415-3600. Beneficial owners sharing an address who are receiving multiple copies of Proxy Statements and Annual Reports to Shareholders and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

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ADDITIONAL INFORMATION

Forward-Looking Statements

This Proxy Statement contains forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions, including those caused by the war in Ukraine, the lingering effects of the COVID-19 pandemic, high and sustained inflation in countries that comprise our major markets, rising interest rates, and supply chain issues affecting the distribution of our clients’ products; international, national or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration or a disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory environment; and risks related to our environmental, social and governance goals and initiatives, including impacts from regulators and other stakeholders, the impact of factors outside of our control on such goals and initiatives, as well as the risk factors discussed in our filings with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The foregoing list of factors is not exhaustive.

Certain statements contained in this Proxy Statement, particularly pertaining to our ESG performance, goals, and initiatives, are subject to additional risks and uncertainties, including regarding gathering and verification of information and related methodological considerations; our ability to implement various initiatives under expected timeframes, cost, and complexity; our dependence on third parties to provide certain information and to comply with applicable laws and policies; and other unforeseen events or conditions. These factors, as well as others, may cause results to differ materially and adversely from those expressed in any of our forward-looking statements.

Additionally, we may provide information herein that is not necessarily “material” under the federal securities laws for SEC reporting purposes, but that is informed by various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control.

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ADDITIONAL INFORMATION

Shareholder Proposals and Director Nominations for the 2024 Annual Meeting

Any shareholder who wishes to present a proposal for inclusion in next year’s proxy statement and form of proxy under Rule 14a-8 under the Exchange Act must deliver the proposal to our principal executive offices no later than the close of business on November 24, 2023. Proposals should be addressed to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attn: Corporate Secretary.

For proposals or director nominations submitted outside the process of Rule 14a-8, our By-laws require that written notice of the proposal or nomination be provided to our Corporate Secretary no less than 60 days prior to the date set for the 2024 Annual Meeting of Shareholders. In order for a nomination for director or proposal to be considered, the notice must include, as to each nominee (if applicable) and the submitting shareholder, the information as to such nominee and shareholder that would be required to be included in a proxy statement under the proxy rules of the SEC if such shareholder were to solicit proxies from all shareholders of Omnicom for the election of such nominee as a director or approval of such proposal and such solicitation were one to which Rules 14a-3 to 14a-12 under the Exchange Act apply.

In addition, our By-laws provide a proxy access right permitting certain of our shareholders who have beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit nominations via the Company’s proxy materials for up to 20% of the directors then serving, but not less than two. Notice of proxy access director nominations for the 2024 Annual Meeting of Shareholders must be delivered to our principal executive offices no earlier than October 25, 2023 and no later than the close of business on November 24, 2023. Proposals should be addressed to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attn: Corporate Secretary. In addition, the notice must set forth the information required by our By-laws with respect to each proxy access director nomination that a shareholder intends to present at the 2024 Annual Meeting of Shareholders.

In addition to satisfying the requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 3, 2024.

A copy of the applicable By-law provisions may be obtained, without charge, upon written request addressed to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attn: Corporate Secretary. As the rules of the SEC and our By-laws make clear, submitting a proposal or nomination does not guarantee its inclusion.

Louis F. Januzzi
Secretary

New York, New York
March 23, 2023

88 2023 Proxy Statement

ANNEX A
___________________

Non-GAAP Financial Information

We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“non-GAAP”), which we believe are useful measures to evaluate the performance of our businesses. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

We define free cash flow (a non-GAAP liquidity measure) as net income plus depreciation, amortization, share based compensation expense and plus/(less) other items to reconcile to net cash provided by operating activities. We believe free cash flow is a useful measure of liquidity to evaluate our ability to generate excess cash from our operations.

Our method of calculating free cash flow may differ from methods used by other companies and, accordingly, may not be comparable to such other companies’ measures. See the reconciliation of free cash flow to net income, the most directly comparable GAAP measure, below.

Reconciliation of Free Cash Flow to Net Income

	Year Ended December 31,
	2022	2021
Net Income	$1,403.8	$1,507.6
Depreciation and Amortization Expense	219.4	212.1
Share-Based Compensation Expense	81.7	84.7
Gain on Disposition of Subsidiary	-	(50.5)
Non-cash charge related to the effects of the war in Ukraine	65.8	-
Other Items to Reconcile to Net Cash Provided by Operating Activities, net	(0.2)	31.0
Free Cash Flow	$1,770.5	$1,784.9

We define after tax reported operating profit (a non-GAAP financial measure) as reported operating profit less income taxes calculated using the effective tax rate for the applicable period. We believe after tax reported operating profit is a useful measure of after tax operating performance as it excludes the after tax effects of financing and investing activities on results of operations.

Our method of calculating after tax reported operating profit may differ from methods used by other companies and, accordingly, may not be comparable to such other companies’ measures. See the reconciliation of after tax reported operating profit to reported operating profit, the most directly comparable GAAP measure, below.

Reconciliation of After Tax Reported Operating Profit to Reported Operating Profit

	Year Ended December 31,
	2022	2021
Reported Operating Profit	$2,083.3	$2,197.9
Effective Tax Rate for the Applicable Period	28.1%	24.6%
Income Taxes on Reported Operating Profit	585.4	540.7
After Tax Reported Operating Profit	$1,497.9	$1,657.2

We use EBITA and EBITA Margin as additional operating performance measures that exclude the non-cash amortization expense of intangible assets, which primarily consists of amortization of intangible assets arising from acquisitions. We define EBITA as earnings before interest, taxes and amortization of intangible assets, and EBITA Margin as EBITA divided by

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ANNEX A

revenue, both of which are non-GAAP financial measures. We believe that EBITA and EBITA Margin are useful measures for investors to evaluate the performance of our businesses.

The following table reconciles EBITA and EBITA Margin to the most directly comparable GAAP financial measure, Net Income – Omnicom Group Inc., for the periods presented (in millions):

Reconciliation of EBITA to Net Income

	Year Ended December 31,
	2022	2021
Net Income – Omnicom Group Inc.	$ 1,316.5	$ 1,407.8
Net Income Attributed To Noncontrolling Interests	87.3	99.8
Net Income	1,403.8	1,507.6
Income From Equity Method Investments	5.2	7.5
Income Tax Expense	546.8	488.7
Income Before Income Taxes and Income From Equity Method Investments	1,945.4	1,988.8
Interest Expense	208.6	236.4
Interest Income	70.7	27.3
Operating Profit	2,083.3	2,197.9
Operating Profit Margin	14.6%	15.4%
Add back: Amortization of intangible assets	80.3	80.0
EBITA	2,163.6	2,277.9
Revenue	14,289.1	14,289.4
EBITA	$ 2,163.6	$ 2,277.9
EBITA Margin	15.1%	15.9%

The following table reconciles Adjusted Operating Profit to the most directly comparable GAAP financial measure, Operating Profit, for the period presented (in millions):

Reconciliation of Adjusted Operating Profit to Reported Operating Profit and Calculation of Adjusted Operating Profit Margin used for Performance Metric

Year Ended December 31, 2022
Reported Operating profit	$ 2,083.3
Add back: Charges arising from the effects of the war in Ukraine	113.4
Adjusted Operating Profit used for Performance Metric	$ 2,196.7
Revenue	$ 14,289.1
Adjusted Operating Profit Margin used for Performance Metric	15.4%

Calculation of EBITA Margin used for Performance Metric

Year Ended December 31, 2022
EBITA	$ 2,163.6
Add back: Charges arising from the effects of the war in Ukraine	113.4
EBITA used for Performance Metric	$ 2,277.0
Revenue	$ 14,289.1
EBITA Margin used for Performance Metric	15.9%

90 2023 Proxy Statement

ANNEX A

Calculation of Diluted EPS Growth used for Performance Metric

	Year Ended December 31,
	2022	2021
Net Income – Omnicom Group Inc.	$ 1,316.5	$ 1,407.8
Adjustments:
Less: Gain on disposition of subsidiary	-	(50.5)
Add back: Charge on early extinguishment of debt	-	26.6
Less: Tax expense on early extinguishment of debt	-	(7.1)
Add back: Charges arising from the effects of the war in Ukraine	113.4	-
Add back: Additional increase in income tax expense related to the disposition of our businesses in Russia	4.8
Net Income – Omnicom Group Inc. used for Diluted EPS Growth Performance Metric	$ 1,434.7	$ 1,376.8
Diluted weighted average shares	207.0	215.6
Diluted EPS Used for Performance Metric	$ 6.93	$ 6.39
Diluted EPS Growth for Performance Metric	8.5%
www.omnicomgroup.com	91

This proxy statement is printed in the USA in a facility that strives toward carbon neutrality, using environmentally sensitive vegetable inks on Forest Stewardship Council certified paper.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. TO VOTE BY MAIL, SIMPLY INDICATE VOTING DIRECTIONS ON THE ITEMS BELOW, SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors UNANIMOUSLY Recommends a Vote FOR all Nominees in Item 1. 1. Election of directors: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 John D. Wren 06 Deborah J. Kissire 02 Mary C. Choksi 07 Gracia C. Martore 03 Leonard S. Coleman, Jr. 08 Patricia Salas Pineda 04 Mark D. Gerstein 09 Linda Johnson Rice 05 Ronnie S. Hawkins 10 Valerie M. Williams The Board of Directors UNANIMOUSLY Recommends a Vote FOR Item 2, for every ONE YEAR for Item 3 and FOR Item 4. 2. Advisory resolution to approve executive compensation. For Against Abstain 3. Advisory vote on the frequency of future shareholder advisory One Two Three resolutions to approve executive compensation. Year Years Years Abstain 4. Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the 2023 fiscal year. For Against Abstain The Board of Directors UNANIMOUSLY Recommends a Vote AGAINST Item 5. 5. Shareholder proposal regarding an independent Board Chairman. For Against Abstain THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2, FOR EVERY ONE YEAR FOR ITEM 3, FOR ITEM 4 AND AGAINST ITEM 5. Date Signature(s) in Box Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS Tuesday, May 2, 2023 10:00 a.m. Eastern Daylight Time The Westin Hotel 110 Ocean Way Jekyll Island, GA 31527 For your reference, the Proxy Statement to solicit proxies for our 2023 Annual Meeting of Shareholders and our 2022 Annual Report to Shareholders are available, beginning March 23, 2023, at: https://materials.proxyvote.com/681919 Omnicom Group Inc. 280 Park Avenue New York, NY 10017 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on Tuesday, May 2, 2023. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” all nominees in Item 1, “FOR” Item 2, for every “ONE YEAR” for Item 3, “FOR” Item 4 and “AGAINST” Item 5, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. By signing the proxy, you revoke all prior proxies and appoint Philip J. Angelastro and Louis F. Januzzi, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and postponements or adjournments. If the undersigned is a participant in our employee retirement savings plan and/or our employee stock purchase plan and has Omnicom stock allocated to his or her account(s), then the undersigned directs the trustee or the administrator of the relevant plan likewise to appoint the above-named individuals as proxies to vote and act with respect to all shares of such stock so allocated in the manner specified on the reverse of this card and in their discretion on all matters as may properly come before the meeting. If you are such a participant and your voting instructions are not received by 11:59 p.m. Eastern Daylight Time, on Thursday, April 27, 2023, the trustee of the employee retirement saving plan will vote your plan shares in the same proportion as it votes all other shares in the plan for which it has received timely voting instructions and the administrator of the employee stock purchase plan will not vote your shares. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET PHONE MAIL www.proxypush.com/omc 1-866-883-3382 Mark, sign and date your proxy Use the Internet to vote your proxy Use a touch-tone telephone to card and return it in the until 11:59 p.m. Eastern Daylight Time vote your proxy until 11:59 p.m. Eastern postage-paid envelope provided. on Monday, May 1, 2023 or, for Daylight Time on Monday, May 1, 2023 or, shares held in Omnicom employee for shares held in Omnicom employee plans, 11:59 p.m. Eastern Daylight plans, 11:59 p.m. Eastern Daylight Time Time on Thursday, April 27, 2023. on Thursday, April 27, 2023. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your Proxy Card.